Exhibit 99.1

TABLE OF CONTENTS

DEFINITIONS
2009 RMD	1
ACP Test Safe Harbor Matching Contributions	1
Actual Contribution Percentage (ACP)	1
Actual Deferral Percentage (ADP)	1
Adopting Employer	1
Adoption Agreement	1
ADP Test Safe Harbor Contributions	1
Alternate Payee	1
Annual Additions	1
Annuity Starting Date	2
Automatic Contribution Arrangement (ACA)	2
Basic Matching Contributions	2
Basic Plan Document	2
Beneficiary	2
Break in Eligibility Service	2
Break in Vesting Service	2
Catch-up Contributions	2
Code	2
Compensation	2
Contingent Beneficiary	5
Contributing Participant	5
Contribution Percentage	5
Contribution Percentage Amounts	6
Custodian	6
Deductible Employee Contributions	6
Deemed Severance from Employment	6
Defined Contribution Dollar Limitation	6
Designated Beneficiary	6
Determination Date	6
Determination Period	6
Differential Wage Payment	6
Direct Rollover	6
Directed Trustee	6
Disability	6
Discretionary Trustee	6
Distribution Calendar Year	7
Domestic Relations Order	7
Earliest Retirement Age	7
Early Retirement Age	7
Earned Income	7
Effective Date	7
Elapsed Time	7
Election Period	8
Elective Deferrals	8
Eligible Automatic Contribution Arrangement (EACA)	8
Eligibility Computation Period	8
Eligible Employee	8
Eligible Employer for SIMPLE 401(k) Plan	8
Eligible Participant	9
Eligible Retirement Plan	9
Eligible Rollover Distribution	9
Employee	9
Employer	9
Employer Contribution	9
Employer Money Purchase Pension Contribution	10
Employer Prevailing Wage Contribution	10
Employer Profit Sharing Contribution	10
Employment Commencement Date	10
Enhanced Matching Contributions	10
Entry Dates	10
ERISA	10
Excess Aggregate Contributions	10
Excess Annual Additions	10
Excess Contributions	10
Excess Elective Deferrals	10

i

Extended 2009 RMD	10
Fiduciary	10
Forfeiture	11
Fund	11
Highest Average Compensation	11
Highly Compensated Employee	11
Hours of Service	11
Indirect Rollover	12
Individual Account	12
Initial Period	12
Initial Plan Document	12
Insurer	12
Investment Fiduciary	12
Investment Fund	12
Key Employee	12
Leased Employee	12
Life Expectancy	13
Limitation Year	13
Master or Prototype Plan	13
Matching Contribution	13
Maximum Permissible Amount	13
Months of Eligibility Service	13
Nondeductible Employee Contributions	13
Normal Retirement Age	13
Owner-Employee	13
Participant	13
Participant’s Benefit	14
Participating Employer	14
Permissive Aggregation Group	14
Period of Service	14
Period of Severance	14
Plan	14
Plan Administrator	14
Plan Sequence Number	14
Plan Year	14
Pre-Age 35 Waiver	14
Pre-Tax Elective Deferrals	15
Present Value	15
Primary Beneficiary	15
Prior Plan Document	15
Projected Annual Benefit	15
Prototype Document Sponsor	15
QACA ACP Test Safe Harbor Matching Contributions	15
QACA ADP Test Safe Harbor Contributions	15
QACA Basic Matching Contributions	15
QACA Enhanced Matching Contributions	15
QACA Safe Harbor Contributions	15
QACA Safe Harbor Nonelective Contributions	15
Qualified Automatic Contribution Arrangement (QACA)	15
Qualified Domestic Relations Order	15
Qualified Election	16
Qualified Joint and Survivor Annuity	16
Qualified Matching Contributions	16
Qualified Nonelective Contributions	16
Qualified Optional Survivor Annuity	16
Qualified Preretirement Survivor Annuity	17
Qualifying Contributing Participant	17
Qualifying Employer Security(ies)	17
Qualifying Participant	17
Recipient	17
Related Employer	17
Required Aggregation Group	17
Required Beginning Date	17
Roth Elective Deferrals	18
Roth IRA	18
Safe Harbor CODA	18
Safe Harbor Contributions	18
Safe Harbor Nonelective Contributions	18
Self-Employed Individual	18
Separate Fund	18
Severance from Employment	18

Severance from Service Date	18
SIMPLE 401(k) Year	18
SIMPLE IRA	18
Spouse	18
Straight Life Annuity	18
Taxable Wage Base	18
Termination of Employment	18
Top-Heavy Plan	18
Traditional IRA	19
Trustee	19
Valuation Date	19
Vested	19
Vested Account Balance	19
Year of Eligibility Service	19
Year of Vesting Service	19

SECTION ONE: EFFECTIVE DATES		19

SECTION TWO: ELIGIBILITY REQUIREMENTS		19
2.1	Eligibility to Participate	19
2.2	Plan Entry	20
2.3	Transfer to or from an Ineligible Class	20
2.4	Return as a Participant After a Break in Eligibility Service	20
2.5	Determinations Under This Section	20
2.6	Terms of Employment	20

SECTION THREE: CONTRIBUTIONS		21
3.1	Elective Deferrals	21
3.2	Matching Contributions	26
3.3	Safe Harbor CODA	26
3.4	Employer Contributions	27
3.5	Qualified Nonelective Contributions	35
3.6	Qualified Matching Contributions	36
3.7	Rollover Contributions	36
3.8	Transfer Contributions	37
3.9	Deductible Employee Contributions	37
3.10	Nondeductible Employee Contributions	37
3.11	Other Limitations on SIMPLE 401(k) Contributions	37
3.12	Limitation on Allocations	37
3.13	Actual Deferral Percentage Test (ADP)	38
3.14	Actual Contribution Percentage Test (ACP)	40

SECTION FOUR: VESTING AND FORFEITURES		42
4.1	Determining the Vested Portion of Participant Individual Accounts	42
4.2	100 Percent Vesting of Certain Contributions	44
4.3	Forfeitures and Vesting of Matching Contributions	44
4.4	Forfeitures of QACA ADP Test Safe Harbor Contributions and QACA ACP Test Safe Harbor Matching Contributions	44

SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS		45
5.1	Distributions	45
5.2	Form of Distribution to a Participant	50
5.3	Distributions Upon the Death of a Participant	50
5.4	Form of Distribution to Beneficiaries	51
5.5	Required Minimum Distribution Requirements	51
5.6	Annuity Contracts	54
5.7	Distributions In-Kind	54
5.8	Procedure for Missing Participants or Beneficiaries	54
5.9	Claims Procedures	55
5.10	Joint and Survivor Annuity Requirements	55
5.11	Liability for Withholding on Distributions	56
5.12	Distribution of Excess Elective Deferrals	57
5.13	Distribution of Excess Contributions	57
5.14	Distribution of Excess Aggregate Contributions	58
5.15	Recharacterization	58
5.16	Loans to Participants	58

SECTION SIX: DEFINITIONS		60

SECTION SEVEN: MISCELLANEOUS		60
7.1	The Fund	60
7.2	Individual Accounts	60
7.3	Powers and Duties of the Plan Administrator	61

7.4	Expenses and Compensation	62
7.5	Information from Employer	62
7.6	Plan Amendments	62
7.7	Plan Merger or Consolidation	64
7.8	Permanency	64
7.9	Method and Procedure for Termination	64
7.10	Continuance of Plan by Successor Employer	64
7.11	Failure of Plan Qualification	64
7.12	Governing Laws and Provisions	64
7.13	State Community Property Laws	64
7.14	Headings	64
7.15	Gender and Number	65
7.16	Standard of Fiduciary Conduct	65
7.17	General Undertaking of all Parties	65
7.18	Agreement Binds Heirs, Etc.	65
7.19	Determination of Top-Heavy Status	65
7.20	Inalienability of Benefits	66
7.21	Bonding	66
7.22	Investment Authority	66
7.23	Procedures and Other Matters Regarding Domestic Relations Orders	69
7.24	Indemnification of Prototype Document Sponsor	70
7.25	Military Service	70
7.26	Multiple Employer Plan	71

SECTION EIGHT: TRUSTEE AND CUSTODIAN		72
8.1	Financial Organization as Custodian	72
8.2	Trustee	73
8.3	No Obligation to Question Data	78
8.4	Degree of Care – Limitations of Liability	79
8.5	Miscellaneous	79

SECTION NINE: ADOPTING EMPLOYER SIGNATURE		79

QUALIFIED RETIREMENT PLAN AND TRUST

Defined Contribution Basic Plan Document 03

DEFINITIONS

When used in the Plan with initial capital letters, the following words and phrases will have the meanings set forth below unless the context indicates that other meanings are intended.

2009 RMD

Means a required minimum distribution that would have been distributed to a Participant or Beneficiary for 2009 but for the enactment of Code section 401(a)(9)(H).

ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS

Means Matching Contributions described in Plan Section 3.01(F) or Plan Section 3.03(B).

ACTUAL CONTRIBUTION PERCENTAGE (ACP)

Means the average of the Contribution Percentages of the Eligible Participants in a group of either Highly Compensated Employees or non-Highly Compensated Employees.

ACTUAL DEFERRAL PERCENTAGE (ADP)

Means, for a specified group of Participants (either Highly Compensated Employees or non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of 1) the amount of Employer Contributions actually paid to the Fund on behalf of such Participant for the Plan Year to 2) the Participant’s Compensation for such Plan Year. For purposes of calculating the ADP, Employer Contributions on behalf of any Participant will include: 1) any Elective Deferrals (other than Catch-up Contributions or Elective Deferrals subsequently distributed as a permissible withdrawal) made pursuant to the Participant’s salary deferral election or pursuant to automatic Elective Deferral enrollment, if applicable (including Excess Elective Deferrals of Highly Compensated Employees), but excluding a) Excess Elective Deferrals of Participants who are non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and b) Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both before and after exclusion of these Elective Deferrals); and 2) if elected by the Employer, Qualified Nonelective Contributions and/or Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals will be treated as a Participant on whose behalf no Elective Deferrals are made.

ADOPTING EMPLOYER

Means any corporation, sole proprietor, or other entity named in the Adoption Agreement and any successor who by merger, consolidation, purchase, or otherwise assumes the obligations of the Plan.

ADOPTION AGREEMENT

Means the document executed by the Adopting Employer through which it adopts the Plan and trust and thereby agrees to be bound by all terms and conditions of the Plan and trust.

ADP TEST SAFE HARBOR CONTRIBUTIONS

Means any Basic Matching Contributions, Enhanced Matching Contributions, and Safe Harbor Nonelective Contributions under either the Safe Harbor CODA provisions or the QACA provisions.

ALTERNATE PAYEE

Means any Spouse, former Spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

ANNUAL ADDITIONS

Means the sum of the following amounts credited to a Participant for the Limitation Year:

a.	Employer Contributions;

b.	Nondeductible Employee Contributions;

c.	Forfeitures;

d.

amounts allocated to an individual medical account, as defined in Code section 415(l)(2), that is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued that are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)), under a welfare benefit fund (as defined in Code section 419(e)), maintained by the Employer;

e.	amounts allocated under a simplified employee pension plan;

f.	Excess Contributions (including amounts recharacterized); and

g.	Excess Aggregate Contributions.

ANNUITY STARTING DATE

Means the first day of the first period for which an amount is paid as an annuity or in any other form.

AUTOMATIC CONTRIBUTION ARRANGEMENT (ACA)

Means a Plan whereby certain Employees are automatically enrolled as Contributing Participants as described in Plan Section 3.01.

BASIC MATCHING CONTRIBUTIONS

Means Matching Contributions made pursuant to the Safe Harbor CODA formula described in Adoption Agreement Section Three, in an amount equal to (i) 100 percent of the amount of the Employee’s Elective Deferrals that do not exceed three-percent of the Employee’s Compensation for the Plan Year, plus (ii) 50 percent of the amount of the Employee’s Elective Deferrals that exceed three-percent of the Employee’s Compensation but that do not exceed five-percent of the Employee’s Compensation, if applicable.

BASIC PLAN DOCUMENT

Means this prototype Plan and trust document.

BENEFICIARY

Means the individual(s) or entity(ies) designated pursuant to Plan Section Five.

BREAK IN ELIGIBILITY SERVICE

Means a 12-consecutive month period that coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose) or such period specified in the Elapsed Time definition, if applicable.

BREAK IN VESTING SERVICE

Means a Plan Year (or other vesting computation period described in the definition of Year of Vesting Service) during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose) or such period specified in the Elapsed Time definition, if applicable.

CATCH-UP CONTRIBUTIONS

Means Elective Deferrals made pursuant to Plan Section Three that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or older by the end of their taxable year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code section 402(g) (not counting Catch-up Contributions), the limit imposed by the Actual Deferral Percentage (ADP) test under Code section 401(k)(3), or any other allowable limit imposed by the Employer. Catch-up Contributions for a Participant for a taxable year may not exceed (1) the dollar limit on Catch-up Contributions under Code section 414(v)(2)(B)(i) for the taxable year or (2) when added to other Elective Deferrals, an amount that would enable the Employer to satisfy other statutory or regulatory requirements (e.g., income tax withholding, FICA and FUTA withholding). The dollar limit on Catch-up Contributions in Code section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 414(v)(2)(C). Any such adjustments will be in multiples of $500. Different limits apply to Catch-up Contributions under SIMPLE 401(k) Plans.

CODE

Means the Internal Revenue Code of 1986 as amended from time to time.

COMPENSATION

A.	General Definition – The following definition of Compensation will apply.
As elected by the Adopting Employer in the Adoption Agreement (and if no election is made, W-2 wages will apply), Compensation will mean one of the following:

1.

W-2 wages – Compensation is defined as information required to be reported under Code sections 6041, 6051, and 6052 (wages, tips, and other compensation as reported on Form W-2). Compensation is further defined as wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules in Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

2.

3401(a) wages – Compensation is defined as wages within the meaning of Code section 3401(a), for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

3.	415 safe-harbor compensation.

a.	The term Compensation includes:

i.

Wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation section 1.62-2(c).

ii.

In the case of an Employee who is an Employee within the meaning of Code section 401(c)(1) and regulations promulgated under Code section 401(c)(1), the Employee’s earned income (as described in Code section 401(c)(2) and regulations promulgated under Code section 401(c)(2)), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

iii.	Amounts described in Code section 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee.

iv.

Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code section 217.

v.

The value of a nonstatutory option (that is an option other than a statutory option as defined in Treasury Regulation section 1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

vi.	The amount includible in the gross income of an Employee upon making the election described in Code section 83(b).

vii.	Amounts that are includible in the gross income of an Employee under the rules of Code sections 409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee.

b.	The term Compensation does not include:

i.

Contributions (other than elective contributions described in Code sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code section 408(k) or a simple retirement account described in Code section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as Compensation for Code section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

ii.

Amounts realized from the exercise of a nonstatutory option (that is an option other than a statutory option as defined in Treasury Regulation section 1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code section 83 and regulations promulgated under Code section 83).

iii.	Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation section 1.421-1(b)).

iv.

Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code section 125).

v.	Other items of remuneration that are similar to any of the items listed in paragraphs (b)(i) through (b)(iv) above.

For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

B.

Determination Period And Other Rules – Unless otherwise elected in the Adoption Agreement or required by law or regulation, where an Employee becomes an eligible Participant on any date after the first day of the applicable Determination Period, Compensation will include only that Compensation paid to the Employee during the portion of the Determination Period in which they were an eligible Participant, unless otherwise required by either the Code or ERISA (e.g., full year compensation used in the calculation of the minimum allocation in a Top-Heavy Plan). In addition, if an Employee either becomes or ceases to be a member of an ineligible class of Employees, Compensation will include only that Compensation paid to the Employee during the portion of the Determination Period in which they were an eligible Participant. Except as otherwise provided in this Plan (e.g., continued coverage of disabled Participants), Compensation received by an Employee during a Determination Period in which the Employee does not perform services for the Employer will be disregarded.

Unless otherwise elected in the Adoption Agreement, Compensation will include a) any amount that is contributed by the Employer pursuant to a salary reduction agreement and that is not includible in the gross income of the Employee under Code sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), or 403(b); b) compensation deferred under an eligible deferred compensation plan within the meaning of Code section 457(b) (deferred compensation plans of state and local governments and tax-exempt organizations); and c) employee contributions (under government plans) described in Code section 414(h)(2) but will not include deemed Code section 125 compensation.

For purposes of applying the limitations of Plan Section 3.12, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Compensation paid or made available during such Limitation Year will include any elective deferral (as defined in Code section 402(g)(3)) and any amount that is contributed or deferred by the Employer at the election of the Employee and that is not includible in the gross income of the Employee by reason of Code sections 125, 132(f), or 457.

If elected by the Employer in the Adoption Agreement, amounts under Code section 125 include any amounts not available to a Participant in cash in lieu of group health coverage (deemed Code section 125 compensation). An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participants’ other health coverage as part of the enrollment process for the health plan.

Payments made after Severance from Employment will be either included or excluded from Compensation within the meaning of Compensation as described in Part A of the definition of Compensation in the Plan’s Definition section, depending on the category of such payments. Whether or not such payment is included or excluded is based on the definition below and the elections made by the Employer in the Adoption Agreement. Such payments, if included, must meet the following requirements:

1.

Payments described in paragraph (2) below will be included in the definition of Compensation (within the meaning of Compensation as described in Part A of this definition of Compensation). In addition, unless otherwise elected in the Adoption Agreement, payments described in paragraphs (3) and (4) below will be excluded from the definition of Compensation (within the meaning of Compensation as described in Part A of this definition of Compensation). If the Adopting Employer elects in the Adoption Agreement to include compensation described in paragraphs (3) or (4) or both, such payments must also meet the following requirements:

a.

Those amounts are paid by the later of 1) 2½ months after Severance from Employment with the Employer maintaining the Plan or 2) the end of the Limitation Year that includes the date of Severance from Employment with the Employer maintaining the Plan; and

b.	Those amounts would have been included in the definition of Compensation if they were paid before the Employee’s Severance from Employment with the Employer maintaining the Plan.

A governmental plan (as defined in Code section 414(d)) may provide for the substitution of the calendar year in which the Severance from Employment with the Employer maintaining the Plan occurs for the Limitation Year in which the Severance from Employment with the Employer maintaining the Plan occurs.

2.	Regular Pay. An amount is described in this paragraph (2) if

a.

The payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

b.	The payment would have been paid to the Employee prior to a Severance from Employment if the Employee had continued in employment with the Employer.

3.	Leave Cashouts. An amount is described in this paragraph (3) if

a.	The payment is for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued.

4.	Deferred Compensation. An amount is described in this paragraph (4) if

a.

The payment is an amount received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income.

5.

Other post-severance payments. Any payment that is not described in paragraph (2), (3), or (4) above is not considered Compensation under paragraph (1) above if paid after Severance from Employment with the Employer maintaining the Plan, even if it is paid within the time period described in paragraph (1) above. Thus, Compensation does not include severance pay, or parachute payments within the meaning of Code section 280G(b)(2), if they are paid after Severance from Employment with the Employer maintaining the Plan, and does not include post-severance payments under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the Severance from Employment. Any payments not described above are not considered Compensation if paid after Severance from Employment, even if they are paid within 2½ months following Severance from Employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

C.

Compensation for ADP, ACP, and Code section 401(a)(4) Testing – Compensation for purposes of ADP, ACP, and Code section 401(a)(4) testing will be W-2 wages unless another definition of Compensation is elected on the Adoption Agreement for allocation and other general purposes or another definition is required by law or regulation. Notwithstanding the preceding, a Plan Administrator has the option from year to year to use a different definition of Compensation for testing purposes provided the definition of Compensation satisfies Code section 414(s) and the corresponding regulations. In addition, for the Plan Year in which an Employee enters the Plan, the Employee’s Compensation that is taken into account for purposes of ADP, ACP, and Code section 401(a)(4) testing may be limited to the Employee’s Compensation from the Entry Date on which the Employee became a Participant in the Plan, applicable to the particular type of contribution.

D.

Limits On Compensation – The annual Compensation of each Participant taken into account in determining allocations will not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (Determination Period). The cost-of-living adjustment in effect for the calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year.

If a Determination Period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Determination Period, and the denominator of which is 12.

If Compensation for any prior Determination Period is taken into account in determining an Employee’s allocations or benefits for the current Determination Period, the Compensation for such prior Determination Period is subject to the applicable annual Compensation limit in effect for that prior period.

E.

SIMPLE 401(k) Rules – Notwithstanding anything in this Plan to the contrary, if an Eligible Employer has established a SIMPLE 401(k) plan, Compensation means, for purposes of the definition of Eligible Employer and for purposes of Plan Sections 3.01(I) and 3.02, the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Code section 6051(a)(3)) and the Employee’s Elective Deferral contributions made under this or any other 401(k) plan, and, if applicable, elective deferrals under a Code section 408(p) SIMPLE IRA plan, a SARSEP plan, a Code section 403(b) annuity contract, and compensation deferred under a Code section 457 plan, required to be reported by the Employer on Form W-2 (as described in Code section 6051(a)(8)). Compensation also includes amounts paid for domestic service (as described in Code section 3401(a)(3)). For Self-Employed Individuals, Compensation means net earnings from self-employment determined under Code section 1402(a) before subtracting any contributions made under this Plan on behalf of the individual. The provisions of the Plan implementing the limit on Compensation under Code section 401(a)(17) apply to the Compensation in Plan Sections 3.01(I) and 3.02.

F.

Safe Harbor CODA Rules – Notwithstanding anything in this Plan to the contrary, if an Adopting Employer has elected in the Adoption Agreement to apply the Safe Harbor CODA provisions to this Plan, Compensation means Compensation as defined in this Definitions Section of the Plan and, if applicable, the definition of Compensation for allocation and other general purposes selected in the Adoption Agreement, except, for purposes of Plan Section 3.03, no dollar limit, other than the limit imposed by Code section 401(a)(17), applies to the Compensation of a non-Highly Compensated Employee. Specifically, Compensation for ADP Test Safe Harbor Contributions follows the definition of Compensation applicable to Elective Deferrals and Compensation for ACP Test Safe Harbor Contributions follows the definition of Compensation applicable to Matching Contributions provided such definitions are reasonable definitions within the meaning of Treasury Regulation section 1.414(s)-1(d)(2), do not discriminate in favor of Highly Compensated Employees pursuant to Treasury Regulation section 1.414(s)-1(d)(3), and permit each Participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan.

G.

Elective Deferrals – Notwithstanding anything in the Plan to the contrary, with respect to Compensation that is paid (or would have been paid but for a cash or deferred election) in Plan Years beginning on or after July 1, 2007, a Participant may only make Elective Deferrals from Compensation within the meaning of Compensation as described in Part A of this definition of Compensation. Elective Deferrals may not be withheld from pay that is excluded from Compensation under the Plan for Elective Deferral purposes.

H.

QACA Rules – Notwithstanding anything in this Plan to the contrary, if an Adopting Employer has elected in the Adoption Agreement to apply the QACA provisions to the Plan, Compensation means Compensation as defined in the Definitions Section of the Plan and, if applicable, the definition of Compensation for allocation and other general purposes selected in the Adoption Agreement except, for purposes of Plan Section 3.01(F), no dollar limit, other than the limit imposed by Code section 401(a)(17), applies to the Compensation of a non-Highly Compensated Employee. Specifically, Compensation for QACA ADP Test Safe Harbor Contributions follows the definition of Compensation applicable to Elective Deferrals and Compensation for QACA ACP Test Safe Harbor Matching Contributions follows the definition of Compensation applicable to Matching Contributions provided such definitions are reasonable definitions within the meaning of Treasury Regulation section 1.414(s)-1(d)(2), do not discriminate in favor of Highly Compensated Employees pursuant to Treasury Regulation section 1.414(s)-1(d)(3), and permit each Participant to elect to make sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan or any other alternative definition permitted pursuant to rules promulgated by the IRS.

I.

Differential Wage Payments – Notwithstanding anything in this Plan to the contrary, if the Employer chooses to provide Differential Wage Payments to individuals who are active duty members of the uniformed services, such individuals will be treated as Employees of the Employer making the Differential Wage Payment and the Differential Wage Payment will be treated as Compensation for purposes of applying the Code. Accordingly, Differential Wage Payments must be treated as Compensation as described in Part A of this definition of Compensation. Differential Wage Payments will also be treated as Compensation for contribution, allocation, and other general Plan purposes, unless excluded from the Plan’s definition of Compensation on the Adoption Agreement. In addition, the Plan will not be treated as failing to meet the requirements of any provision described in Code section 414(u)(1)(C) by reason of any contribution or benefit that is based on Differential Wage Payments only if all Employees of the Employer (as determined under Code sections 414(b), (c), (m), and (o)) performing service in the uniformed services described in Code section 3401(h)(2)(A) are entitled to receive Differential Wage Payments on reasonably equivalent terms and, if eligible to participate in the Plan, to make contributions based on the payments on reasonably equivalent terms applying the provisions of Code section 410(b)(3), (4), and (5). Such contributions or benefits may be taken into account for purposes of nondiscrimination testing as long as they do not cause the Plan to fail the nondiscrimination requirements.

CONTINGENT BENEFICIARY

Means the Beneficiary/ies named by the Participant who may succeed to the rights of the Primary Beneficiary if there are no surviving Primary Beneficiaries and no surviving Spouse at the time of the Participant’s death.

CONTRIBUTING PARTICIPANT

Means a Participant who has enrolled as a Contributing Participant pursuant to either Plan Sections 3.01 or 3.10 and on whose behalf the Employer is contributing Elective Deferrals to the Plan (or is making Nondeductible Employee Contributions).

CONTRIBUTION PERCENTAGE

Means the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year.

CONTRIBUTION PERCENTAGE AMOUNTS

Means the sum of the Nondeductible Employee Contributions, Matching Contributions (other than Matching Contributions forfeited due to a permissible withdrawal), and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts will not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, Excess Aggregate Contributions, or Excess Annual Additions that are distributed.

The Employer may elect, in a uniform and nondiscriminatory manner, to use either Qualified Nonelective Contributions or Elective Deferrals, or both, in the Contribution Percentage Amounts. Elective Deferrals may only be included in the Contribution Percentage Amounts if the Plan passes the ADP test both before and after the exclusion of such Elective Deferrals.

CUSTODIAN

Means an entity appointed in the Adoption Agreement (or, if applicable, in a separate custodial agreement) by the Adopting Employer to hold the assets of the trust as Custodian or any duly appointed successor as provided in Plan Section 8.05.

DEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Means any qualified voluntary employee contributions (as defined in Code section 219(e)(2)) made after December 31, 1981, in a taxable year beginning after such date and made for a taxable year beginning before January 1, 1987, and allowable as a deduction under Code section 219(a) for such taxable year.

DEEMED SEVERANCE FROM EMPLOYMENT

Means an individual is deemed to cease to be an Employee for purposes of Code section 414(u)(12)(B) during any period the individual is performing service in the uniformed services as defined in Code section 3401(h)(2)(A).

DEFINED CONTRIBUTION DOLLAR LIMITATION

Means $40,000, as adjusted under Code section 415(d).

DESIGNATED BENEFICIARY

Means the individual who is designated by the Participant as the Beneficiary of the Participant’s interest under the Plan and who is the designated Beneficiary under Code section 401(a)(9) and Treasury Regulation section 1.401(a)(9)-4.

DETERMINATION DATE

Means for any Plan Year after the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

DETERMINATION PERIOD

Means, except as provided elsewhere in this Plan, the Plan Year unless the Adopting Employer has selected another period in the Adoption Agreement.

DIFFERENTIAL WAGE PAYMENT

Means a payment defined in Code section 3401(h)(2) that is made by the Employer to an individual performing service in the uniformed services.

DIRECT ROLLOVER

Means a payment by the Plan to the Eligible Retirement Plan specified by the Recipient (or, if necessary pursuant to Plan Section 5.01(B)(1), an individual retirement account (IRA) under Code sections 408(a), 408(b), or 408A (for Roth Elective Deferrals), as selected by the Adopting Employer in the Adoption Agreement).

DIRECTED TRUSTEE

Means the Trustee that is designated as the Directed Trustee in the Adoption Agreement. The Directed Trustee will be responsible for investing the Fund and performing the responsibilities of the Trustee set forth in the Plan in accordance with specific instructions provided by the Adopting Employer or the Plan Administrator (or Participant or Beneficiary) in accordance with instructions (either in writing or in any other form permitted by rules promulgated by the IRS or DOL) from one of the foregoing.

DISABILITY

Unless the Adopting Employer has elected a different definition in the Adoption Agreement or as otherwise provided in the Plan, Disability means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment will be supported by medical evidence satisfactory to the Plan Administrator.

DISCRETIONARY TRUSTEE

Means a Trustee that is designated as a Discretionary Trustee in the Adoption Agreement and enters into an agreement with the Adopting Employer whereby the Trustee and not the Adopting Employer will select the appropriate investments for the Fund in accordance with the Plan’s funding policy statement or will perform such other tasks identified in such agreement between the Trustee and Adopting Employer.

DISTRIBUTION CALENDAR YEAR

Means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Plan Section 5.05(D). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

DOMESTIC RELATIONS ORDER

Means any judgment, decree, or order (including approval of a property settlement agreement) that:

a.	relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

b.	is made pursuant to state domestic relations law (including applicable community property laws).

EARLIEST RETIREMENT AGE

Means, for purposes of the Qualified Joint and Survivor Annuity provisions of the Plan, the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

EARLY RETIREMENT AGE

Means the age and years of service, if applicable, specified in the Adoption Agreement. The Plan will not have an Early Retirement Age if none is specified in the Adoption Agreement.

EARNED INCOME

Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code section 404.

Net earnings will be determined with regard to the deduction allowed to the Employer by Code section 164(f).

For purposes of applying the limitations of Code section 415, in the case of an Employee who is an Employee within the meaning of Code section 401(c)(1) and regulations promulgated under Code section 401(c)(1), the Employee’s earned income (as described in Code section 401(c)(2) and regulations promulgated under Code section 401(c)(2)), will include amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

EFFECTIVE DATE

Means the date the Plan (or amendment or restatement of the Plan) becomes effective as indicated in the Adoption Agreement. Notwithstanding the preceding, unless otherwise provided in this Basic Plan Document, the Effective Date of mandatory Plan changes resulting from the Pension Protection Act of 2006 (PPA) and other legislative and regulatory guidance not previously included in the Plan will be the later of the original Effective Date of the Plan or the first day the legislative or regulatory change became effective. For optional changes made available by PPA and other legislative and regulatory guidance, the Effective Date will be the date the Plan began to operate in accordance with such optional change, as indicated by a Plan amendment if a written amendment was required for such change.

ELAPSED TIME – Means

A.

Special Rules Where Elapsed Time Method is Being Used – If elected by the Adopting Employer in the Adoption Agreement, the Elapsed Time method of determining service will apply. When this definition applies, for purposes of determining an Employee’ s initial or continued eligibility to participate in the Plan or the Vested interest in the Participant’ s Individual Account balance derived from Employer Contributions, an Employee will receive credit for all Periods of Service. An Employee will also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of months or days.

The definition of Break in Service in this Elapsed Time definition will replace the definitions of Break in Eligibility Service and Break in Vesting Service found in the Definitions Section of the Plan.

Break in Service is a Period of Severance of at least 12 consecutive months.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence will not constitute a Break in Service. For purposes of this Elapsed Time definition, an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of the birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Each Qualifying Participant will share in Employer Contributions for the Periods of Service beginning on the date the Employee commences participation under the Plan and ending on the first day of a Period of Severance or the date on which such Employee is no longer a member of an eligible class of Employees.

If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)), or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Code section 414(n) or Code section 414(o) to be considered an Employee of any Employer aggregated under Code sections 414(b), (c), or (m).

B.

Changes In Methods of Crediting Service – The Plan may be amended to change the method of crediting service between the Hours of Service method of determining service and the Elapsed Time method provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Treasury Regulation section 1.410(a)-7(g) and other applicable rules promulgated by the IRS.

ELECTION PERIOD

Means the period that begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service before the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period will begin on the date of separation.

ELECTIVE DEFERRALS

Means any Employer Contributions made either as a Pre-Tax Elective Deferral or, effective on or after January 1, 2006, as a Roth Elective Deferral to the Plan at the election of the Participant or pursuant to automatic Elective Deferral enrollment, in lieu of cash compensation, and will include contributions made pursuant to a salary reduction agreement. With respect to any taxable year, a Participant’s Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code section 401(k), any simplified employee pension plan cash or deferred arrangement as described in Code section 408(k)(6), any SIMPLE IRA Plan described in Code section 408(p), any plan as described under Code section 501(c)(18), or any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement. Elective Deferrals will not include any deferrals properly distributed as Excess Annual Additions. In addition, Elective Deferrals will not include contributions made to the Plan as Elective Deferrals under an EACA or QACA that are subsequently distributed from the Plan in accordance with the permissible withdrawal provisions found in Plan Section 5.01(A)(2).

No Participant will be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year of the Participant, in excess of the dollar limitation contained in Code section 402(g) in effect at the beginning of such taxable year. Elective Deferrals under an EACA or QACA that are subsequently distributed from the Plan in accordance with the permissible withdrawal provisions found in Plan Section 5.01(A)(2) will not be included for purposes of calculating the dollar limitation contained in Code section 402(g). In the case of a Participant age 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence is increased by the amount of Elective Deferrals that can be Catch-up Contributions. The dollar limitation contained in Code section 402(g) is $10,500 for taxable years beginning in 2000 and 2001, increasing to $11,000 for taxable years beginning in 2002, and increasing by $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 402(g)(4). Any adjustments will be in multiples of $500.

ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT (EACA)

Means an Eligible Automatic Contribution Arrangement, as described in Code section 414(w) and this Plan, where Employees are automatically enrolled as Contributing Participants in the Plan.

ELIGIBILITY COMPUTATION PERIOD

Means, with respect to an Employee’s initial Eligibility Computation Period, the 12-consecutive month period commencing on the Employee’s Employment Commencement Date. Unless otherwise elected in the Adoption Agreement, the Employee’s subsequent Eligibility Computation Periods will be the Plan Year commencing with the Plan Year beginning during the Employee’s initial Eligibility Computation Period. An Employee will not be credited with a Year of Eligibility Service before the end of the 12-consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service. Eligibility Computation Period will not apply if the Elapsed Time method of determining service applies for eligibility purposes.

ELIGIBLE EMPLOYEE

Means, if the Employer has adopted a SIMPLE 401(k) Plan, any Employee who is entitled to make Elective Deferrals under the terms of the Plan. Notwithstanding the preceding, if the Employer has elected to apply the Safe Harbor CODA or the QACA provisions of the Plan, Eligible Employee means an Employee that has met the eligibility criteria, if any, for Safe Harbor Contributions and is eligible to make Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a distribution described in Plan Section 5.01(C)(2) or because of statutory limitations, such as Code sections 402(g) and 415.

ELIGIBLE EMPLOYER FOR SIMPLE 401(k) PLAN

Means, with respect to any SIMPLE 401(k) Year, an Employer that had no more than 100 Employees who received at least $5,000 of Compensation, or such lesser amount indicated in the Adoption Agreement, from the Employer for the preceding SIMPLE 401(k) Year and is therefore eligible to establish a SIMPLE 401(k) Plan. In applying the preceding sentence, all Employees of controlled groups of corporations under Code section 414(b), all Employees of trades or businesses (whether incorporated or not) under common control under Code section 414(c), all Employees of affiliated service groups under Code section 414(m), and Leased Employees required to be treated as the Employer’s Employees under Code section 414(n), are taken into account.

An Eligible Employer that adopts a SIMPLE 401(k) and that fails to be an Eligible Employer for any subsequent SIMPLE 401(k) Year is treated as an Eligible Employer for the two SIMPLE 401(k) Years following the last SIMPLE 401(k) Year for which the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Code section 410(b)(6)(C)(i) are satisfied.

ELIGIBLE PARTICIPANT

Means any Employee who is eligible to make a Nondeductible Employee Contribution or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentages), or to receive a Matching Contribution (including Forfeitures) or a Qualified Matching Contribution.

If a Nondeductible Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution will be treated as an Eligible Participant on behalf of whom no Nondeductible Employee Contributions are made.

ELIGIBLE RETIREMENT PLAN

Means, for purposes of the Direct Rollover provisions of the Plan, an individual retirement account described in Code sections 408(a) or 408A, an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state (and that agrees to separately account for amounts transferred into such plan from this Plan), or a qualified plan described in Code section 401(a) that accepts the Recipient’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code section 414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion will include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

ELIGIBLE ROLLOVER DISTRIBUTION

Means any distribution of all or any portion of the balance to the credit of the Recipient, except that an Eligible Rollover Distribution does not include

a.

any distribution that is one of a series of substantially equal periodic payments (paid at least annually) made for the life (or Life Expectancy) of the Recipient or the joint lives (or joint life expectancies) of the Recipient and the Recipient’s Designated Beneficiary, or for a specified period of ten years or more;

b.	any distribution to the extent such distribution is required under Code section 401(a)(9);

c.	the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

d.	any hardship distribution described in Plan Section 5.01(C)(2);

e.	any other distribution(s) that is reasonably expected to total less than $200 during a year; and

f.	contributions made to the Plan as Elective Deferrals under an EACA or QACA that are subsequently distributed from the Plan as permissible withdrawals.

For distributions made after December 31, 2001, a portion of a distribution will not fail to be an Eligible Rollover Distribution merely because   the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or a Roth individual retirement account or annuity described in Code Section 408A (a Roth IRA), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

Notwithstanding the preceding and unless otherwise elected in a plan amendment addressing Code section 401(a)(9)(H), solely for purposes of applying the Direct Rollover distribution provisions of the Plan, 2009 RMDs and Extended 2009 RMDs distributed for 2009 were treated as Eligible Rollover Distributions.

EMPLOYEE

Means any person employed by an Employer maintaining the Plan or by any other employer required to be aggregated with such Employer under Code sections 414(b), (c), (m), or (o).

The term Employee will also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Code sections 414(n) or (o).

The term Employee will also include individuals providing qualified military service who are treated as reemployed for purposes of applying the rules under Code sections 401(a)(37) and 414(u).

EMPLOYER

Means the Adopting Employer, Participating Employers, and all Related Employers of the Adopting Employer who are not specifically excluded on the Adoption Agreement. A partnership is considered to be the Employer of each of the partners and a sole proprietorship is considered to be the Employer of a sole proprietor.

EMPLOYER CONTRIBUTION

Means the amount contributed by the Employer each year as determined under this Plan. The term Employer Contribution will include Elective Deferrals made to the Plan unless such contributions are intended to be excluded for purposes of either the Plan or any act under the Code, ERISA, or any additional rules, regulations, or other pronouncements promulgated by either the IRS or DOL.

EMPLOYER MONEY PURCHASE PENSION CONTRIBUTION

Means an Employer Contribution made pursuant to the Money Purchase Pension Plan Adoption Agreement Section titled “Employer Money Purchase Pension Contributions.” The Employer must make Employer Money Purchase Pension Contributions without regard to current or accumulated earnings or profits.

EMPLOYER PREVAILING WAGE CONTRIBUTION

Means an Employer Contribution made pursuant to the Adoption Agreement Section titled “Employer Prevailing Wage Contributions.” The Employer may make Employer Prevailing Wage Contributions without regard to current or accumulated earnings or profit.

EMPLOYER PROFIT SHARING CONTRIBUTION

Means an Employer Contribution made pursuant to the Adoption Agreement Section titled “Employer Profit Sharing Contributions.” Unless otherwise elected in the Adoption Agreement, the Employer may make Employer Profit Sharing Contributions without regard to current or accumulated earnings or profits.

EMPLOYMENT COMMENCEMENT DATE

Means, with respect to an Employee, the date such Employee first performs an Hour of Service for the Employer.

ENHANCED MATCHING CONTRIBUTIONS

Means Matching Contributions described in Code section 401(k)(12)(B)(iii) and made pursuant to the Safe Harbor CODA formula elected by the Employer in the Adoption Agreement.

ENTRY DATES

Means the first day of the Plan Year and the first day of the seventh month of the Plan Year coinciding with or following the date the Employee satisfies the eligibility requirements of Plan Section 2.01 for the applicable contribution source, unless the Adopting Employer has specified different dates in the Adoption Agreement. Additionally, if this is an initial adoption of the Plan by the Employer, the initial Effective Date will also be considered an Entry Date.

ERISA

Means the Employee Retirement Income Security Act of 1974 as amended from time to time.

EXCESS AGGREGATE CONTRIBUTIONS

Means, with respect to any Plan Year, the excess of

a.

the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

b.

the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages).

Such determination will be made after first determining Excess Elective Deferrals pursuant to the definition provided herein and then determining Excess Contributions pursuant to the definition provided herein.

EXCESS ANNUAL ADDITIONS

Means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

EXCESS CONTRIBUTIONS

Means, with respect to any Plan Year, the excess of

a.	the aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

b.

the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

EXCESS ELECTIVE DEFERRALS

Means those Elective Deferrals that either 1) are made during the Participant’s taxable year and exceed the dollar limitation under Code section 402(g) (increased, if applicable, by the dollar limitation on Catch-up Contributions defined in Code section 414(v)) for such year; or 2) are made during a calendar year and exceed the dollar limitation under Code section 402(g) (increased, if applicable, by the dollar limitation on Catch-up Contributions defined in Code section 414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract, or arrangement maintained by the Employer. Excess Elective Deferrals will be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

EXTENDED 2009 RMD

Means one or more payments in a series of substantially equal distributions (that include the 2009 RMD) made at least annually and expected to last for the life (or life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years.

FIDUCIARY

Means a person who exercises any discretionary authority or control with respect to management of the Plan, renders investment advice as defined in ERISA section 3(21), or has any discretionary authority or responsibility regarding the administration of the Plan. Such persons either may be appointed by the Adopting Employer, Plan Administrator, or Investment Fiduciary, as applicable, or deemed to be fiduciaries as a result of their actions.

FORFEITURE

Means that portion of a Participant’s Individual Account derived from Employer Contributions that the Participant is not entitled to receive (i.e., the nonvested portion).

FUND

Means the Plan assets received and held by the Trustee for which it serves as Trustee (or Custodian, if applicable) for the Participants’ exclusive benefit.

HIGHEST AVERAGE COMPENSATION

Means the average compensation for the three consecutive years of service with the Employer that produces the highest average.

HIGHLY COMPENSATED EMPLOYEE

Means any Employee who 1) was a five-percent owner at any time during the year or the preceding year, or 2) for the preceding year had Compensation from the Employer in excess of $80,000 and, if elected by the Adopting Employer in the Adoption Agreement, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12- month period is called a look-back year unless the Adopting Employer has made a calendar year data election in the Adoption Agreement. If a calendar year data election is made, the look-back year will be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than as a five-percent owner).

A highly compensated former employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Treasury Regulation section 1.414(q)-1T, A-4, Notice 97-45 and any subsequent guidance issued by the IRS.

The determination of who is a Highly Compensated Employee, including but not limited to the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Code section 414(q) and the corresponding regulations. Adoption Agreement elections to include or exclude items from Compensation that are inconsistent with Code section 414(q) will be disregarded for purposes of determining who is a Highly Compensated Employee.

HOURS OF SERVICE – Means

General Rules for Crediting Hours of Service

1.

Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed.

2.

Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Labor Regulation Section 2530.200b-2, that is incorporated herein by this reference.

3.

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

4.

Solely for purposes of determining whether a Break in Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year or other vesting computation period described in the definition of a Year of Vesting Service (Period of Service, if applicable)), an individual who is absent from work for maternity or paternity reasons will receive credit for the Hours of Service that would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of a birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph will be credited 1) in the Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a year of service in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Break in Vesting Service in the applicable period, or 2) in all other cases, in the following Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a year of service.

5.

Hours of Service will be credited for employment with other members of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), or a group of trades or businesses under common control (under Code section 414(c)) of which the Adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code section 414(o) and the corresponding regulations.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) or 414(o) and the corresponding regulations.

6.

Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer will be treated as service for the Employer. If the Employer does not maintain the plan of a predecessor employer, service for such predecessor employer will not be treated as service for the Employer unless specifically elected in the Adoption Agreement.

7.	The above method for determining Hours of Service may be altered as specified in the Adoption Agreement.

8.	Hours of Service will apply unless the Adopting Employer has indicated in the Adoption Agreement that a method other than Hours of Service will be used for determining service.

INDIRECT ROLLOVER

Means a rollover contribution received by this Plan from an Employee that previously received a distribution from this Plan or another plan rather than having such amount directly rolled over to this Plan from the distributing plan.

INDIVIDUAL ACCOUNT

Means the account established and maintained under this Plan for each Participant in accordance with Plan Section 7.02(A).

INITIAL PERIOD

Means the period for each Eligible Employee that begins on the date the Eligible Employee first participates in the QACA and ends on the last day of the Plan Year that starts after the date the Eligible Employee first participates in the QACA.

INITIAL PLAN DOCUMENT

Means the plan document that initially established the Plan.

INSURER

Means an insurance company that issues one or more annuity contracts or insurance policies under the Plan. In the event of any conflict between the terms of the Plan and the terms of an annuity contract or insurance policy issued under the Plan by the Insurer, the terms of the Plan will control. Where appropriate, references to the Trustee throughout the Plan will apply to an Insurer.

INVESTMENT FIDUCIARY

Means the person, including but not limited to the Adopting Employer, a Trustee with full trust powers, any Individual Trustee(s), or any investment manager, as applicable, that under the terms of the Plan is vested with the responsibility and authority to select investment options for the Plan and to direct the investment of the assets of the Fund. If no Investment Fiduciary is designated, the Plan Administrator will be the Investment Fiduciary. In no event will a Custodian or a Directed Trustee be an Investment Fiduciary for any purpose whatsoever.

INVESTMENT FUND

Means a subdivision of the Fund established pursuant to Plan Section 7.01(B).

KEY EMPLOYEE

Means, for Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is an officer of the Employer and whose annual compensation is greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Employer who has annual compensation of more than $150,000. Unless otherwise elected in the Adoption Agreement, for Plan Years beginning on or after January 1, 2001, Compensation will also include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

In determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the five-year period ending on the Determination Date, is an officer of the Employer having annual compensation that exceeds 50 percent of the dollar limitation under Code section 415(b)(1)(A), an owner (or considered an owner under Code section 318) of one of the ten largest interests in the Employer if such Participant’s compensation exceeds 100 percent of the dollar limitation under Code section 415(c)(1)(A), a five-percent owner of the Employer, or a one-percent owner of the Employer who has annual compensation of more than $150,000. Annual compensation means compensation as defined in Part A of the definition of Compensation in this Definition section, but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludable from the Employee’s gross income in Code sections 125, 402(e)(3), 402(h)(1)(B) or 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the corresponding Treasury Regulations.

LEASED EMPLOYEE

Means any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person (“leasing organization”), has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided to a Leased Employee by the leasing organization that are attributable to services performed for the recipient Employer will be treated as provided by the recipient Employer.

A Leased Employee will not be considered an Employee of the recipient if 1) such Leased Employee is covered by a money purchase pension plan providing a) a nonintegrated employer contribution rate of at least ten-percent of compensation, as defined in Part A of the definition of Compensation in this Definition section, but including amounts contributed pursuant to a salary reduction agreement, that are excludable from the Leased Employee’s gross income under Code sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), b) immediate participation, and c) full and immediate vesting; and 2) Leased Employees do not constitute more than 20 percent of the recipient’s non-Highly Compensated Employee work force.

LIFE EXPECTANCY

Means life expectancy as computed by using the Single Life Table in Treasury Regulation section 1.401(a)(9)-9, Q&A 1.

LIMITATION YEAR

Means the Plan Year, unless the Adopting Employer has selected another 12-consecutive month period in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

If a Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan is treated as if the Plan was amended to change its Limitation Year. As a result of this deemed amendment, the Code section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules.

MASTER OR PROTOTYPE PLAN

Means a plan, the form of which is the subject of a favorable opinion letter from the IRS.

MATCHING CONTRIBUTION

Means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Elective Deferral or a Nondeductible Employee Contribution made by such Participant under a plan maintained by the Employer. Notwithstanding the preceding, if the Adopting Employer has elected to apply the Safe Harbor CODA or Qualified Automatic Contribution Arrangement provisions of the Plan, Matching Contributions means contributions made by the Employer on account of an Eligible Employee’s Elective Deferrals. For Plan Years beginning on or after January 1, 1998, Matching Contributions made by self-employed Participants (as defined in Code section 401(c)) will not be treated as Elective Deferrals

MAXIMUM PERMISSIBLE AMOUNT

Means the maximum Annual Addition that may be contributed or allocated to a Participant’s Individual Account under the Plan for any Limitation Year.

For Limitation Years beginning before January 1, 2002, the Maximum Permissible Amount will not exceed the lesser of

a.	the Defined Contribution Dollar Limitation, or

b.	25 percent of the Participant’s Compensation for the Limitation Year.

For Limitation Years beginning on or after January 1, 2002, except for Catch-up Contributions, the Maximum Permissible Amount will not exceed the lesser of

a.	$40,000, as adjusted for cost-of-living increases under Code section 415(d), or

b.	100 percent of the Participant’s Compensation (within the meaning of Compensation as described in Part A of the definition of Compensation in this Definition section) for the Limitation Year.

The compensation limitation referred to in (b) will not apply to any contribution for medical benefits after separation from service (within the meaning of Code section 401(h) or 419A(f)(2)) that is otherwise treated as an Annual Addition.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

MONTHS OF ELIGIBILITY SERVICE

Means the consecutive months period, as specified in the Adoption Agreement, beginning on the Employee’s date of hire during which an Employee completes at least the number of Hours of Service specified in the Adoption Agreement, if applicable. The method used to determine the Months of Eligibility Service must be administered in a uniform and nondiscriminatory manner. Employees do not complete the Months of Eligibility Service until they complete the required number of Hours of Service and reach the end of the consecutive month period.

NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Means any contribution, other than Roth Elective Deferrals, made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

NORMAL RETIREMENT AGE

Means the age specified in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement. If no age is specified in the Adoption Agreement, the Normal Retirement Age will be age 59½ if the Plan is a profit sharing plan or age 62 if the Plan is a money purchase pension plan.

OWNER-EMPLOYEE

Means an individual who is a sole proprietor or who is a partner owning more than ten-percent of either the capital or the profits interest of the partnership.

PARTICIPANT

Means any Employee or former Employee of the Employer who has met the Plan’s age and service requirements, has entered the Plan, and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

PARTICIPANT’S BENEFIT

Means the Participant’s Individual Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Participant’s Individual Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Participant’s Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

PARTICIPATING EMPLOYER

Means an employer who is not a Related Employer of the Adopting Employer and who executes a corporate resolution. An employer who is a Related Employer of a Participating Employer but not of the Adopting Employer will not be considered a Participating Employer unless it also executes a corporate resolution.

PERMISSIVE AGGREGATION GROUP

Means the Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

PERIOD OF SERVICE

Means the aggregate of all time periods beginning on the Employee’s date of hire or rehire and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. If the Plan is using the Elapsed Time method of determining eligibility service, this definition of Period of Service will replace the definitions of Year of Eligibility Service found in this Definitions Section of the Plan. If the Plan is using the Elapsed Time method of determining vesting service, this definition of Period of Service will replace the definition of and Year of Vesting Service found in this Definitions Section of the Plan.

PERIOD OF SEVERANCE

Means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the Severance from Service Date.

PLAN

Means the prototype defined contribution plan adopted by the Employer that is intended to satisfy the requirements of Code section 401 and ERISA section 501. The Plan consists of this Basic Plan Document, the corresponding Adoption Agreement, and any attachments or amendments, as completed and signed by the Adopting Employer, including any amendment provisions adopted prior to the Effective Date of the Plan that are not superseded by the provisions of this restated Plan.

PLAN ADMINISTRATOR

The Adopting Employer will be the Plan Administrator unless the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as the Plan Administrator and so notifies the Trustee (or Custodian, if applicable). The managing body of the Adopting Employer may also appoint a successor Plan Administrator. The Adopting Employer will also be the Plan Administrator if the person or persons so designated ceases to be the Plan Administrator and a successor Plan Administrator is not appointed. The Adopting Employer may establish an administrative committee that will carry out the Plan Administrator’s duties. Members of the administrative committee may allocate the Plan Administrator’s duties among themselves. If the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as Plan Administrator, such person or persons will serve at the pleasure of the Adopting Employer and will serve pursuant to such procedures as such managing body may provide. Each such person will be bonded as may be required by law. The term Plan Administrator will include any person authorized to perform the duties of the Plan Administrator and properly identified to the Trustee or Custodian as such. Where the Adopting Employer dies, becomes incapacitated, or is otherwise unable to fulfill its duties, and neither the Adopting Employer nor the managing body of the Adopting Employer will or can appoint a successor Plan Administrator within a reasonable period of time thereafter, the Plan Administrator may appoint a successor Plan Administrator. Where the Plan Administrator will not or cannot appoint a successor Plan Administrator, a majority of Participants in the Plan will have the authority to appoint a successor Plan Administrator but will not be obligated to do so if engaging a majority of Participants would result in unreasonable time, expense, or administrative burden. The Prototype Document Sponsor will in no case be designated as the Plan Administrator. The Plan Administrator will be a named Fiduciary of the Plan for purposes of ERISA section 402(a), and the Plan Administrator must ensure that the authority over the portion of the Fund subject to the trust requirements of ERISA section 403(a) is assigned to a Discretionary Trustee, a Directed Trustee (subject to the proper and lawful directions of the Plan Administrator), or an investment manager.

PLAN SEQUENCE NUMBER

Means the three-digit number the Adopting Employer assigned to the Plan in the Adoption Agreement. The Plan Sequence Number identifies the number of qualified retirement plans the Employer maintains or has maintained. The Plan Sequence Number is 001 for the Employer’s first qualified retirement plan, 002 for the second, etc.

PLAN YEAR

Means the 12-consecutive month period that coincides with the Adopting Employer’s tax year or such other 12-consecutive month period as is designated in the Adoption Agreement. Notwithstanding the preceding, a Plan Year may be a period less than 12 months, as defined in the Adoption Agreement.

PRE-AGE 35 WAIVER

A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election will not be valid unless the Participant receives an explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required in Plan Section 5.10(D)(1). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date will be subject to the full requirements of Plan Section 5.10.

PRE-TAX ELECTIVE DEFERRALS

Means Elective Deferrals that are not included in a Contributing Participant’s gross income at the time deferred. Unless otherwise designated by a Contributing Participant, if the Plan permits Roth Elective Deferrals, Elective Deferrals will be characterized as Pre-Tax Elective Deferrals.

PRESENT VALUE

Unless otherwise elected in the Adoption Agreement, for purposes of establishing the Present Value of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit will be discounted only for mortality and interest based on the interest rate and mortality table specified for this purpose in the defined benefit plan.

PRIMARY BENEFICIARY

Means the individual(s) or entity/ies named as a Beneficiary under the Plan who has an unconditional right to all or a portion of a Participant’s Individual Account upon the Participant’s death.

PRIOR PLAN DOCUMENT

Means a plan document that was replaced by adoption of this Plan document as indicated in the Adoption Agreement.

PROJECTED ANNUAL BENEFIT

Means the annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight Life Annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan, assuming that

a.	the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

b.	the Participant’s Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

PROTOTYPE DOCUMENT SPONSOR

Means the entity specified in the Adoption Agreement that makes this prototype plan document available to employers for adoption.

QACA ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS

Means Matching Contributions described in Plan Section 3.01(F)(3).

QACA ADP TEST SAFE HARBOR CONTRIBUTIONS

Means any QACA Basic Matching Contributions, QACA Enhanced Matching Contributions, and QACA Safe Harbor Nonelective Contributions.

QACA BASIC MATCHING CONTRIBUTIONS

Means Matching Contributions made pursuant to the QACA formula described in Adoption Agreement Section Three, in an amount equal to 1) 100 percent of the amount of the Employee’s Elective Deferrals that do not exceed one-percent of the Employee’s Compensation for the Plan Year, plus 2) 50 percent of the amount of the Employee’s Elective Deferrals that exceed one-percent of the Employee’s Compensation but do not exceed six-percent of the Employee’s Compensation for the Plan Year, if applicable.

QACA ENHANCED MATCHING CONTRIBUTIONS

Means Matching Contributions described in Code section 401(k)(12)(B)(iii) and made pursuant to the QACA formula elected by the Employer in the Adoption Agreement.

QACA SAFE HARBOR CONTRIBUTIONS

Means Employer Contributions made pursuant to the QACA Safe Harbor provisions in Plan Section 3.01(F).

QACA SAFE HARBOR NONELECTIVE CONTRIBUTIONS

Means Employer Contributions made in an amount equal to at least three-percent of each Participant’s Compensation on behalf of each Eligible Employee, unless otherwise specified in the Adoption Agreement. Such contributions will be made without regard to whether a Participant makes an Elective Deferral or a Nondeductible Employee Contribution.

QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT (QACA)

Means a Plan whereby Eligible Employees are automatically enrolled as Contributing Participants in the Plan and that requires Employer Contributions to the Plan as outlined in Plan Section 3.01(F) and Code sections 401(k)(13) and 401(m)(12) in order to be deemed to satisfy certain nondiscrimination testing requirements.

QUALIFIED DOMESTIC RELATIONS ORDER

A.	In General – Means a Domestic Relations Order

1.

that creates or recognizes the existence of an Alternate Payee’s rights to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and

2.	with respect to which the requirements described in the remainder of this section are met.

B.	Specification of Facts – A Domestic Relations Order will be a Qualified Domestic Relations Order only if the order clearly specifies

1.	the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

2.	the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

3.	the number of payments or period to which such order applies, and

4.	each plan to which such order applies.

C.	Additional Requirements – In addition to paragraph (B) above, a Domestic Relations Order will be considered a Qualified Domestic Relations Order only if such order

1.	does not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

2.	does not require the Plan to provide increased benefits, and

3.	does not require benefit to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

D.

Exception for Certain Payments – A Domestic Relations Order will not be treated as failing to meet the requirements above solely because such order requires that payment of benefits be made to an Alternate Payee

1.	on or after the date on which the Participant attains (or would have attained) the earliest retirement age as defined in Code section 414(p)(4)(B),

2.	as if the Participant had retired on the date on which such payment is to begin under such order, and

3.	in any form in which such benefits may be paid under the Plan to the Participant (other than in a Qualified Joint and Survivor Annuity) with respect to the Alternate Payee and their subsequent spouse.

QUALIFIED ELECTION

Means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity will not be effective unless 1) the Participant’s Spouse consents to the election (either in writing or in any other form permitted under rules promulgated by the IRS and DOL), 2) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, that may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent), 3) the Spouse’s consent acknowledges the effect of the election, and d) the Spouse’s consent is witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver by the Participant will be deemed a Qualified Election. In addition, if the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) will be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations will not be limited. No consent obtained under this provision will be valid unless the Participant has received notice as provided in Plan Section 5.10(D).

QUALIFIED JOINT AND SURVIVOR ANNUITY

Means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse that is not less than 50 percent and not more than 100 percent of the amount of the annuity that is payable during the joint lives of the Participant and the Spouse and that is the amount of benefit that can be purchased with the Participant’s vested account balance. The percentage of the survivor annuity under the Plan will be 50 percent, unless a different percentage is elected by the Adopting Employer in the Adoption Agreement.

QUALIFIED MATCHING CONTRIBUTIONS

Means Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Elective Deferrals.

QUALIFIED NONELECTIVE CONTRIBUTIONS

Means Employer Contributions (other than Matching Contributions, Qualified Matching Contributions, or Employer Profit Sharing Contributions) allocated to Participants’ Individual Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made to the Plan; and that are distributable only in accordance with the distribution provisions (other than hardships) that are applicable to Elective Deferrals.

QUALIFIED OPTIONAL SURVIVOR ANNUITY

Means an annuity 1) for the life of the Participant with a survivor annuity for the life of the Spouse that is equal to the “applicable percentage” of the amount of the annuity that is payable during the joint lives of the Participant and the Spouse, and 2) that is the actuarial equivalent of a single annuity for the life of the Participant. If the survivor annuity provided by the Qualified Joint and Survivor Annuity is less than 75 percent of the annuity payable during the joint lives of the Participant and the Spouse, the applicable percentage is 75 percent. If the survivor annuity provided by the Qualified Joint and Survivor Annuity is greater than or equal to 75 percent, the applicable percentage is 50 percent.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY

Means a survivor annuity for the life of the surviving Spouse of the Participant if the payments are not less than the amounts that would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity under the Plan in accordance with Code section 417(c).

QUALIFYING CONTRIBUTING PARTICIPANT

Means a Contributing Participant who satisfies the requirements described in Plan Section 3.02 to be entitled to receive a Matching Contribution (and Forfeitures, if applicable) for a Plan Year.

QUALIFYING EMPLOYER SECURITY(IES)

Means stock that is issued by the Employer and transferred to this Plan and that is subject to the requirements of ERISA section 407 and meets the requirements of ERISA section 407(d)(5).

QUALIFYING PARTICIPANT

A Participant is a Qualifying Participant and is entitled to share in the Employer Contribution for any Plan Year if the Participant was a Participant on at least one day during the Plan Year and satisfies any additional conditions specified in the Adoption Agreement. If this Plan is a standardized plan, unless the Employer specifies more favorable conditions in the Adoption Agreement, a Participant will be a Qualifying Participant for a Plan Year if the Participant either completes more than 500 Hours of Service (three consecutive calendar months if the Elapsed Time method of determining service applies) during the Plan Year or is employed on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution will be made as of the last day of each Plan Year.

RECIPIENT

Means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code section 414(p), are Recipients with regard to the interest of the Spouse or former Spouse.

RELATED EMPLOYER

Means an employer who, along with another employer, is a member of 1) a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)), 2) a commonly controlled trade or business (as defined in Code section 414(c) as modified by Code section 415(h)) or 3) an affiliated service group (as defined in Code section 414(m) (and any other entity required to be aggregated with another employer pursuant to Treasury regulations under Code section 414(o)).

REQUIRED AGGREGATION GROUP

Means 1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and 2) any other qualified plan of the Employer that enables a plan described in 1) to meet the requirements of Code section 401(a)(4) or 410.

REQUIRED BEGINNING DATE

Means April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires, whichever is later, except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½. Notwithstanding the preceding, the Required Beginning Date is one of the following as selected by the Adopting Employer in the Adoption Agreement:

1.	the Required Beginning Date of a Participant is April 1 of the calendar year following the calendar year in which the Participant attains age 70½;

2.

the Required Beginning Date of a Participant is April 1 of the calendar year following the calendar year in which the Participant attains age 70½, except that benefit distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of an amendment to the Plan that implements the changes to the Required Minimum Distribution rules of this Definition must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires; or

3.

the Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½;

a.

any Participant (other than a five-percent owner) attaining age 70½ after 1995 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70½, (or by December 31, 1997, in the case of a Participant attaining age 70½ in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. An election to defer distributions will be deemed made by a Participant who does not request a minimum distribution by April 1 of the year following the year in which the Participant attains age 70½.;

b.

any Participant (other than a five-percent owner) attaining age 70½ before 1997 may elect to stop distributions and recommence by April 1 of the calendar year following the year in which the Participant retires. To satisfy the Joint and Survivor Annuity Requirements described in Plan Section 5.10, the requirements in Notice 97-75, Q&A 8, must be satisfied for any Participant who elects to stop distributions. There is either (as elected by the Employer in the Adoption Agreement);

i.	a new annuity starting date upon recommencement, or

ii.	no new annuity starting date upon recommencement.

A Participant is treated as a five-percent owner for purposes of this section if such Participant is a five-percent owner as defined in Code section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½.

Once distributions have begun to a five-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

If a 2009 RMD or Extended 2009 RMD was not removed from the Plan for any Participant according to Code section 401(a)(9)(H) and the Plan was subject to the Qualified Joint and Survivor Annuity provisions in 2009, the requirements of IRS Notice 97-75, Q&A 8, must have been satisfied.

Unless otherwise elected in a plan amendment addressing Code section 401(a)(9)(H), no new Annuity Starting Date applied upon recommencement of RMDs for 2010.

ROTH ELECTIVE DEFERRALS

Means Elective Deferrals that are includible in a Contributing Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Contributing Participant in their deferral election.

ROTH IRA

Means an individual retirement account as defined in Code section 408A.

SAFE HARBOR CODA

Means a Plan that has elected to make contributions in accordance with Plan Section 3.03.

SAFE HARBOR CONTRIBUTIONS

Means Employer Contributions made pursuant to either the Safe Harbor CODA provisions in Plan Section 3.03 or the QACA provisions in Plan Section 3.01(F).

SAFE HARBOR NONELECTIVE CONTRIBUTIONS

Means Employer Contributions made in an amount equal to at least three-percent of each Participant’s Compensation on behalf of each Eligible Employee, unless otherwise specified in the Adoption Agreement. Such contributions will be made without regard to whether a Participant makes an Elective Deferral or a Nondeductible Employee Contribution.

SELF-EMPLOYED INDIVIDUAL

Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

SEPARATE FUND

Means a subdivision of the Fund held in the name of a particular Participant or Beneficiary representing certain assets held for that Participant or Beneficiary. The assets that comprise a Participant’s Separate Fund are those assets earmarked for the Participant and also those assets subject to the Participant’s individual direction pursuant to Plan Section 7.22(B).

SEVERANCE FROM EMPLOYMENT

Means when an Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains such plan with respect to the employee.

SEVERANCE FROM SERVICE DATE

Means the date the Employee ceases to be employed by the Employer, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

SIMPLE 401(k) YEAR

Means the calendar year and applies only if the Employer has adopted a SIMPLE 401(k) Plan.

SIMPLE IRA

Means an individual retirement account that satisfies the requirements of Code sections 408(p) and 408(a).

SPOUSE

Means the Spouse or surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or surviving Spouse and a current Spouse will not be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

STRAIGHT LIFE ANNUITY

Means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.

TAXABLE WAGE BASE

Means, with respect to any taxable year, the contribution and benefit base in effect in Section 230 of the Social Security Act at the beginning of the Plan Year.

TERMINATION OF EMPLOYMENT

Means that the employment status of an Employee ceases for any reason other than death. An Employee who does not return to work for the Employer on or before the expiration of an authorized leave of absence from such Employer will be deemed to have incurred a Termination of Employment when such leave ends.

TOP-HEAVY PLAN

Means a Plan determined to be a Top-Heavy Plan for any Plan Year pursuant to Plan Section 7.19.

TRADITIONAL IRA

Means an individual retirement account as defined in Code section 408(a).

TRUSTEE

Means, if applicable, an individual, individuals, or corporation specified in the Adoption Agreement as Trustee or any duly appointed successor as provided in Plan Section 8.05. A corporate Trustee must be a bank, trust company, broker, dealer, or clearing agency as defined in Labor Regulation section 2550.403(a)-1(b).

VALUATION DATE

Means the valuation date or dates as specified in the Adoption Agreement. If no date is specified in the Adoption Agreement, the Valuation Date will be the last day of the Plan Year and each additional date designated by the Plan Administrator that is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value. Notwithstanding the preceding, for purposes of calculating the top- heavy ratio, the Valuation Date will be the last day of the initial Plan Year and the last day of the preceding Plan Year for each subsequent Plan Year.

VESTED

Means nonforfeitable, that is, an unconditional and legally enforceable claim against the Plan that is obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit under the Plan that arises from a Participant’s Years of Vesting Service.

VESTED ACCOUNT BALANCE

Means the aggregate value of the Participant’s Vested account balances derived from Employer and Nondeductible Employee Contributions (including rollovers and transfers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant’s life. This definition will apply to a Participant who is vested in amounts attributable to Employer Contributions, Nondeductible Employee Contributions, or both at the time of death or distribution.

YEAR OF ELIGIBILITY SERVICE

Means a 12-consecutive month period that coincides with an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement), or such period specified in the Period of Service definition, if applicable. Employees are not credited with a Year of Eligibility Service until they complete the required number of Hours of Service and reach the end of the 12-consecutive month period.

The Plan may be amended to change the method of crediting service between the Hours of Service method of determining service and the Elapsed Time method provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Treasury Regulation section 1.410(a)-7(g) and other applicable rules promulgated by the IRS.

YEAR OF VESTING SERVICE

Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose), or such period specified in the Period of Service definition, if applicable. Notwithstanding the preceding sentence, if the Adopting Employer so indicates in the Adoption Agreement, vesting will be computed by reference to the 12-consecutive month period beginning with the Employee’s Employment Commencement Date and each successive 12-month period commencing on the anniversaries thereof, or some other 12-consecutive month period.

Years of Vesting Service will not include any period of time excluded from Years of Vesting Service in the Adoption Agreement. However, if an Employee becomes ineligible to participate in the Plan because they are no longer a member of an eligible class of Employees, but has not incurred a Break in Vesting Service, such Employee will continue to accumulate Years of Vesting Service.

In the event the Plan Year is changed to a new 12-month period, Employees will receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) that overlap as a result of such change.

The Plan may be amended to change the method of crediting service between the Hours of Service method of determining service and the Elapsed Time method provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Treasury Regulation section 1.410(a)-7(g) and other applicable rules promulgated by the IRS.

SECTION ONE: EFFECTIVE DATES

Pursuant to the DEFINITIONS Section of the Plan, the Effective Date means the date the Plan becomes effective as indicated in the Adoption Agreement. However, certain provisions of the Plan may have effective dates different from the Plan Effective Date, if, for example, the Plan is amended after the Effective Date.

SECTION TWO: ELIGIBILITY REQUIREMENTS

2.1	ELIGIBILITY TO PARTICIPATE

Each Employee, except an Employee who belongs to a class of Employees excluded from participation as indicated in the Adoption Agreement, will be eligible to participate in this Plan upon satisfying the age and eligibility service requirements specified in the Adoption Agreement. If no age is specified in the Adoption Agreement, there will not be an age requirement. If no option for eligibility service is selected, no eligibility service will be required.

Notwithstanding the preceding paragraph, if the Adoption Agreement does not give Employers the option to restrict participation of certain classes of Employees, the following Employees will be excluded from participation in the Plan.

A.

Union Employees – Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two-percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Treasury Regulation section 1.410(b)-9. For this purpose, the term “Employee representatives” does not include any organization in which more than half of the members are Employees who are owners, officers, or executives of the Employer.

B.

Non-resident Aliens – Employees who are non-resident aliens (within the meaning of Code section 7701(b)(1)(B)) who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

C.

Acquired Employees – Employees who became Employees as the result of certain acquisitions or dispositions as described under Code section 410(b)(6)(C). Such Employees will be excluded from participation during the transition period beginning on the date of the change in the members of the group and ending on the last day of the first Plan Year that begins after the date of the change. A transaction under Code section 410(b)(6)(C) is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

Notwithstanding the preceding, Employees who are not eligible to participate in the Plan because of their classification as part-time, seasonal or temporary employees, or any other employment classification that is directly or indirectly based on the number of Hours of Service that an Employee is customarily scheduled to work, will become eligible to participate in the Plan as of the Entry Date coincident with or next following such Employee’s satisfaction of 1,000 Hours of Service in an Eligibility Computation Period.

2.2	PLAN ENTRY

A.

Plan Restatement – If this Plan is an amendment or restatement of a Prior Plan Document, each Employee who was a Participant under the Prior Plan Document before the Effective Date will continue to be a Participant in this Plan.

B.

Effective Date – If this is an initial adoption of the Plan by the Employer, an Employee will become a Participant in the Plan as of the Effective Date if the Employee has met the eligibility requirements of Plan Section 2.01 as of such date. After the Effective Date, each Employee will become a Participant on the first Entry Date coinciding with or following the date the Employee satisfies the eligibility requirements of Plan Section 2.01 for the applicable contribution source, unless the Adopting Employer selects retroactive Entry Dates in the Adoption Agreement.

C.

Notification – The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall furnish the Employee with the enrollment forms or other documents that are required of Participants. Such notification will be in writing, or in any other form permitted under rules promulgated by the IRS or DOL. The Employee will execute such forms or documents and make available such information as may be required in the administration of the Plan.

2.3	TRANSFER TO OR FROM AN INELIGIBLE CLASS

If an Employee who had been a Participant becomes ineligible to participate because they are no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee will participate immediately following the date of reemployment upon their return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, their eligibility to participate will be determined by Plan Section 2.04.

An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class, provided such Employee has satisfied the age and eligibility service requirements. Unless otherwise elected in the Adoption Agreement, if such Employee has not satisfied the age and eligibility service requirements as of the date they become a member of the eligible class, such Employee will become a Participant on the first Entry Date coinciding with or following the date they satisfy those requirements.

2.4	RETURN AS A PARTICIPANT AFTER A BREAK IN ELIGIBILITY SERVICE

A.

Employee Not a Participant Before Break – If an Employee incurs a Break in Eligibility Service before satisfying the Plan’s eligibility requirements, such Employee’s eligibility service before such Break in Eligibility Service will not be taken into account.

B.

Employee a Participant Before Break – If a Participant incurs a Break in Eligibility Service, such Participant will continue to participate in the Plan, or, if terminated, will participate immediately following the date of reemployment.

2.5	DETERMINATIONS UNDER THIS SECTION
The Plan Administrator will determine the eligibility of each Employee to be a Participant. This determination will be conclusive and binding upon all persons except as otherwise provided herein or by law.

2.6	TERMS OF EMPLOYMENT
Nothing with respect to the establishment of the Plan and trust or any action taken with respect to the Plan, nor the fact that a common law Employee has become a Participant will give to that Employee any right to employment or continued employment or to grant any other rights except as specifically set forth in this Plan document, ERISA, or other applicable law; nor will the Plan or trust limit the right of the Employer to discharge an Employee or to otherwise deal with an Employee without regard to the effect such treatment may have upon the Employee’s rights under the Plan.

SECTION THREE: CONTRIBUTIONS

3.1	ELECTIVE DEFERRALS
Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for making Pre-Tax Elective Deferrals and/or Roth Elective Deferrals, if applicable, may begin making such Elective Deferrals to the Plan by enrolling as a Contributing Participant.

A.

Requirements to Enroll as a Contributing Participant – Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals, may enroll as a Contributing Participant, on the first Entry Date coinciding with or following the date the Employee satisfies the eligibility requirements, or if applicable, the first Entry Date following the date on which the Employee returns to the eligible class of Employees pursuant to Plan Section 2.03. A Participant who wishes to enroll as a Contributing Participant must deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to the Plan Administrator except as set forth in Plan Section 3.01(E) below. Except for occasional, bona fide administrative considerations as set forth in the Treasury Regulations, contributions made pursuant to such election cannot precede the earlier of 1) the date on which services relating to the contribution are performed, and 2) the date on which the Compensation that is subject to the election would be payable to the Employee in the absence of an election to defer. Any limits on Elective Deferrals designated by the Employer in Adoption Agreement Section Three may be determined either periodically throughout the Plan Year (e.g., each payroll period) or at the end of the Plan Year provided the determination is made in a uniform and nondiscriminatory manner.

Notwithstanding the dates set forth in Plan Section 3.01(A) as of which a Participant may enroll as a Contributing Participant, the Plan Administrator will have the authority to designate, in a nondiscriminatory manner, additional enrollment dates during the 12- month period beginning on the Effective Date (or the date that Elective Deferrals may commence, if later) in order that an orderly first enrollment might be completed. In addition, if the Adopting Employer has indicated in the Adoption Agreement that Participants may make separate deferral elections with respect to bonuses, Participants will be afforded a reasonable period of time before the issuance of such bonuses to elect to defer all, none, or part of them into the Plan. Such an election to defer all or part of a bonus will be independent of any other salary reduction agreement and will not constitute a modification to any pre-existing salary reduction agreement. If a Plan permits both Pre-Tax and Roth Elective Deferrals and the Participant fails to designate whether their Elective Deferrals are Pre-Tax or Roth Elective Deferrals, the Participant will be deemed to have designated the Elective Deferrals as Pre-Tax Elective Deferrals.

Notwithstanding anything in this Plan to the contrary, if this Plan is subject to ERISA, the Employer shall deliver Elective Deferrals to the Trustee (or Custodian, if applicable) as soon as such contributions can reasonably be segregated from the general assets of the Employer. In no event, however, will Elective Deferrals be deposited with the Trustee (or Custodian, if applicable) later than the 15th business day of the month following the month in which the Elective Deferrals would otherwise have been payable to a Participant in cash or by such other deadline determined under rules promulgated by the DOL. If this Plan is not subject to ERISA, the Employer shall deposit Elective Deferrals with the Trustee (or Custodian, if applicable) as of such time as is required by the IRS and DOL.

B.

Ceasing Elective Deferrals – Unless otherwise elected in the Adoption Agreement, a Participant may cease Elective Deferrals (or Nondeductible Employee Contributions) and thus withdraw as a Contributing Participant as of any such times established by the Plan Administrator in a uniform and nondiscriminatory manner by revoking the authorization to the Employer to make Elective Deferrals (or Nondeductible Employee Contributions) on their behalf. A Participant who desires to withdraw as a Contributing Participant will give notice of withdrawal to the Plan Administrator at least 30 days (or such shorter period as the Plan Administrator will permit in a uniform and nondiscriminatory manner) before the effective date of withdrawal. A Participant will cease to be a Contributing Participant upon their Termination of Employment or on account of termination of the Plan. Notwithstanding anything in this Plan to the contrary, each Employee who has entered into a salary reduction agreement under a SIMPLE 401(k) Plan may terminate such agreement at any time during the year.

C.

Return as a Contributing Participant After Ceasing Elective Deferrals – Unless otherwise elected in the Adoption Agreement, a Participant who has withdrawn as a Contributing Participant (e.g., pursuant to Plan Section 3.01(B), a suspension due to a hardship distribution, or a suspension due to a distribution on account of a Deemed Severance from Employment) may not again become a Contributing Participant until such times established by the Plan Administrator in a uniform and nondiscriminatory manner.

D.

Changing Elective Deferral Amounts – A Contributing Participant or a Participant who has met the eligibility requirements in the Adoption Agreement, but who has never made an affirmative election regarding Elective Deferrals (or Nondeductible Employee Contributions), may complete a new or modify an existing salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to increase or decrease (within the limits placed on Elective Deferrals or Nondeductible Employee Contributions in the Adoption Agreement) the amount of their Compensation deferred into the Plan or change the type of their future Elective Deferrals (Roth or Pre-Tax), if applicable. Unless otherwise elected in the Adoption Agreement, such modification may be made as of such times established by the Plan Administrator in a uniform and nondiscriminatory manner. A modification that results in the amount of the Participant’s Compensation being deferred into the Plan being zero (0) will be considered a cessation of deferrals under the Plan. A Contributing Participant who desires to make such a modification will complete and deliver (either in writing or in any other form permitted by the IRS and the DOL) a new salary reduction agreement (or agreement to make Nondeductible Employee Contributions to the Plan Administrator). The Plan Administrator may prescribe such uniform and nondiscriminatory rules as it deems appropriate to carry out the terms of this Plan Section 3.01(D).

E.	Automatic Contribution Arrangements and Eligible Automatic Contribution Arrangements

1.

Automatic Contribution Arrangement (ACA) – Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals will be given a reasonable opportunity to enroll as a Contributing Participant. Notwithstanding the preceding, if the Adopting Employer so elected in the Adoption Agreement, the Employer will make ACA contributions as Elective Deferrals on behalf of those Employees who are eligible to participate and, unless otherwise elected in the Adoption Agreement, who are hired on or after the Effective Date and in accordance with such uniform policy as the Employer may use to determine whether a Participant has made a timely affirmative election to defer at a rate, including zero percent, that is less than the rate selected in the Adoption Agreement. Elective Deferrals for such Employee will continue at the rate specified in the Adoption Agreement until 1) the Employee provides the Employer a salary reduction agreement (either in writing or in any other form permitted under rules promulgated by the IRS and the DOL) to the contrary, or unless 2) the Employer reduces, ceases, or suspends Elective Deferrals made on behalf of Employees so as not to exceed the limits of the Code and other rules promulgated by the IRS (e.g., Code sections 401(a)(17), 402(g), and 415 or to comply with Treasury Regulation section 1.401(k)-3(c)(v)(B)), or 3) Elective Deferrals are increased in accordance with Plan Section 3.01(E)(3). Unless otherwise elected in the Adoption Agreement or as otherwise indicated in rules promulgated by the IRS, Elective Deferrals made to the Plan pursuant to the ACA provisions will be subject to any other Plan rules otherwise applicable to Elective Deferrals. Unless otherwise elected in the Adoption Agreement, the initial default contribution rate will be three-percent and the Elective Deferrals will be pre-tax Elective Deferrals.

An Employer who adopts the ACA provisions will comply with the notice requirements described in item 4 below.

An Employer who adopts the ACA provisions as described in this Plan Section 3.01(E)(1) will establish uniform and nondiscriminatory procedures designed to ensure that all Employees who are eligible to participate or Contributing Participants are provided with an effective opportunity to make or modify their salary deferral elections. Such procedures will include, but are not limited to, the means by which notice will be provided to each Employee or Contributing Participant of their right to   complete a salary reduction agreement specifying a different amount or percentage of Compensation (including no Compensation) to be contributed to the Plan and a reasonable period of time for completing such a salary reduction agreement.

2.

Eligible Automatic Contribution Arrangement (EACA) – Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals will be given a reasonable opportunity to enroll as a Contributing Participant. Notwithstanding the preceding, if the Adopting Employer so elected in the Adoption Agreement, the Employer will make EACA contributions as Elective Deferrals on behalf of those Employees who are eligible to participate and, unless otherwise elected in the Adoption Agreement, who are hired on or after the Effective Date and in accordance with such uniform policy as the Employer may use to determine whether a Participant has made a timely affirmative election to defer at a rate, including zero percent, that is less than the rate selected in the Adoption Agreement. The rate selected must be applied uniformly except as otherwise provided in Treasury Regulation section 1.414(w)-1(b)(2) and will continue at the rate specified in the Adoption Agreement until 1) the Employee provides the Employer a salary reduction agreement (either in writing or in any other form permitted under rules promulgated by the IRS and the DOL) to the contrary, or unless 2) the Employer reduces, ceases, or suspends Elective Deferrals made on behalf of Employees so as not to exceed the limits of the Code and other rules promulgated by the IRS (e.g., Code sections 401(a)(17), 402(g), and 415 or to comply with Treasury Regulation section 1.401(k)-3(c)(v)(B)) or 3) Elective Deferrals are increased in accordance with Plan Section 3.01(E)(3). Unless otherwise elected in the Adoption Agreement or as otherwise indicated in rules promulgated by the IRS, Elective Deferrals made to the Plan pursuant to the EACA provisions will be subject to any other Plan rules otherwise applicable to Elective Deferrals. Unless otherwise elected in the Adoption Agreement, the initial default contribution rate will be three-percent and the Elective Deferrals will be pre-tax Elective Deferrals.

An Employer who adopts the EACA provisions described in this Plan Section 3.01(E)(2) will establish uniform and nondiscriminatory procedures designed to ensure that all Employees who are eligible to participate or Contributing Participants are provided with an effective opportunity to make and modify their salary deferral elections. Such procedures will include, but are not be limited to, the means by which notice will be provided to each Employee or Contributing Participant of the right to complete a salary reduction agreement specifying a different amount or percentage of Compensation (including no Compensation) to be contributed to the Plan, and a reasonable period for completing such a salary reduction agreement.

An Employer who adopts the EACA provisions will comply with the election period and notice requirements described in items 4 and 5 below.

An Employer who makes EACA contributions as Elective Deferrals on behalf of those Employees who are eligible to participate and who are designated in the Adoption Agreement, if applicable, will be deemed to have affected those Employees for purposes of the EACA notice requirements. Participants with salary deferral agreements will be deemed to be affected for purposes of the EACA notice requirements where the Employer makes EACA contributions as Elective Deferrals on behalf of those current Employees designated in the Adoption Agreement. As a result, Participants with salary deferral agreements must also be provided with a notice pursuant to the EACA notice requirements described in item 4 below.

3.

Increase of Automatic Elective Deferral – If the Adopting Employer so elects in the Adoption Agreement, the Elective Deferral percentage or amount for Contributing Participants who are automatically enrolled pursuant to the ACA and EACA Plan provisions will be adjusted automatically by the Employer in the increments and time periods stated in the Adoption Agreement.

4.	Notice Requirement

a.

ACA – A comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Employee, will be provided to affected Participants within a reasonable period of time before the date which the ACA becomes effective and before each subsequent Plan Year pursuant to rules promulgated by the IRS or DOL.

b.

EACA – A comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Employee which meets the content requirements of Code section 414(w)(4) and its associated regulations and other guidance, will be provided to affected Participants within a reasonable period of time before the start of the first Plan Year in which the EACA provisions become effective and before each subsequent Plan Year. The notice will accurately describe (1) the amount of the default Elective Deferrals that will be made on the Employee’s behalf, (b) the Employee’s right to elect to have a different Elective Deferral withheld including the right to not make Elective Deferrals at all, and (c) how Elective Deferral will be invested if the Employee does not provide investment instructions. A period of 30 to 90 days before the beginning of the Plan Year is deemed to be a reasonable period. Whether a different period is reasonable will be determined based on all of the relevant facts and circumstances. If a Plan has an eligibility period of less than 30 days (e.g., immediate eligibility), the Plan can provide the notice to Participants when they become eligible. If notice cannot be provided on or before the Employee’s eligibility date, it will be deemed timely if it is provided as soon as practicable after that date and before the pay date for the payroll period in which the Employee becomes eligible. In such case, the Employee must be allowed to defer from Compensation earned beginning on the date the Employee enters the Plan.

Notwithstanding the preceding, the Employer may change these notice requirements pursuant to rules promulgated by the IRS or DOL.

5.

EACA Election Periods – In addition to any other election periods provided under the Plan, each Employee who is eligible to participate may make or modify a deferral election during a reasonable period of time immediately following receipt of the notice described above. Notwithstanding the preceding, the Employer may change the election periods described above pursuant to rules promulgated by the IRS or DOL.

6.

EACA Reset Rule – An Employee for whom no Compensation is automatically withheld and contributed to the Plan as an Elective Deferral for an entire Plan Year, pursuant to the EACA provisions, will be treated as a new Employee for purposes of determining the appropriate Elective Deferral rate, and the availability of permissible withdrawals.

F.

Qualified Automatic Contribution Arrangement (QACA) – If the Adopting Employer has elected the QACA option in the Adoption Agreement, and if these QACA provisions are followed for the Plan Year, then any provisions relating to the ADP Test described in Code section 401(k)(3) or the ACP Test described in Code section 401(m)(2) will not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Plan Section 3.01(F), the provisions of this section will apply. If the Adopting Employer so provides in the Adoption Agreement, the QACA Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement and not to this Plan. However, even though another plan is listed in the Adoption Agreement, such contributions will be made to this Plan unless 1) each Eligible Employee under this Plan is also eligible under the other plan, and 2) the other plan has the same Plan Year as this Plan. Provided the QACA notice provided by the Employer also satisfies the requirements specified in Plan Section 3.01(E)(4)(b), the Plan will be an EACA as well as a QACA.

1.

Elective Deferrals – If elected in the Adoption Agreement, the Employer will make QACA contributions as Elective Deferrals to the Plan on behalf of those Eligible Employees as designated in the Adoption Agreement and in accordance with such uniform policy as the Employer may use to determine whether a Participant has made a timely affirmative election to defer at a rate, including zero percent, that is different from the rates selected for this QACA. The rates selected must be applied uniformly except as otherwise provided in Treasury Regulation section 1.401(k)-3(j)(2). Unless otherwise elected in the Adoption Agreement, the initial default contribution rate will be three-percent and the Elective Deferrals will be pre-tax Elective Deferrals.

An Employer who adopts the QACA provisions will establish uniform and nondiscriminatory procedures designed to ensure that all Eligible Employees or Contributing Participants are provided with an effective opportunity to make and modify their salary deferral election. Such procedures will include, but not be limited to, the means by which the notice will be provided to each Eligible Employee or Contributing Participant of the right to complete a salary reduction agreement specifying a different amount or percentage of Compensation (including no Compensation) to be contributed to the Plan, and a reasonable period for completing such a salary reduction agreement.

An Employer who adopts the QACA provisions will comply with the election period and notice requirements described in items (5) and (6) below.

2.

QACA ADP Test Safe Harbor Contributions – Unless otherwise elected in the Adoption Agreement, in addition to the Elective Deferrals described in item 1, above, the Employer will make QACA ADP Test Safe Harbor Contributions to the Plan according to the QACA Basic Matching Contributions definition on behalf of each Eligible Employee. The proper QACA ADP Test Safe Harbor Contribution amount, including the Compensation used, the time frame over which the Compensation is determined, and any dollar limit applied, may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as such contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year, provided the amount of the contributions is determined in a uniform and nondiscriminatory manner. If the Employer makes QACA ADP Test Safe Harbor Contributions to the Plan based on Compensation earned during a portion of the Determination Period (e.g., on a payroll basis), the Employer may, at its discretion, re-calculate the Matching Contribution based on the Compensation earned over the Determination Period, provided such “true-up” is provided in a uniform and non-discriminatory manner.

The Employer may make QACA ADP Test Safe Harbor Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulations. Such QACA ADP Test Safe Harbor Contributions will satisfy the ADP and ACP testing requirements of the Plan, provided such contributions are the only Matching Contributions and nonelective contributions made to the Plan, in accordance with Code sections 401(k)(13) and 401(m)(12). QACA ADP Test Safe Harbor Contributions will be made to the designated Employees, and will be Vested according to the vesting schedule selected by the Employer, as indicated in the Adoption Agreement. QACA Safe Harbor Nonelective Contributions cannot be made with regard to permitted disparity rules under Code section 401(l). Notwithstanding the preceding, the Employer may reduce, cease, or suspend Elective Deferrals made on behalf of Eligible Employees so as not to exceed the limits of Code sections 401(a)(17), 402(g), and 415, or to comply with Treasury Regulation section 1.401(k)-3(c)(6)(v)(B).

3.

QACA ACP Test Safe Harbor Matching Contributions – In addition to the Elective Deferrals described in item 1, above, and the QACA ADP Test Safe Harbor Contributions described in item 2, above, the Employer will make QACA ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement on behalf of each Eligible Employee. Such additional contributions are not required. The Employer may make QACA ACP Test Safe Harbor Matching Contributions at the same time that it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper QACA ACP Test Safe Harbor Matching Contribution amount, including the Compensation used, the time frame over which the Compensation is determined, and any dollar limit applied, may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as such contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year provided the amount of the contributions is determined in a uniform and nondiscriminatory manner. If the Employer makes QACA ACP Test Safe Harbor Matching Contributions to the Plan based on Compensation earned during a portion of the Determination Period (e.g., on a payroll basis), the Employer may, at its discretion, re-calculate the Matching Contribution based on the Compensation earned over the Determination Period, provided such “true-up” is provided in a uniform and non-discriminatory manner.

If the Employer has elected to make ACP Test Safe Harbor Contributions only when needed to use Forfeitures timely, the ACP Test Safe Harbor Contributions will be allocated in a manner that matches each Contributing Participant’s Elective Deferrals that do not exceed a permissible percentage of the Contributing Participant’s Compensation for the Plan Year. If the Employer makes QACA ACP Test Safe Harbor Matching Contributions, such contributions will satisfy the ACP safe harbor requirements of Code section 401(m)(12), provided that they do not exceed statutory limits of Code sections 401(k)(13) and 401(m)(12) as described in the Adoption Agreement. Matching Contributions made to the Plan that exceed the limits of Code sections 401(k)(13) and 401(m)(12) will subject the Plan to ACP testing.

4.

QACA Elective Deferral Increases – Unless otherwise elected in the Adoption Agreement, QACA rate increases will not occur during the Initial Period. Unless otherwise elected in the Adoption Agreement, after the Initial Period, rate increases will occur on the first day of each Plan Year at a rate of one-percent per year until a maximum of six-percent is reached. If the Adopting Employer so elects in the Adoption Agreement, the Elective Deferral percentage or amount for Contributing Participants who are not automatically enrolled under the QACA provisions will be adjusted automatically by the Employer in the increments and time periods stated in the Adoption Agreement. In addition to the preceding, the Plan Administrator, in a uniform and nondiscriminatory manner, may establish operational procedures to enable all Contributing Participants, including those who are not automatically enrolled as Contributing Participants pursuant to the QACA provisions, to elect to have their Elective Deferrals automatically increased.

An Employer who adopts the QACA Elective Deferral increase feature described in this Plan Section 3.01(F)(4) will establish uniform and nondiscriminatory procedures designed to ensure that each Contributing Participant is provided an effective opportunity to make and modify their salary deferral election such that QACA Elective Deferral increases will not apply to such Participant. Such procedures include, but are not limited to, the means by which notice will be provided to each Contributing Participant of their right to complete a salary reduction agreement discontinuing QACA Elective Deferral increases and a reasonable period of time for completing such a salary reduction agreement.

5.

QACA Notice Requirement – A comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee which meets the content requirements of Code section 401(k)(13) and its associated regulations and other guidance, will be provided to affected Participants within a reasonable period of time before the start of the first Plan Year in which the QACA provisions become effective and before each subsequent Plan Year. In addition to the requirements found in Treasury Regulation section 1.401(k)-3(d), the notice will accurately describe (1) the amount of the default Elective Deferrals that will be made on the Employee’s behalf, (b) the Employee’s right to elect to have a different Elective Deferral withheld including the right to not make Elective Deferrals at all, and (c) how Elective Deferral will be invested if the Employee does not provide investment instructions. A period of 30 to 90 days before the beginning of the Plan Year is deemed to be a reasonable period. Whether a different period is reasonable will be determined based on all of the relevant facts and circumstances. If a Plan has an eligibility period of less than 30 days (e.g., immediate eligibility), the Plan can provide the notice to Participants when they become eligible. If notice cannot be provided on or before the Employee’s eligibility date, it will be deemed timely if it is provided as soon as practicable after that date and before the pay date for the payroll period in which the Employee becomes eligible. In such case, the Employee must be allowed to defer from Compensation earned beginning on the date the Employee enters the Plan.

Notwithstanding the preceding, the Employer may change these notice requirements pursuant to rules promulgated by the IRS or DOL.

Notwithstanding the preceding, the Employer will also satisfy the QACA notice requirements of this Plan Section 3.01(F)(5) if the Employer provides a contingent notice that would otherwise satisfy the requirements in the preceding paragraph except that, in lieu of specifying the amount of QACA Safe Harbor Nonelective Contribution, the notice states that the Employer will determine during the Plan Year whether to make a QACA Safe Harbor Nonelective Contribution. If a contingent notice is provided and the Employer decides to make a QACA Safe Harbor Nonelective Contribution the Employer must deliver a follow-up notice to each Eligible Employee no later than 30 days (or any other reasonable period) before the last day of the Plan Year notifying the Employee of the QACA Safe Harbor Nonelective Contribution, and must execute all necessary Plan amendments. If an Employer fails to provide a follow-up notice, no QACA Safe Harbor Nonelective Contribution will be required, and the Plan will not qualify as a QACA for that year. The Plan may qualify as a QACA for subsequent years following proper notice and contributions.

6.

QACA Election Periods – In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during a reasonable period of time immediately following receipt of the notice described above. Notwithstanding the preceding, the Employer may change the election periods described above pursuant to rules promulgated by the IRS or DOL.

7.

QACA Reset Rule – An Employee for whom no Compensation is automatically withheld and contributed to the Plan as an Elective Deferral for an entire Plan Year, pursuant to the QACA provisions, will be treated as a new Employee for purposes of determining the appropriate Elective Deferral rate, the Initial Period, and the availability of permissible withdrawals.

G.

Pre-Tax vs. Roth Elective Deferrals – If the Adopting Employer so elects in the Adoption Agreement, each Employee who enrolls as a Contributing Participant may specify whether their Elective Deferrals are to be characterized as Pre-Tax Elective Deferrals, Roth Elective Deferrals, or a specified combination. A Contributing Participant’s election will remain in effect until superseded by another election. Elective Deferrals contributed to the Plan as one type, either Roth or Pre-Tax, may not later be reclassified as the other type. A Contributing Participant’s Roth Elective Deferrals will be deposited in the Contributing Participant’s Roth Elective Deferral subaccount in the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Contributing Participant’s Roth Elective Deferral account, and gains, losses, and other credits or charges will be allocated on a reasonable and consistent basis to such subaccount. Notwithstanding the preceding, Elective Deferrals made pursuant to the ACA, EACA, or QACA provisions of the Plan will be characterized as Pre-Tax Elective Deferrals unless designated as Roth Elective Deferrals in the Adoption Agreement and will not be characterized as Nondeductible Employee Contributions.

H.

Catch-up Contributions – Unless elected otherwise in the Adoption Agreement, all Employees who are eligible to make Elective Deferrals under this Plan and who are age 50 or older by the end of their taxable year will be eligible to make Catch-up Contributions. Catch-up Contributions are not subject to the limits on Annual Additions under Code section 415, are not counted in the ADP test, and are not counted in determining the minimum allocation under Code section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy). Provisions in the Plan relating to Catch-up Contributions apply to Elective Deferrals made after 2001.

I.

Elective Deferrals to a SIMPLE 401(k) Plan – Notwithstanding anything in this Plan to the contrary, if the Employer is an Eligible Employer for SIMPLE 401(k) Plans and has established a SIMPLE 401(k) Plan, each Eligible Employee may deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction election and have their Compensation reduced for the SIMPLE 401(k) Year in any amount selected by the Employee subject to the limitation described below. The Employer will make Elective Deferral contributions to this Plan in the amount by which the Employee’s Compensation has been reduced.

The total Elective Deferrals to a SIMPLE 401(k) Plan for any Eligible Employee cannot exceed the limitation on Elective Deferrals in effect for the SIMPLE 401(k)Year. The limitation on Elective Deferrals to a SIMPLE 401(k) Plan is $6,000 for 2000, $6,500 for 2001, $7,000 for 2002, and increased by $1,000 for each SIMPLE 401(k) Year thereafter up to $10,000 for 2005 and later years. After 2005, the $10,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 408(p)(2)(E). Any such adjustments will be in multiples of $500. Beginning in 2002, the amount of an Eligible Employee’s Elective Deferrals permitted for a SIMPLE 401(k) Year is increased for Employees age 50 or older by the end of the SIMPLE 401(k) Year by the amount of allowable Catch-up Contributions. The amount of allowable Catch-up Contributions is $500 for 2002, increasing by $500 for each year thereafter up to $2,500 for 2006. After 2006, the $2,500 limit will be adjusted by the Secretary of the Treasury for the cost-of-living increases under Code section 414(v)(2)(C). Catch-up Contributions are otherwise treated the same as other Elective Deferrals.

In addition to any other election periods provided under the Plan, each Eligible Employee in a SIMPLE 401(k) Plan may make or modify a salary reduction agreement during the 60-day period immediately preceding each January 1.

For the SIMPLE 401(k) Year an Employee becomes eligible to make Elective Deferral contributions under a SIMPLE 401(k) Plan, the 60-day election period requirement described above is deemed satisfied if the Employee may make or modify a salary reduction agreement during a 60-day period that includes either the date the Employee becomes eligible or the day before.

J.

SIMPLE 401(k) Notice Requirements – The Employer will notify each Eligible Employee before the 60-day election period described in Plan Section 3.01(I) that they can complete a salary reduction agreement or modify a prior salary reduction agreement during that period. The notification must indicate whether the Employer will provide the three-percent Matching Contribution or a two-percent nonelective contribution described in Plan Section 3.02.

K.

Automatic Increase of Elective Deferrals for Employees Who Are Not Automatically Enrolled – If the Adopting Employer so elects in the Adoption Agreement, automatic increases of Elective Deferrals will be initiated by the Adopting Employer only for Employees specified in the Adoption Agreement who are not automatically enrolled pursuant to the ACA, EACA, or QACA Plan provisions. The Elective Deferrals will be adjusted automatically by the Employer in the increments and time periods stated in the Adoption Agreement.

An Employer who adopts the automatic Elective Deferral increase feature described in this Plan Section 3.01(K) will establish uniform and nondiscriminatory procedures designed to ensure that each Contributing Participant is provided an effective opportunity to modify their salary deferral election such that automatic increase of Elective Deferrals will not apply to such Employee. Such procedures will include, but are not limited to, the means by which notice will be provided to each Employee of their right to opt out of the automatic Elective Deferral increases and a reasonable period of time for completing such procedure.

In addition to the preceding, the Plan Administrator may, in a uniform and nondiscriminatory manner, establish operational procedures to enable all Contributing Participants, including those who were not automatically enrolled as Contributing Participants pursuant to the ACA, EACA, or QACA Plan provisions, to elect to have their Elective Deferrals automatically increased.

3.2	MATCHING CONTRIBUTIONS

The Employer may elect to make Matching Contributions under the Plan on behalf of Qualifying Contributing Participants as provided in the Adoption Agreement. To be a Qualifying Contributing Participant for a Plan Year, the Participant must make Elective Deferrals (or Nondeductible Employee Contributions, if the Employer has agreed to match such contributions) for the Plan Year, satisfy any age and eligibility service and other requirements that are specified for Matching Contributions in the Adoption Agreement, and also satisfy any additional conditions set forth in the Adoption Agreement for this purpose. The Employer may make Matching Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper Matching Contribution amount, including the Compensation used, the time frame over which the Compensation is determined, and any dollar limit applied, may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as Matching Contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year provided the amount of Matching Contributions is determined in a uniform and nondiscriminatory manner. If the Employer makes Matching Contributions to the Plan based on Compensation earned during a portion of the Determination Period (e.g., on a payroll basis), the Employer may, at its discretion, re-calculate the Matching Contribution based on the Compensation earned over the Determination Period, provided such “true-up” is provided in a uniform and non-discriminatory manner.

For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury Regulation section 1.401(k) and 1.401(m) became effective), Matching Contributions with respect to a non-Highly Compensated Employee taken into account under the Actual Contribution Percentage (ACP) test cannot exceed the greatest of 1) five-percent of Compensation, 2) the amount of the Qualifying Contributing Participant’s Elective Deferrals, and 3) the product of two times the plan’s representative matching rate and the Qualifying Contributing Participant’s Elective Deferrals for a year. The “representative matching rate,” for this purpose, is the lowest matching rate for any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of one-half of all non-Highly Compensated Employees for the Plan Year who make Elective Deferrals for the Plan Year (or if greater, the lowest matching rate for all eligible non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year). The “matching rate” is generally the Matching Contribution made for a Qualifying Contributing Participant, divided by their Elective Deferrals for the year. If the matching rate is not the same for all levels of Elective Deferrals, the matching rate is determined assuming that a Qualifying Contributing Participant’s Elective Deferrals are equal to six-percent of Compensation.

Notwithstanding the preceding, if an Eligible Employer has established a SIMPLE 401(k) Plan, the Employer will contribute a Matching Contribution to the Plan on behalf of each Employee who makes an Elective Deferral contribution as set forth in Plan Section 3.01(I). The amount of the Matching Contribution will be equal to the Employee’s Elective Deferral contribution up to a limit of three percent of the Employee’s Compensation for the entire SIMPLE 401(k) Year. For any year, instead of a Matching Contribution to a SIMPLE 401(k) Plan, however, the Employer may elect to contribute a nonelective contribution of two-percent of Compensation for the full SIMPLE 401(k) Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the Employer in the Adoption Agreement) for the SIMPLE 401(k) Year.

3.3	SAFE HARBOR CODA

If the Adopting Employer has elected the Safe Harbor CODA option in the Adoption Agreement, and if the provisions of this Plan Section 3.03 are followed for the Plan Year, then any provisions relating to the ADP Test described in Code section 401(k)(3) or the ACP Test described in Code section 401(m)(2) will not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Plan Section 3.03, the provisions of this section will apply. If the Adopting Employer so provides in the Adoption Agreement, the Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement and not to this Plan. However, even though another plan is listed in the Adoption Agreement, such contributions will be made to this Plan unless 1) each Eligible Employee under this Plan is also eligible under the other plan, and 2) the other plan has the same Plan Year as this Plan.

An Employer who adopts the Safe Harbor CODA provisions will comply with the notice requirements and election period described in items Plan Sections 3.03(C) and (D) below.

In accordance with Treasury Regulation sections 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the Employer to use ADP and ACP testing for a Plan Year in which it is intended for the plan, through its written terms, to be a Code section 401(k) safe harbor plan and Code section 401(m) safe harbor plan and the Employer fails to satisfy the requirements of such safe harbors for the Plan Year.

A.

ADP Test Safe Harbor Contributions – Unless such contributions are otherwise limited in the Adoption Agreement, the Employer will make the ADP Test Safe Harbor Contributions, if any, indicated in the Adoption Agreement on behalf of each Eligible Employee. The Employer may make ADP Test Safe Harbor Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper ADP Test Safe Harbor Contribution amount including the Compensation used, the time frame over which the Compensation is determined, and any dollar limit applied, may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as ADP Test Safe Harbor Contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year provided the amount of ADP Test Safe Harbor Contributions is determined in a uniform and nondiscriminatory manner. If the Employer makes ADP Test Safe Harbor Contributions to the Plan based on Compensation earned during a portion of the Determination Period (e.g., on a payroll basis), the Employer may, at its discretion, re-calculate the Matching Contribution based on the Compensation earned over the Determination Period, provided such “true-up” is provided in a uniform and non-discriminatory manner.

In addition, such contributions cannot be made with regard to permitted disparity rules under Code section 401(l).

B.

ACP Test Safe Harbor Matching Contributions – In addition to the ADP Test Safe Harbor Contributions described in the Definition Section of the Plan, the Employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement on behalf of each Eligible Employee for the Plan Year. The Employer may make ACP Test Safe Harbor Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper ACP Test Safe Harbor Contribution amount, including the Compensation used, the time frame over which the Compensation is determined, and any dollar limit applied, may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as ACP Test Safe Harbor Contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year provided the amount of ACP Test Safe Harbor Contributions is determined in a uniform and nondiscriminatory manner. If the Employer makes ACP Test Safe Harbor Matching Contributions to the Plan based on Compensation earned during a portion of the Determination Period (e.g., on a payroll basis), the Employer may, at its discretion, re-calculate the Matching Contribution based on the Compensation earned over the Determination Period, provided such “true-up” is provided in a uniform and non-discriminatory manner.

If the Employer has elected to make ACP Test Safe Harbor Contributions only when needed to use Forfeitures timely, the ACP Test Safe Harbor Contributions will be allocated in a manner that matches each Contributing Participant’s Elective Deferrals that do not exceed a permissible percentage of the Contributing Participant’s Compensation for the Plan Year. If the Employer makes ACP Test Safe Harbor Matching Contributions, such contributions will satisfy the ACP safe harbor requirements of Code section 401(m)(11), provided that they do not exceed statutory limits of Code sections 401(k)(12) and 401(m)(11) as described in the Adoption Agreement. Matching Contributions made to the Plan that exceed the limits of Code sections 401(k)(12) and 401(m)(11) will subject the Plan to ACP testing.

C.

Notice Requirement – At least 30 days, but not more than 90 days, or any other reasonable period before the beginning of the Plan Year (or such other times if permitted by the IRS), the Employer will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible. Notwithstanding the preceding, the Employer may change this notice requirement pursuant to rules promulgated by the IRS.

Notwithstanding the preceding, the Employer will also satisfy the notice requirements of this Plan Section 3.03(C) if the Employer provides a contingent notice that would otherwise satisfy the requirements in the preceding paragraph, except that in lieu of specifying the amount of the ADP Test Safe Harbor Contribution, the notice states that the Employer will determine during the Plan Year whether to make a Safe Harbor Nonelective Contribution. If a contingent notice is provided and the Employer decides to make a Safe Harbor Nonelective Contribution, the Employer must deliver a follow-up notice to each Eligible Employee no later than 30 days (or any other reasonable period) before the last day of the Plan Year notifying them of the Safe Harbor Nonelective Contribution and must execute all necessary Plan amendments. If an Employer fails to provide a follow-up notice, no Safe Harbor Nonelective Contribution will be required, and the Plan will not qualify as a Safe Harbor CODA for that year. The Plan may qualify as a Safe Harbor CODA for subsequent years following proper notice and contributions.

D.

Election Periods – In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Plan Section 3.03(C) above. Notwithstanding the preceding, the Employer may change the election periods described above pursuant to rules promulgated by the IRS.

3.4	EMPLOYER CONTRIBUTIONS

A.

Obligation to Contribute – Except as otherwise elected in the Adoption Agreement, the Employer may contribute an amount to be determined from year to year. Unless otherwise elected in the Adoption Agreement, if this Plan is a profit sharing plan, the Employer may, in its sole discretion, make contributions without regard to current or accumulated earnings or profits.

B.	Allocation Formula and the Right to Share in the Employer Contribution

1.

General – Unless otherwise elected in the Adoption Agreement, Employer Profit Sharing Contributions will be allocated to all Qualifying Participants using a pro rata allocation formula. Under the pro rata allocation formula, Employer Profit Sharing Contributions will be allocated to the Individual Accounts of Qualifying Participants in the ratio that each Qualifying Participant’s Compensation for the Plan Year bears to the total Compensation of all Qualifying Participants for the Plan Year. The Employer Contribution for any Plan Year will be deemed allocated to each Participant’s Individual Account as of the last day of that Plan Year. Notwithstanding the preceding, Employer Profit Sharing Contributions and Employer Money Purchase Pension Contributions will be allocated to the Plan on behalf of each Participant who has incurred a Disability and who is a non-Highly Compensated Employee if so specified in the Adoption Agreement and without regard to any allocation conditions.

Any Employer Contribution for a Plan Year must satisfy Code section 401(a)(4) and the corresponding Treasury Regulations for such Plan Year.

2.	Special Rules for Integrated Plans –

a.

Excess Integrated Allocation Formula – If the Adopting Employer has selected the excess integrated allocation formula in the Adoption Agreement, subject to the overall permitted disparity limits, Employer Profit Sharing Contributions will be allocated as follows (the Employer may start with Step 3 if this Plan is not top-heavy or if the Plan is top-heavy but has already satisfied the top-heavy contribution requirements).

Step 1.

Employer Profit Sharing Contributions will first be allocated pro rata to Qualifying Participants in the manner described in Plan Section 3.04(B)(1). The percent so allocated under Step 1 will not exceed three-percent of each Qualifying Participant’s Compensation.

Step 2.

Any Employer Profit Sharing Contributions remaining after the allocation in Step 1 will be allocated to each Qualifying Participant’s Individual Account in the ratio that each Qualifying Participant’s Compensation for the Plan Year in excess of the integration level bears to all Qualifying Participants’ Compensation in excess of the integration level, but not in excess of three-percent of each Qualifying Participant’s Compensation. For purposes of this Step 2, in the case of any Qualifying Participant who has exceeded the cumulative permitted disparity limit described below, such Qualifying Participant’s total compensation for the Plan Year will be taken into account.

Step 3.

Any Employer Profit Sharing Contributions remaining after the allocation in Step 2 will be allocated to each Qualifying Participant’s Individual Account in the ratio that the sum of each Qualifying Participant’s total Compensation and Compensation in excess of the integration level bears to the sum of all Qualifying Participants’ total Compensation and Compensation in excess of the integration level, but not in excess of the applicable profit sharing maximum disparity rate as described below. For purposes of this Step 3, in the case of any Qualifying Participant who has exceeded the cumulative permitted disparity limit described below, two times such Qualifying Participant’s total compensation for the Plan Year will be taken into account.

Step 4.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 3 will be allocated pro rata to Qualifying Participants in the manner described in Plan Section 3.04(B)(1).

b.

Base Integrated Allocation Formula – If the Adopting Employer has selected the base integrated allocation formula in the Adoption Agreement, subject to the overall permitted disparity limits, Employer Profit Sharing Contributions will be allocated as follows. The base integrated allocation formula is not available for years in which the Plan is top-heavy. During a Plan Year in which the Plan is top-heavy, the excess integrated allocation formula must be used. No amendment of the Plan is required to move between the base and excess integration formulas merely on account of the Plan’s change in top-heavy status.

Step 1.

Employer Profit Sharing Contributions will first be allocated to each Qualifying Participant’s Individual Account in the ratio that the sum of each Qualifying Participant’s total Compensation and Compensation in excess of the integration level bears to the sum of all Qualifying Participants’ total Compensation and Compensation in excess of the integration level, but not in excess of the non-top-heavy profit sharing maximum disparity rate as described below.

Step 2.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 1 will be allocated pro rata to Qualifying Participants in the manner described in Plan Section 3.04(B)(1).

c.

Maximum Disparity Rate – If the Adopting Employer has selected the integrated contribution or allocation formula in the Adoption Agreement, the integration level will be defined in the Adoption Agreement. If the Adopting Employer has selected the integrated contribution or allocation formula and no integration level is selected in the Adoption Agreement, the Taxable Wage Base will be the integration level. The maximum disparity rate will be determined in accordance with the following table.

MAXIMUM DISPARITY RATE

Integration Level	Money Purchase	Top-Heavy Profit Sharing	Non-Top-Heavy Profit Sharing
Taxable Wage Base (TWB)	5.7%	2.7%	5.7%

More than $0 but not more than 20 percent of TWB	5.7%	2.7%	5.7%

More than 20 percent of TWB but not more than 80 percent of TWB	4.3%	1.3%	4.3%

More than 80 percent of TWB but less than TWB	5.4%	2.4%	5.4%

d.

Annual overall permitted disparity limit – Notwithstanding the preceding paragraphs, for any Plan Year that this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Code section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), if this is a profit sharing plan, Employer Profit Sharing Contributions and forfeitures will be allocated to the account of each Qualifying Participant (except that Forfeitures will be allocated to all Participants if specified by the Adopting Employer in the Adoption Agreement) in the ratio that such Qualifying Participant’s total Compensation bears to the total Compensation of all Qualifying Participants. If this Plan is a money purchase pension plan, Employer Money Purchase Pension Contributions will be made to the account of each Qualifying Participant in an amount equal to the excess contribution percentage multiplied by the Participant’s total Compensation.

e.

Cumulative permitted disparity limit – Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, or any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

Compensation will mean compensation as defined in the Definition Section of the Plan, without regard to any exclusions selected in Adoption Agreement Section Six.

3.

Employer Prevailing Wage Contributions – If the Employer so elects in the Adoption Agreement, Employer Prevailing Wage Contributions will be allocated to Participants with employment covered under a government contract. Unless otherwise elected in the Adoption Agreement, all Participants who are covered under a government contract will be eligible to receive Employer Prevailing Wage Contributions and such Employer Prevailing Wage Contributions will offset any other Employer Profit Sharing Contributions or Employer Money Purchase Pension Plan Contributions to which the Participants may be entitled to for the Plan Year in which the Employer Prevailing Wage Contribution is made. There will be no eligibility requirements and entry will be immediate for Employer Prevailing Wage Contributions. For each Hour of Service of covered employment under a government contract, the Employer will contribute to the Plan such amounts for each Participant as determined by the hourly rate designated for each Participant’s work classification on the wage determination sheet, or part thereof, as determined by the Employer pursuant to the terms of the contracts to which the Employer is a party and that are subject to the provisions of any federal, state, or municipal prevailing wage law to which the Employer is a party.

For all purposes under the Plan other than eligibility, contribution, allocation, and vesting determinations (e.g., testing and distribution eligibility), Employer Prevailing Wage Contributions will be designated as follows.

i.	If the Plan is a money purchase pension plan, Employer Prevailing Wage Contributions will be designated as Employer Money Purchase Pension Plan Contributions.

ii.	If the Plan is a profit sharing plan, Employer Prevailing Wage Contributions will be designated as Employer Profit Sharing Contributions.

iii.	Unless otherwise elected in the Adoption Agreement, if the Plan is a 401(k) profit sharing plan, Employer Prevailing Wage Contributions will be designated as Qualified Nonelective Contributions.

4.

Minimum Coverage Test – Notwithstanding anything in the Plan to the contrary, the Adopting Employer may use either the ratio percentage test (and the correction option described below, if applicable) or the average benefits test to satisfy the minimum coverage requirements. This paragraph may apply to any nonstandardized Plan if, for any Plan Year, the Plan fails to satisfy the ratio percentage test described in Code section 410(b)(1) as of the last day of any such Plan Year. The ratio percentage test is satisfied if, on the last day of the Plan Year, taking into account all Employees, or former Employees who were employed by the Employer on any day during the Plan Year, either the Plan benefits at least 70 percent of Employees who are not Highly Compensated Employees or the Plan benefits a percentage of Employees who are not Highly Compensated Employees that is at least 70 percent of the percentage of Highly Compensated Employees benefiting under the Plan. A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Code section 1.410(b)-3(a). If the Plan fails the ratio percentage test, the Employer Contribution for the Plan Year may be allocated to Participants in the first class of Participants set forth below. If the Plan still fails, then the Employer Contribution will also be allocated to individual Participants in the order specified until the Plan satisfies the minimum coverage requirements. A Participant, and all similarly situated participants, will be included only if necessary to satisfy those requirements. The Participants to be included, in order of priority, are as follows:

i.

Each Participant who is still employed on the last day of the Plan Year starting with the Participant who has completed either the highest number of Hours of Service during the Plan Year, if the Hours of Service method of determining service is used; or the highest number of days worked during the Plan Year, if the Elapsed Time method of determining service is used;

ii.	Each Participant who is not employed on the last day of the Plan Year because the Participant has died, incurred a Disability, or attained Normal Retirement Age;

iii.

Each Participant who is not employed on the last day of the Plan Year starting with the Participant who has completed either the highest number of Hours of Service during the Plan Year, if the Hours of Service method of determining service is used; or the highest number of days worked during the Plan Year, if the Elapsed Time method of determining service is used.

If the minimum coverage test is performed after any Employer Contribution has been allocated and the Plan fails the minimum coverage test, the Employer will make an additional contribution to the Plan on behalf of those Participants that are entitled thereto pursuant to items (i) through (iii) above. The amount of the contribution for such Participants will be determined pursuant to the Plan’s allocation formula.

5.

Special Rule for Owner-Employees – If this Plan provides contributions or benefits for one or more Owner-Employees, contributions on behalf of any Owner-Employee may be made only with respect to the Earned Income of such Owner-Employee.

6.

Inclusion of Ineligible Employees – If any Employee who is not a Qualifying Participant is erroneously treated as a Qualifying Participant during a Plan Year, then, except as otherwise provided in Plan Section 3.04(F), the Employer will not be eligible to receive any portion of the contribution erroneously allocated to the Individual Account of the ineligible Employee. The Employer must correct the inclusion of ineligible employees using any method permitted under the Employee Plans Compliance Resolution System (EPCRS) or allowed by the IRS or DOL under regulations or other guidance. EPCRS is currently described in IRS Revenue Procedure 2013-12.

7.

Exclusion of Eligible Participant – If the Plan is a profit sharing plan, and if in any Plan Year any Participant is erroneously excluded and discovery of such exclusion is not made until after the Employer Contribution has been made and allocated, then the Employer must contribute for the excluded Participant the amount, including earnings thereon, that the Employer should have contributed for the Participant. The Employer must correct the exclusion of eligible Participants using any method permitted under EPCRS or allowed by the IRS or DOL under regulations or other guidance. EPCRS is currently described in IRS Revenue Procedure 2013-12.

8.

Age-Weighted Allocation Formula – If the age-weighted allocation formula is elected in the Adoption Agreement, the total Employer Profit Sharing Contribution will be allocated to each Qualifying Participant such that the equivalent benefit accrual rate for each Qualifying Participant is identical. The equivalent benefit accrual rate is the annual annuity commencing at the Qualifying Participant’s testing age, expressed as a percentage of the Qualifying Participant’s Compensation, which is provided from the allocation of Employer Profit Sharing Contributions and Forfeitures for the Plan Year, using standardized actuarial assumptions that satisfy Treasury Regulation section 1.401(a)(4)-12. The Qualifying Participant’s testing age is the later of Normal Retirement Age or the Qualifying Participant’s current age.

a.

Unless otherwise elected in the Adoption Agreement, if the age-weighted allocation method is selected, Employer Profit Sharing Contributions will be allocated to the Individual Accounts of Qualifying Participants in the manner described below.

Step 1.	Determine each Qualifying Participant’s number of points based upon the following formula:

Points = .01 x Compensation x allocation factor derived from the allocation factor tables set forth in Adoption Agreement Section 10.

The pre-retirement and post-retirement interest rate used to calculate the annual Employer Profit Sharing Contribution will be eight and a half percent.

Step 2.	Determine each Qualifying Participant’s allocation using the following formula:

Allocation =	Points of Qualifying Participant	x	Employer Profit Sharing Contribution
Total Points of all Qualifying Participants

Step 3.	If the Plan has a uniform points allocation for Employer Profit Sharing Contributions, make any reallocations necessary to satisfy the safe harbor formula.

b.

If the age-weighted formula for allocations and the safe harbor requirements of Treasury Regulation section 1.401(a)(4)-2(b)(3) are selected in the Adoption Agreement, then, to the extent necessary, the following steps will be taken.

i.	Identify the Employees of the Employer who are not Highly Compensated Employees of such Employer who participate in the Plan, and determine the average allocation rate for such group of Employees.

ii.	Identify the Employees of the Employer who are Highly Compensated Employees of such Employer who participate in the Plan, and determine the average allocation rate for such group of Employees.

iii.

As of the date of allocation, determine that amount by which the average allocation rate for the group of Participants who are not Highly Compensated Employees is less than the average allocation rate of the group of the Participants who are Highly Compensated Employees.

iv.

Lower the aggregate allocation to all of the Highly Compensated Employees by the amount necessary to cause the average allocation rate of the Participants who are not Highly Compensated Employees (as determined after including the amount by which the Highly Compensated Employees’ allocation is lowered and that is subsequently allocated to the Participants who are not Highly Compensated Employees) to equal the average allocation rate of the Participants who are Highly Compensated Employees (as determined after the Highly Compensated Employees’ allocation has been lowered).

v.

Reallocate the aggregate amount of the contributions after the reduction in (iv) above to the Participants who are Highly Compensated Employees using the allocation formula in the Adoption Agreement; provided that for purposes of this allocation, “Qualifying Participants” will mean only those Participants who are Highly Compensated Employees and “Employer Profit Sharing Contributions” will mean only those contributions allocated to Participants who are Highly Compensated Employees.

vi.

Reallocate the aggregate amount of the contributions after the increase in (iv) above to the Participants who are not Highly Compensated Employees using the allocation formula in the Adoption Agreement; provided that for purposes of this allocation, “Qualifying Participants” will mean only those Participants who are not Highly Compensated Employees and “Employer Profit Sharing Contributions” will mean only those contributions allocated to Participants who are not Highly Compensated Employees.

c.

If the age-weighted formula for allocations and the general test requirements of Treasury Regulation section 1.401(a)(4)-2(c) are selected in the Adoption Agreement, then, to the extent necessary, the following steps will be taken for each rate group of the Employer that fails to satisfy the rules of that section.

i.

Identify the Employees of the Employer who are not Highly Compensated Employees of such Employer who participate in the Plan and who are not part of the applicable rate group because their allocation rates are too low, and arrange them in order of their allocation rates from the highest to the lowest.

ii.	Identify the Highly Compensated Employees who participate in the Plan and are in the rate group and arrange them in order of their allocation rates from the highest to the lowest.

iii.

As of the date of allocation, lower the allocation of the Highly Compensated Employee with the highest allocation rate determined in (ii) above. The reduction will equal the amount that when added to the Individual Account of the individual in (i) above who has the highest allocation rate will cause that rate to be increased to equal that of the Highly Compensated Employee with respect to whom the rate group is constructed. As of the date of allocation, that reduction will be added to such individual’s Individual Account.

iv.

Repeat (iii) above with respect to the individual in (i) above who has the next highest equivalent accrual rate, and continue that process with the other individuals described in (i) above in the order of their allocation rates from the highest to the lowest until such rules are satisfied for the rate group. If the allocation rate of a Highly Compensated Employee is lowered under (iii) above or this clause (iv) to the point where it is equal to that of one or more other Highly Compensated Employees in the rate group, then any further reductions in allocations will be apportioned between the former and latter Highly Compensated Employees in a manner that causes their allocation rates to be reduced by the same amount.

9.	New Comparability Formulas

a.

Allocation Group Formulas – If the Adopting Employer has selected the individual allocation group formula in the Adoption Agreement, each Qualifying Participant will constitute a separate allocation group for purposes of allocating Employer Profit Sharing Contributions. If the Adopting Employer has selected the pre-determined allocation group formula in the Adoption Agreement Qualifying Participants will be divided into the groups specified in the Adoption Agreement.

The Employer Profit Sharing Contribution will be allocated as follows:

i.

The total amount of Employer Profit Sharing Contributions is allocated among the deemed aggregated allocation groups in portions determined by the Employer. A deemed aggregated allocation group consists of all of the separate allocation groups that have the same allocation rate.

ii.

Within each deemed aggregated allocation group, the allocated portion is allocated to each Qualifying Participant in the ratio that such Qualifying Participant’s Compensation bears to the total Compensation of all Qualifying Participants in the deemed allocation group unless otherwise elected in the Adoption Agreement.

The number of eligible non-Highly Compensated Employees to which a particular allocation rate applies must reflect a reasonable classification of Employees. An allocation rate is the amount of Employer Profit Sharing Contributions allocated to a Qualifying Participant for a Plan Year, expressed as a percentage of Compensation.

The Employer must provide the Plan Administrator or Trustee, if applicable, written instructions describing the portion of the Employer Profit Sharing Contribution to be allocated to each allocation group. The instructions must be provided no later than the Employer’s tax return due date, including extensions, for the tax year that includes the end of the Plan Year for which the allocation is made.

If the Adopting Employer has chosen pre-determined allocation groups in the Adoption Agreement, the allocation group to which each Qualifying Participant belongs will be determined on a date or dates determined by the Plan Administrator in a uniform and nondiscriminatory manner. A Qualifying Participant is not required to be included in more than one allocation group for a Plan Year. In the event that a Qualifying Participant is included in more than one allocation group, the Qualifying Participant’s share of the Employer Profit Sharing Contribution allocated to each group will be based on the Qualifying Participant’s Compensation for the part of the Plan Year the Participant was in the group.

If a new comparability allocation group formula is selected in the Adoption Agreement, unless otherwise specified in the Adoption Agreement the following provisions will apply.

Individual Allocation Groups – Each Qualifying Participant will constitute a separate allocation group.

Pro Rata Formula – If an allocation group formula is selected, Employer Profit Sharing Contributions will be allocated in the ratio that each Qualifying Participant’s Compensation for the Plan Year bears to the total Compensation of all   Qualifying Participants in the applicable allocation group for the Plan Year. The amounts so allocated will satisfy the minimum allocation gateway requirements set forth in the Plan and will not exceed the limits imposed by Code section 415.

Interest Rate Assumption and Mortality Table – The pre-retirement and post-retirement interest rate assumption will be eight and a half percent and the mortality table will be the UP-1984 Mortality Table.

Minimum Allocation Gateway – The Plan will satisfy the minimum allocation gateway by reallocating preliminary contributions or hypothetical contributions made to Highly Compensated Employees to non-Highly Compensated Employees so that the allocation to each non-Highly Compensated Employee equals the lesser of 1) the amount determined by reallocating contributions allocated to Highly Compensated Employees to non-Highly Compensated Employees so that the allocation to each non-Highly Compensated Employee equals at least one-third of the allocation rate of the highest compensated Highly Compensated Employee with the highest allocation rate in the manner as described in Plan Section 3.04(B)(10)(b) or 2) the amount determined by reallocating contributions allocated to Highly Compensated Employees to non-Highly Compensated Employees so that the allocation to each non-Highly Compensated Employee equals at least five percent of the non-Highly Compensated Employee’s Compensation (if the definition of Compensation is not within the meaning of Compensation as described in Part A of the definition of Compensation in the Plan’s Definition section, a definition which is within the meaning of Compensation as described in Part A of the definition of Compensation in the Plan’s Definition section will apply) in the manner as described in Plan Section 3.04(B)(10)(c).

b.

Age and/or Service Weighted Formula – If the Employer has selected the age and/or service weighted allocation method in the Adoption Agreement the allocation will be made based on the formula specified in the Adoption Agreement.

A Qualifying Participant will not be considered to have accrued an Employer Profit Sharing Contribution until the allocation meets the requirements under Code section 401(a)(4) and its associated regulations. If a new comparability allocation formula is selected in the Adoption Agreement, the allocation may satisfy the general test of Treasury Regulation section 1.401(a)(4)-2 either on a benefits or a contribution basis.

10.

Minimum Allocation Requirements for New Comparability Formulas – An Adopting Employer that has selected a new comparability formula in the Adoption Agreement and tests an Employer Profit Sharing Contribution on a benefits basis must satisfy the allocation requirements in one of items a, b, or c below. Unless otherwise elected in the Adoption Agreement, for the purposes of the preceding sentence, an Adopting Employer must satisfy the allocation requirements in item c so that the allocation to each non-Highly Compensated Employee equals the lesser of the amounts described in items c(i) and c(ii) below.

a.

Broadly Available Allocation Rates – The Plan must provide an allocation that uses broadly available allocation rates. The Plan will have broadly available allocation rates for the Plan Year if each allocation rate under the Plan is currently available during the Plan Year to a group of Employees that satisfies the requirements under Code section 410(b) (without regard to the average benefit percentage test of Treasury Regulation section 1.410(b)-5) and as otherwise specified in Treasury Regulation section 1.401(a)(4)-8(b)(1)(iii).

b.

Gradually Increasing Allocation Formula – The Plan must provide an allocation based on the age and/or service allocation formula in the Adoption Agreement that satisfies the requirements to be gradually increasing age and/or service formula under Treasury Regulation section 1.401(a)(4)-8(b)(1)(iv).

c.

Minimum Allocation Gateway – The Plan must provide a benefit under the allocation method selected in the Adoption Agreement that satisfies one of the following minimum allocation gateway tests by making the appropriate selections in the Adoption Agreement, if applicable.

The Plan satisfies a minimum allocation gateway for a plan that is not a combination of permissively aggregated defined contribution and defined benefit plans if it otherwise satisfies Treasury Regulation section 1.401(a)(4)-8(b)(1)(vi). The Plan will satisfy such gateway if it meets one of the two following formulas.

i.

One-Third Approach – Each non-Highly Compensated Employee who is eligible to participate has an allocation rate that is at least one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate. For purposes of determining this allocation rate, such allocation rate will equal the quotient of the Employer Profit Sharing Contribution allocated to a Participant divided by the Participant’s Compensation.

If a selection is made in the Adoption Agreement to satisfy a minimum allocation gateway and to reallocate hypothetical contributions from Highly Compensated Employees to non-Highly Compensated Employees in order to provide each non-Highly Compensated Employee with an allocation rate that is equal to at least one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate, then, to the extent necessary, the following steps will be taken.

A.

Identify the Employees of the Employer who participate in the Plan who are non-Highly Compensated Employees of such Employer and arrange them in order of their allocation rates from the highest to the lowest.

B.	Identify the Highly Compensated Employees of the Employer who participate in the Plan and arrange them in order of their allocation rates from the highest to the lowest.

C.

As of the date of allocation, lower the allocation to the Highly Compensated Employee with the highest allocation rate determined in (B) above. The reduction will equal the lesser of 1) the amount necessary so that the non- Highly Compensated Employee with the lowest allocation rate receives an allocation equal to one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate, or 2) the amount which would cause such Highly Compensated Employee’s allocation rate to equal the allocation rate of the Highly Compensated Employee with the next highest allocation rate. As of the date of allocation, that reduction will be added to the Individual Account of the non-Highly Compensated Employee described in 1) above.

D.

Repeat the procedures in (C) above until all non-Highly Compensated Employees have an allocation rate equal to at least one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate. If the allocation rate of a Highly Compensated Employee is lowered under (C) above or this clause (D) to the point where it is equal to that of the Highly Compensated Employees with the next highest allocation rate, then any further reductions in allocations will be apportioned between the former and latter Highly Compensated Employees in a manner that causes their equivalent allocation rates to be reduced by the same amount.

E.

Participants whose sole allocation for a Plan Year consists of either a minimum allocation made pursuant to Plan Section 3.04(E) or a Safe Harbor Nonelective Contribution are considered benefiting for purposes of the minimum allocation gateway. Allocation rates will include such contributions when determining whether the minimum gateway allocation has been satisfied.

ii.

Five-Percent Approach – Each non-Highly Compensated Employee who is eligible to participate receives an allocation of at least five-percent of such Employee’s Compensation, as defined in Part A of the definition of Compensation in the Plan’s Definition section, for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this section.

If a selection is made in the Adoption Agreement to satisfy a minimum allocation gateway under new comparability and to reallocate hypothetical contributions from Highly Compensated Employees to non-Highly Compensated Employees in order to provide each non-Highly Compensated Employee with an allocation of at least five-percent of such Employee’s Compensation, as defined in Part A of the definition of Compensation in the Plan’s Definition section, for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this section, then, to the extent necessary, the following steps will be taken.

A.

Identify the Employees of the Employer who participate in the Plan who are non-Highly Compensated Employees of such Employer, and arrange them in order of their allocation rates from the highest to the lowest.

B.	Identify the Highly Compensated Employees of the Employer who participate in the Plan, and arrange them in order of their allocation rates from the highest to the lowest.

C.

As of the date of allocation, lower the allocation to the Highly Compensated Employee with the highest allocation rate determined in (B) above. The reduction will equal the lesser of 1) the amount necessary so that the non-Highly Compensated Employee with the lowest allocation rate receives an allocation equal to five- percent of such Employee’s Compensation, as defined in Part A of the definition of Compensation in the Plan’s Definition section, for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this section, or 2) the amount that would cause such Highly Compensated Employee’s allocation rate to equal the allocation rate of the Highly Compensated Employee with the next highest allocation rate. As of the date of allocation, that reduction will be added to the Individual Account of the non-Highly Compensated Employee described in 1) above.

D.

Repeat the procedures in (C) above until each of the non-Highly Compensated Employees have an allocation rate equal to at least five-percent of such Employee’s Compensation, as defined in Part A of the definition of Compensation in the Plan’s Definition section, for the period during which the each of the non-Highly Compensated Employees are eligible to receive an allocation under this section. If the allocation rate of a Highly Compensated Employee is lowered under (C) above or this clause (D) to the point where it is equal to that of the Highly Compensated Employees with the next highest allocation rate, then any further reductions in allocations will be apportioned between the former and latter Highly Compensated Employees in a manner that causes their equivalent allocation rates to be reduced by the same amount.

E.

If the allocation rate of the Highly Compensated Employees is less than five-percent, either before any reallocation pursuant to this Plan Section 3.04(B)(10)(c), or as a result of any reallocation pursuant to this Plan Section 3.04(B)(10)(c), then for that Plan Year, the Employer Profit Sharing Contributions will be allocated as if the Employer had elected a pro rata allocation formula (as described in Adoption Agreement Section Three).

F.

Participants whose sole allocation for a Plan Year consists of either a minimum allocation made pursuant to Plan Section 3.04(E) or a Safe Harbor Nonelective Contribution, are considered benefiting for purposes of the minimum allocation gateway. Allocation rates will include such contributions when determining whether the minimum gateway allocation has been satisfied.

The Employer must make additional contributions to a Participant who is a non-Highly Compensated Employee and who receives only a top-heavy minimum contribution or a Safe Harbor Nonelective Contribution, in order to satisfy the minimum allocation gateway. The amount of such additional contribution will be equal to the difference between the amount required to satisfy the minimum allocation gateway and the top-heavy minimum or Safe Harbor Nonelective Contribution received by such Employee, whichever is applicable.

C.

Allocation of Forfeitures – Forfeitures may be, at the Employer’s discretion, applied first to the payment of the Plan’s administrative expenses in accordance with Plan Section 7.04 or applied to the restoration of Participants’ Individual Accounts pursuant to Plan Section 4.01(C)(3). Any remaining Forfeitures will be allocated as follows.

1.

Profit Sharing Plan – Unless otherwise elected in the Adoption Agreement, if this is a profit sharing plan, Forfeitures will be used to reduce Employer Contributions. Notwithstanding the preceding, Forfeitures arising under Plan Section 3.12 may be allocated to Qualifying Participants in accordance with Plan Section 3.04(B).

2.

401(k) Profit Sharing Plan – Effective for Plan Years beginning after the first adoption of a document restated to meet the requirements under Revenue Procedure 2011-49, unless otherwise elected in the Adoption Agreement or as specified in rules, regulations, or other pronouncements promulgated by the IRS, if this is a 401(k) profit sharing plan Forfeitures of Employer Profit Sharing Contributions, Matching Contributions, ACP Test Safe Harbor Matching Contributions, Excess Aggregate Contributions, QACA ADP Test Safe Harbor Contributions, and QACA ACP Test Safe Harbor Matching Contributions will be used to reduce Employer Contributions other than Elective Deferrals, ADP Test Safe Harbor Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, or any additional contributions specified in rules, regulations, or other pronouncements promulgated by the IRS. Notwithstanding the preceding, Forfeitures arising under Plan Section 3.12 may be allocated to Qualifying Participants in accordance with Plan Section 3.04(B).

3.

Money Purchase Pension Plan – Unless otherwise elected in the Adoption Agreement, if this Plan is a money purchase pension plan, Forfeitures will be used to reduce Employer Money Purchase Pension Contributions to the Plan. Notwithstanding the preceding, Forfeitures arising under Plan Section 3.12 may be allocated to Qualifying Participants in accordance with Plan Section 3.04(B).

Forfeitures must be applied as of the last day of the Plan Year in which the Forfeitures arose or, if necessary, any subsequent Plan Year following the Plan Year in which the Forfeiture arose. Notwithstanding the preceding, Forfeitures must be applied in a uniform and nondiscriminatory manner if applied either to the payment of the Plan’s administrative expenses or to the restoration of Participants’ Individual Accounts pursuant to Plan Section 4.01(C)(3). Forfeitures that are reallocated to Participants’ Individual Accounts need not be reallocated to the same contribution source from which they were forfeited.

D.

Timing of Employer Contribution – Unless otherwise specified in the Plan or permitted by law or regulation, the Employer Contribution made by an Employer for each Plan Year will be deposited with the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer’s income tax return for its tax year in which the Plan Year ends, including extensions thereof. Notwithstanding the preceding, Employer Contributions may be deposited during the Plan Year for which they are being made.

E.

Minimum Allocation for Top-Heavy Plans – The contribution and allocation provisions of this Plan Section 3.04(E) will apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan and will supersede any conflicting provisions in the Plan or Adoption Agreement.

1.

Except as otherwise provided in (3) and (4) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee will not be less than the lesser of three-percent of such Participant’s Compensation or (in the case where the Employer does not maintain a defined benefit plan in addition to this Plan that designates this Plan to satisfy Code section 401) the largest percentage of Employer Contributions and Forfeitures, as a percentage of the Key Employee’s Compensation, as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. Unless the Adopting Employer, in the Adoption Agreement, elects to allocate a top-heavy contribution to Participants who are Key Employees, only Participants who are not Key Employees will be entitled to receive the minimum allocation. Notwithstanding the preceding, if the Employer maintains a defined benefit plan in addition to this Plan and specifies in the Adoption Agreement that the minimum allocation will be made to this Plan, then except as provided in (3) and (4) below, Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee will not be less than five-percent of such Participant’s Compensation. For purposes of the preceding sentences, the largest percentage of Employer Contributions and Forfeitures as a percentage of each Key Employee’s Compensation will be determined by treating Elective Deferrals as Employer Contributions. This minimum allocation will be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of 1) the Participant’s failure to complete 1,000 Hours of Service (or any comparable period provided in the Plan), or 2) the Participant’s failure to make mandatory Nondeductible Employee Contributions to the Plan, or 3) had Compensation less than a stated amount.

2.

For purposes of computing the minimum allocation, Compensation will mean compensation as provided in the Definitions Section of the Plan as limited by Code section 401(a)(17) and will include any amounts contributed by the Employer pursuant to a salary reduction agreement and that is not includible in gross income under Code sections 402(g), 125, 132(f)(4), or 457. Compensation for the full Determination Year will be used in calculating the minimum allocation.

3.

The provision in (1) above will not apply to any Participant who was not employed by the Employer on the last day of the Plan Year. In addition, the provision in (1) above will not apply to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between the Employer and Employee representatives if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer.

4.

The provision in (1) above will not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Adopting Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans and the participant received the minimum allocation or benefit under such plan or plans.

5.

The minimum allocation required under this Plan Section 3.04(E) (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

6.

Elective Deferrals (and for Plan Years beginning before 2002, Matching Contributions) may not be taken into account for purposes of satisfying the minimum allocation requirement applicable to Top-Heavy Plans described in Plan Section 3.04(E)(1). Qualified Nonelective Contributions may, however, be taken into account for such purposes.

7.	Unless otherwise elected in the Adoption Agreement, the top-heavy minimum will offset Employer Profit Sharing Contributions, if any.

F.

Return of the Employer Contribution to the Employer Under Special Circumstances – Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Code section 404, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

If applicable, no contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

3.5	QUALIFIED NONELECTIVE CONTRIBUTIONS

The Employer may elect to make Qualified Nonelective Contributions under the Plan as selected in the Adoption Agreement. The amount of such contribution, if any, to the Plan for each Plan Year, will be determined by the Employer. Notwithstanding anything to the contrary in the Plan, the Employer may make Qualified Nonelective Contributions to the Plan in the amount necessary to satisfy testing requirements.

Qualified Nonelective Contributions Used to Satisfy Testing Requirements – If the current-year testing rules apply to the Plan, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Plan Sections 5.13 and 5.14, the Employer may, if permitted in the Adoption Agreement, use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. The option to use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test is not available if prior-year testing rules apply to the Plan.

Notwithstanding anything to the contrary in the Plan, and in addition to, or in lieu of, the allocation formula selected in the Adoption Agreement, Qualified Nonelective Contributions may be allocated to the Individual Accounts of a group of non-Highly Compensated Employees selected by the Employer and who are eligible Participants, following the requirements under Treasury Regulation section 1.401(k) and 1.401(m) (including the permissive disaggregation rules) for purpose of satisfying the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. No allocation will be required in excess of the amount required to satisfy the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. Qualified Nonelective Contributions may be made during the Plan Year for which they are being made; however, the Employer must follow the allocation requirements set forth below and unless specified otherwise in the Adoption Agreement, must adhere to the eligibility requirements applicable to Elective Deferrals, including a forfeiture of allocations where such eligibility requirements are not satisfied.

For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury Regulation section 1.401(k) and 1.401(m) became effective), Qualified Nonelective Contributions taken into account under the Actual Deferral Percentage (ADP) test cannot exceed the product of the non-Highly Compensated Employee’s Compensation and the greater of 1) five- percent (ten-percent if the Qualified Nonelective Contribution is made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act plan), or 2) two times the Plan’s representative contribution rate. The “representative contribution rate,” for this purpose, is the lowest applicable contribution rate of any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of one-half of all non-Highly Compensated Employees for the Plan Year (or if greater, the lowest applicable percentage contribution rate of any eligible non-Highly Compensated Employee in the group of all eligible non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year). The “applicable contribution rate” for these purposes is the sum of the   Qualified Matching Contributions taken into account for the ADP test for the eligible non-Highly Compensated Employees for the Plan Year and the Qualified Nonelective Contributions made for the eligible non-Highly Compensated Employee for the Plan Year, divided by the eligible non-Highly Compensated Employee’s Compensation for the same period.

3.6	QUALIFIED MATCHING CONTRIBUTIONS

The Employer may elect to make Qualified Matching Contributions under the Plan. Unless otherwise elected in the Adoption Agreement, the amount of such contribution, if any, to the Plan for each Plan Year, will be determined by the Employer. If the current- year testing rules apply to the Plan and the Employer has so elected in the Adoption Agreement, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Plan Sections 5.13 and 5.14, the Employer may elect in the Adoption Agreement to use Qualified Matching Contributions to satisfy either the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both, pursuant to Treasury Regulations under Code sections 401(k) and 401(m). The option to use all or any portion of the Qualified Matching Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test is not available if prior-year testing rules apply to the Plan.

Unless another allocation formula is specified in the Adoption Agreement, Qualified Matching Contributions, if made, will be in an amount equal to that percentage of the Elective Deferrals (and Nondeductible Employee Contributions) of each non-Highly Compensated Employee that would be sufficient to cause the Plan to satisfy the Actual Contribution Percentage test, the Actual Deferral Percentage test, or both. For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury Regulation section 1.401(k) and 1.401(m) became effective), if Qualified Matching Contributions exceed 100 percent of a Qualifying Contributing Participant’s Elective Deferrals, the additional ACP testing restrictions listed in Plan Section 3.02 will apply.

3.7	ROLLOVER CONTRIBUTIONS

Unless otherwise elected in the Adoption Agreement, an Employee may make Indirect Rollover and Direct Rollover contributions to the Plan from distributions made from plans described in Code sections 401(a), 403(a), 403(b), 408, and 457(b) (if maintained by a governmental entity) (excluding Nondeductible Employee Contributions and Roth Elective Deferrals except as otherwise indicated in the Adoption Agreement) unless an Employee is either an Employee of a Related Employer of the Adopting Employer that does not participate in this Plan or a member of any excluded class in Adoption Agreement Section Two and Plan Section 2.01. The Plan Administrator may require the Employee to certify, either in writing or in any other form permitted under rules promulgated by the IRS and DOL, that the contribution qualifies as a rollover contribution under the applicable provisions of the Code. If it is later determined that all or part of a rollover contribution was ineligible to be contributed to the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Plan Section 7.02(B)), be distributed from the Plan to the Employee as soon as administratively feasible.

A separate account will be maintained by the Plan Administrator for each Employee’s rollover contributions, which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Plan Section 7.02(B). Where the Adoption Agreement does not permit Employer designation with respect to rollover contributions, the Employer may, in a uniform and nondiscriminatory manner, allow only Employees who have become Participants in the Plan to make rollover contributions.

If the Plan allows rollover contributions, 2009 RMDs and Extended 2009 RMDs distributed for 2009 will be considered Eligible Rollover Distributions and could have been rolled over to the Plan in accordance with this section and the Plan’s existing rollover contribution elections.

3.8	TRANSFER CONTRIBUTIONS

The Adopting Employer may, subject to uniform and nondiscriminatory rules, permit elective transfers to be delivered to the Trustee (or Custodian, if applicable) in the name of an Employee from the trustee or custodian of another plan qualified under Code section 401(a). Whether any particular elective transfer will be accepted by the Plan will be determined using the uniform and nondiscriminatory rules established by the Plan Administrator, and the procedures for the receipt of such transfers by the Plan must be allowed under Code section 411(d)(6), Treasury Regulation section 1.411(d)-4, and other rules promulgated by the IRS. Nothing in this Plan prohibits the Plan Administrator from permitting (or prohibiting) Participants to transfer their Individual Accounts to other eligible plans, provided such transfers are permitted (or prohibited) in a uniform and nondiscriminatory manner. If it is later determined that all or part of an elective transfer was ineligible to be transferred into the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Plan Section 7.02(B)), be distributed from the Plan to the Employee as soon as administratively feasible. Notwithstanding the preceding, the Employer may, at its discretion, also return the amount transferred to the transferor plan or correct the ineligible transfer using any other method permitted by the IRS under regulation or other guidance.

A separate account will be maintained by the Plan Administrator for each Employee’s elective transfers, which will, if applicable, be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Plan Section 7.02(B). Notwithstanding the preceding, an Employee’s separate account established solely on account of an event described in Code section 414(l) will continue to be subject to the Plan’s vesting schedule except as otherwise provided therein. If elective transfers are associated with distributable events and the Employees are eligible to receive single sum distributions consisting entirely of Eligible Rollover Contributions, the elective transfers will be considered Direct Rollovers.

3.9	DEDUCTIBLE EMPLOYEE CONTRIBUTIONS
The Plan Administrator will not accept Deductible Employee Contributions that are made for a taxable year beginning after December 31, 1986. Contributions made before that date will be maintained in a separate account, which will be nonforfeitable at all times. The account will share in the gains and losses of the Fund in the same manner as described in Plan Section 7.02(B). No part of the Deductible Employee Contributions account will be used to purchase life insurance. Subject to Plan Section 5.10 (if applicable), the Participant may withdraw any part of the Deductible Employee Contribution account by making a written application to the Plan Administrator.

3.10	NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS

If this Plan is subject to Code section 401(k) and the Adopting Employer so allows in the Adoption Agreement, a Participant may contribute Nondeductible Employee Contributions to the Plan by enrolling as a Contributing Participant pursuant to the applicable provisions of Plan Section 3.01. The Employer will establish uniform and nondiscriminatory rules and procedures for Nondeductible Employee Contributions as it deems necessary and advisable including, but not limited to, rules describing any amounts or percentages of Compensation that Participants may or must contribute to the Plan. Nondeductible Employee Contributions for Plan Years beginning after December 31, 1986, together with any Matching Contributions, will be limited so as to satisfy the Actual Contribution Percentage test in Plan Section 3.14. Notwithstanding the preceding, contributions made to the Plan on an after-tax basis (e.g., to repay defaulted loans or to buy back previously forfeited amounts as described in Plan Section 4.01(C)(3)) do not constitute Nondeductible Employee Contributions and will not, therefore, be subject to the nondiscrimination test of Code section 401(m) or the Annual Additions limits of Code section 415.

A separate account will be maintained by the Plan Administrator for the Nondeductible Employee Contributions of each Participant.

3.11	OTHER LIMITATIONS ON SIMPLE 401(K) CONTRIBUTIONS
If the Employer has established a SIMPLE 401(k) Plan, no Employer or Employee contributions may be made to this Plan for the SIMPLE 401(k) Year other than Elective Deferrals described in Plan Section 3.01(I), Matching or nonelective contributions described in Plan Section 3.02, and rollover contributions described in Plan Section 3.07.

3.12	LIMITATION ON ALLOCATIONS

A.

If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer, a welfare benefit fund (as defined in Code section 419(e)) maintained by the Employer, an individual medical account (as defined in Code section 415(l)(2)) maintained by the Employer, or a simplified employee pension plan (as defined in Code section 408(k)) maintained by the Employer, any of which provides an Annual Addition as defined in the Definitions Section of the Plan, the following rules will apply.

1.

The amount of Annual Additions that may be credited to the Participant’s Individual Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Individual Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated may be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

2.

Before determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

3.

As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

4.

Any Excess Annual Additions allocated to a Participant may be corrected through EPCRS or such other correction method allowed by statute, regulations, or regulatory authorities. EPCRS is currently described in IRS Revenue Procedure 2013-12.

B.

If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension plan maintained by the Employer any of which provides an Annual Addition as defined in the Definitions Section of the Plan during any Limitation Year, the following rules apply.

1.

The Annual Additions that may be credited to a Participant’s Individual Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant under the other qualified Master or Prototype Plans, welfare benefit funds, individual medical account, and simplified employee pension plans for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Individual Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated may be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Individual Account under this Plan for the Limitation Year.

2.

Before determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Plan Section 3.12(A)(2).

3.

As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

4.	Any Excess Annual Additions attributed to this Plan will be disposed of in the manner described in Plan Section 3.12(A)(4).

5.

If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Plan Section 3.12(B)(1) through 3.12(B)(4) will apply as if the other plan were a Master or Prototype Plan. In the event this method cannot be administered because of conflicting language in the other plan, the Employer must provide, through a written attachment to the Plan, the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Annual Additions in a manner that precludes Employer discretion.

C.	The provisions of this Plan Section 3.12 will apply to SIMPLE 401(k) contributions made pursuant to Plan Sections 3.01(I) and 3.02.

D.

Adoption Agreement elections to include or exclude items from Compensation that are inconsistent with Code section 415 and the corresponding regulations will be disregarded for purposes of determining a Participant’s Annual Additions limit.

3.13	ACTUAL DEFERRAL PERCENTAGE TEST (ADP)

A.

Limits on Highly Compensated Employees – The Actual Deferral Percentage (hereinafter “ADP”) for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

1.

The ADP for Participants who are Highly Compensated Employees for the Plan Year will not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

2.

The ADP for Participants who are Highly Compensated Employees for the Plan Year will not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0 provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are non-Highly Compensated Employees by more than two percentage points.

The Plan must satisfy the ADP test using either the prior-year testing or current-year testing requirements described below. Notwithstanding the preceding, and unless otherwise elected in the Adoption Agreement, the prior-year testing method described below will apply to this Plan.

3.

Prior-Year Testing – The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

a.

The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year will not exceed the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

b.

The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year will not exceed the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

For the first Plan Year that the Plan permits any Participant to make Elective Deferrals and if this is not a successor Plan, for purposes of the preceding tests, the prior year’s non-Highly Compensated Employees’ ADP will be three-percent unless the Adopting Employer has elected in the Adoption Agreement to use the actual Plan Year’s ADP for these Participants.

Notwithstanding the preceding, if the Adopting Employer has elected the Safe Harbor CODA or the QACA option in the Adoption Agreement, the current-year testing provisions described in Plan Section 3.13(A)(4) will apply. In addition, if the Adopting Employer has elected the Safe Harbor CODA or the QACA option in the Adoption Agreement and the Adoption Agreement does not permit the Employer to designation the ADP testing method, the current-year testing provisions described in Plan Section 3.13(A)(4) will apply.

4.

Current-Year Testing – If elected by the Employer in the Adoption Agreement, the ADP tests in this Plan Section 3.13(A)(1) and (2) above will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are non-Highly Compensated Employees. Once a current- year testing election is made, the Employer can elect prior-year testing for a Plan Year only if the Plan has used current-year testing for each of the preceding five Plan Years (or if less, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior- year testing and a plan using current-year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii).

Notwithstanding the preceding, the Plan will be treated as meeting the ADP test if, within a reasonable period before any Plan Year, each Participant eligible to participate is given a notice (either in writing or in any other form permitted by Treasury Regulations or other rules promulgated by the IRS) that satisfies the requirements of Code section 401(k)(12)(D), and the Employer makes ADP Test Safe Harbor Contributions pursuant to Code sections 401(k)(12)(B) and (C), respectively.

B.	Special Rules

1.

A Participant is a Highly Compensated Employee for a particular Plan Year if they meet the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if they do not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.

The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to their Individual Accounts under two or more arrangements described in Code section 401(k) that are maintained by the Employer, will be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all Elective Deferrals made during the Plan Year under all such arrangements will be aggregated. For Plan Years beginning before 2006, cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the preceding, certain plans will be treated as separate if mandatorily disaggregated under the Treasury Regulations under Code section 401(k).

3.

In the event that this Plan satisfies the requirements of Code sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Plan Section 3.13(B)(3) will be applied by determining the ADP of Participants as if all such plans were a single plan. If more than ten-percent of the Employer’s non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulation section 1.401(k)-2(c)(4), then any adjustments to the non-Highly Compensated Employee ADP for the prior year will be made in accordance with such regulations, unless the Adopting Employer has elected in the Adoption Agreement to use the current-year testing method. Plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year and use the same ADP testing method.

4.

For purposes of satisfying the ADP test, Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which contributions relate.

5.

The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

6.	The determination and treatment of the ADP amounts of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

7.

If the Employer elects to take Qualified Matching Contributions into account as Elective Deferrals for purposes of the ADP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Qualified Matching Contributions in the ADP test or to include only the amount of such Qualified Matching Contributions that are needed to meet the ADP test.

8.

In the event that the Plan Administrator determines that it is not likely that the ADP test will be satisfied for a particular Plan Year unless certain steps are taken before the end of such Plan Year, the Plan Administrator may require Contributing Participants who are Highly Compensated Employees to reduce or cease future Elective Deferrals for such Plan Year in order to satisfy that requirement. This limitation will be considered a Plan-imposed limit for Catch-up Contribution purposes. If the Plan Administrator requires Contributing Participants to reduce or cease making Elective Deferrals under this paragraph, the reduction or cessation will begin with the Highly Compensated Employee with either the largest amount of Elective Deferrals or the highest Contribution Percentage for the Plan Year (on the date on which it is determined that the ADP test will not likely be satisfied), as elected by the Plan Administrator. All remaining Highly Compensated Employees’ Elective Deferrals for the Plan Year will be limited to such amount. Notwithstanding the preceding, if it is later determined that the ADP test for the Plan Year will be satisfied, Highly Compensated Employees will be permitted to enroll again as Contributing Participants in accordance with the terms of the Plan.

9.

Elective Deferrals that are treated as Catch-up Contributions because they exceed a Plan limit or a statutory limit will be excluded from ADP testing. Amounts which are characterized as Catch–up Contributions as a result of the ADP test will reduce the amount of Excess Contributions distributed or Qualified Nonelective Contributions or Qualified Matching Contributions contributed to the Plan to correct an Excess Contribution.

10.

Special Rule for Early Participation – If the Plan provides that Employees are eligible to become Contributing Participants before they have completed the minimum age and service requirements in Code section 410(a)(1)(A), and if the Plan applies Code section 410(b)(4)(B) in determining whether the Plan satisfies the requirements in Code section 410(b)(1), then in determining whether the Plan satisfies the ADP test, either:

a.

pursuant to Code section 401(k)(3)(F), the ADP test is performed under the Plan (determined without regard to disaggregation under Treasury Regulation section 1.410(b)-7(c)(3)), using the ADP for all eligible Highly Compensated Employees for the Plan Year and the ADP of eligible non-Highly Compensated Employees for the applicable year, disregarding all non-Highly Compensated Employees who have not met the minimum age and services requirements in Code section 410(a)(1)(A); or

b.

pursuant to Treasury Regulation section 1.401(k)-1(b)(4), the Plan is disaggregated into separate plans and the ADP test is performed separately for all eligible Participants who have completed the minimum age and service requirements of Code section 410(a)(1)(A) and for all eligible Participants who have not completed the minimum age and service requirements in Code section 410(a)(1)(A).

C.	Notwithstanding the preceding, the ADP test described above is treated as satisfied for any SIMPLE 401(k) Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

3.14	ACTUAL CONTRIBUTION PERCENTAGE TEST (ACP)

A.

Limits on Highly Compensated Employees – The Actual Contribution Percentage (hereinafter “ACP”) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

1.

The ACP for Participants who are Highly Compensated Employees for the Plan Year will not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25.

2.

The ACP for Participants who are Highly Compensated Employees for the Plan Year will not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for the Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are non-Highly Compensated Employees by more than two percentage points.

The Plan must satisfy the ACP test using either the prior-year testing or current-year testing requirements described below. Notwithstanding the preceding, and unless otherwise elected in the Adoption Agreement, the prior-year testing method described below will apply to this Plan.

3.

Prior-Year Testing – The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

a.

The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year will not exceed the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25.

b.

The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year will not exceed the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

For the first Plan Year, if this Plan 1) permits any Participant to make Nondeductible Employee Contributions, 2) provides for Matching Contributions, or 3) both, and 4) this is not a successor Plan, for purposes of the preceding tests, the prior year’s non-Highly Compensated Employees’ ACP will be three-percent unless the Employer has elected in the Adoption Agreement to use the Plan Year’s ACP for these Participants.

Notwithstanding the preceding, if the Adopting Employer has elected the Safe Harbor CODA or the QACA option in the Adoption Agreement, the current-year testing provisions described in Plan Section 3.14(A)(4) will apply. In addition, if the Adopting Employer has elected the Safe Harbor CODA or the QACA option in the Adoption Agreement and the Adoption Agreement does not permit Employer designation with respect to the ADP testing method, the current-year testing provision in Plan Section 3.14(A)(4) will apply.

4.

Current-Year Testing – If elected by the Adopting Employer in the Adoption Agreement, the ACP tests in this Plan Section 3.14(A)(1) and (2), above, will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are non-Highly Compensated Employees. Once an election to use current-year testing is made, the Employer can elect prior-year testing for a Plan Year only if the Plan has used current-year testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of the merger or acquisition described in Code section 410(b)(6)(C)(i), the Employer maintains both a plan using prior-year testing and a plan using current-year testing and the change is made within the transition period described in Code section 410(b)(6)(C)(ii).

B.	Special Rules

1.

A Participant is a Highly Compensated Employee for a particular Plan Year if they meet the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if they do not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.

For purposes of this Plan Section 3.14, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to their Individual Account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k) that are maintained by the Employer, will be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements will be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year will be treated as a single plan or arrangement. Notwithstanding the preceding, certain plans will be treated as separate if mandatorily disaggregated under regulations under Code section 401(m).

3.

In the event that this Plan satisfies the requirements of Code sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Plan Section 3.14(B)(3) will be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. If more than ten-percent of the Employer’s non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulation section 1.401(m)-2(c)(4), then any adjustments to the non- Highly Compensated Employee ACP for the prior year will be made in accordance with such regulations, unless the Employer has elected in the Adoption Agreement to use the current-year testing method. Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year and use the same ACP testing method.

4.

For purposes of determining the Actual Contribution Percentage test, Nondeductible Employee Contributions are considered to have been made in the Plan Year in which contributed to the Fund. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

5.

The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

6.	The determination and treatment of the Contribution Percentage of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

7.

If the Employer elects to take Qualified Nonelective Contributions into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, either to include all Qualified Nonelective Contributions in the ACP test or to include only the amount of such Qualified Nonelective Contributions that are needed to meet the ACP test.

8.

If the Employer elects to take Elective Deferrals into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, either to include all Elective Deferrals in the ACP test or to include only the amount of such Elective Deferrals that are needed to meet the ACP test.

9.

Special Rule for Early Participation – If the Plan provides for Matching Contributions or Nondeductible Employee Contributions and provides that Employees are eligible to participate with regard to such contributions before they have completed the minimum age and service requirements in Code section 410(a)(1)(A), and if the Plan applies Code section 410(b)(4)(B) in determining whether the Plan meets the requirements in Code section 410(b)(1), then in determining whether the Plan meets the ACP test, either:

a.

pursuant to Code section 401(m)(5)(C), the ACP test is performed under the Plan (determined without regard to disaggregation under Treasury Regulation section 1.410(b)-7(c)(3)), using the ACP for all eligible Highly Compensated Employees for the Plan Year and the ACP of eligible non-Highly Compensated Employees for the applicable year, disregarding all non-Highly Compensated Employees who have not met the minimum age and service requirements in Code section 410(a)(1)(A); or

b.

pursuant to Treasury Regulation section 1.401(m)-1(b)(4), the Plan is disaggregated into separate plans and the ACP test is performed separately for all eligible Participants who have completed the minimum age and service requirements in Code section 410(a)(1)(A) and for all eligible Participants who have not completed the minimum age and service requirements in Code section 410(a)(1)(A).

C.	Notwithstanding the preceding, the ACP test described above is treated as satisfied for any SIMPLE 401(k) Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

SECTION FOUR: VESTING AND FORFEITURES

4.1	DETERMINING THE VESTED PORTION OF PARTICIPANT INDIVIDUAL ACCOUNTS

A.	Determining the Vested Portion – In determining the Vested portion of a Participant’s Individual Account, the following rules apply.

1.

Employer Contributions – The Vested portion of a Participant’s Individual Account derived from Employer Contributions other than Elective Deferrals is determined by applying the vesting schedule(s) selected in the Adoption Agreement (or the vesting schedule(s) described in Plan Section 4.01(B) if the Plan is a Top-Heavy Plan). In the event that there is not a vesting schedule option provided in the Adoption Agreement, a Participant will be fully Vested in their Individual Account at all times. Notwithstanding the preceding, a Participant with accrued benefits derived from Employer Profit Sharing Contributions or Employer Money Purchase Pension Contributions who has not completed at least one Hour of Service under the Plan in a Plan Year beginning after December 31, 2006, will be subject to the vesting schedule in effect after January 1, 2007, unless otherwise elected by the Employer in an amendment adopting provisions of the Pension Protection Act of 2006 (PPA). In addition, all Employer Profit Sharing Contributions or Employer Money Purchase Pension Contributions made to the Plan for Plan Years beginning before January 1, 2007, that were previously subject to a less favorable vesting schedule will be subject to the vesting schedule in effect after January 1, 2007, unless otherwise elected by the Employer in an amendment adopting provisions of PPA.

2.

Other Contributions – A Participant is fully Vested in their rollover contributions and transfer contributions (subject to the exceptions provided in Plan Section 3.08), Elective Deferrals, Deductible Employee Contributions, Nondeductible Employee Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions, and any earnings thereon. No Forfeiture will occur solely as a result of an Employee’s withdrawal of such contributions. Separate accounts for such contributions will be maintained for each Employee, including separate accounts for Pre-Tax Elective Deferrals and Roth Elective Deferrals. Each account will be credited with the applicable contributions and earnings thereon.

3.	Fully Vested Under Certain Circumstances – An Employee is fully Vested in their Individual Account if any of the following occurs:

a.	the Employee reaches Normal Retirement Age;

b.	the Plan is terminated or partially terminated as defined by rules promulgated by the IRS; or

c.	there exists a complete discontinuance of contributions under the Plan.

Further, unless otherwise elected in the Adoption Agreement, an Employee is fully Vested if the Employee dies, incurs a Disability, or satisfies the conditions for Early Retirement Age (if applicable). Notwithstanding the preceding, the portion of an Employee’s Individual Account attributable to Employer Profit Sharing Contributions or Employer Money Purchase Pension Contributions that are made based on their imputed Compensation on account of incurring a Disability will be fully Vested at all times. In the case of a partial termination, only those Employees who are affected by the partial termination of the Plan will become fully Vested.

4.

Participants under a Prior Plan Document – If a Participant was a participant under a Prior Plan Document on the Effective Date, their Vested percentage will not be less than it would have been under such Prior Plan Document as computed on the Effective Date.

5.

SIMPLE 401(k) Exception – Notwithstanding anything in this Plan to the contrary, all benefits attributable to contributions described in Plan Section 3.01(I) are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the SIMPLE 401(k) Year in which the SIMPLE 401(k) Plan is adopted.

6.

ADP Test Safe Harbor Contribution Exception – Notwithstanding anything in this Plan to the contrary, all benefits attributable to ADP Test Safe Harbor Contributions will be nonforfeitable at all times.

7.

ACP Test Safe Harbor Matching Contributions – Notwithstanding anything in this Plan to the contrary, ACP Test Safe Harbor Matching Contributions will be Vested as indicated in the Matching Contributions vesting schedule in the Adoption Agreement, but, in any event, such contributions will be fully Vested upon an Employee’s attainment of Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions.

8.

Employer Prevailing Wage Contributions – Notwithstanding anything in this Plan to the contrary, contributions made by an Employer pursuant to Plan Section 3.04(B)(3) will be nonforfeitable at all times.

A Participant will not be fully Vested in their Individual Account solely on account of a transaction described in Code section 414(l), except as otherwise provided therein.

B.	Minimum Vesting Schedule for Top-Heavy Plans – The following vesting provisions apply for any Plan Year in which this Plan is a Top-Heavy Plan.

Notwithstanding the other provisions of this Plan Section 4.01 (unless those provisions provide for more rapid vesting), the top- heavy Vested portion of a Participant’s Individual Account derived from Employer Contributions and Forfeitures is determined by applying the vesting schedule(s) selected in the Adoption Agreement for the source to which the contribution is attributable.

The vesting schedule(s) selected in the Adoption Agreement applies to all benefits within the meaning of Code section 411(a)(7), except for those benefits that are nonforfeitable under the Code (e.g., Nondeductible Employee Contributions, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became a Top-Heavy Plan, Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and ADP Test Safe Harbor Contributions). Further, no decrease in a Participant’s Vested percentage may occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year. However, this Plan Section 4.01(B) does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee’s Individual Account attributable to Employer Contributions and Forfeitures will be determined without regard to this Plan Section 4.01(B).

C.

Termination of Employment – If a Participant incurs a Termination of Employment, any portion of their Individual Account which is not Vested may be held in a Forfeiture account. Such Forfeiture account will share in any increase or decrease in the fair market value of the assets of the Fund in accordance with Plan Section 7.02(B). The disposition of such Forfeiture account will be as follows.

1.

Cashout of Certain Terminated Participants – If the Vested value of a terminated Participant’s Individual Account does not exceed $1,000 (or such other cashout level specified in the Adoption Agreement), the Vested value of the Participant’s Individual Account may be paid from the Plan pursuant to Plan Sections 5.01(B)(1) and 5.04(A), subject to a uniform and nondiscriminatory policy established by the Plan Administrator. The portion which is not Vested will be treated as a Forfeiture and applied in accordance with Plan Section 3.04(C). If a Participant would have received the Vested portion of their Individual Account pursuant to the previous sentence but for the fact that the Participant’s Vested Individual Account exceeded the cashout amount when the Participant terminated service, and if at a later time such Individual Account is reduced such that it is not greater than the cashout level, the Vested portion of the Participant’s Individual Account will be paid from the Plan and the portion that is not Vested will be treated as a Forfeiture and applied in accordance with Plan Section 3.04(C). For purposes of this Plan Section, if the value of the Vested portion of a Participant’s Individual Account is zero, the Participant will be deemed to have received a distribution of such Vested Individual Account.

2.

Terminated Participants Who Elect to Receive Distributions – If such terminated Participant elects to receive a distribution of the entire Vested portion of their Individual Account in accordance with Plan Section 5.01(B)(2), the portion that is not Vested will be treated as a Forfeiture. Such Forfeiture will be applied in accordance with Plan Section 3.04(C).

3.

Reemployed Participants Who Received Distributions – If such Participant is deemed to receive a distribution pursuant to Plan Section 4.01(C)(1) and the Participant subsequently resumes employment before the date the Participant incurs five consecutive Breaks in Vesting Service, upon the reemployment of such Participant, the Employer-derived Individual Account balance will be restored to the amount on the date of the deemed distribution. If such Participant receives a distribution pursuant to Plan Section 4.01(C)(1) or (2) and the Participant subsequently resumes employment, the Participant’s Employer- derived Individual Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution that was subject to a vesting schedule before the earlier of

a.	five years after the first date on which the Participant is subsequently reemployed by the Employer, or

b.	the date the Participant incurs five consecutive Breaks in Vesting Service following the date of the distribution.

Any restoration of a Participant’s Individual Account pursuant to this Plan Section 4.01(C)(3) will be made from other Forfeitures, income or gain to the Fund, or contributions made by the Employer.

4.

Reemployed Participants Who Did Not Receive Distributions – If such Participant neither receives nor is deemed to receive a distribution pursuant to Plan Section 4.01(C)(1) or (2), and the Participant returns to the service of the Employer before incurring five consecutive Breaks in Vesting Service, there will be no Forfeiture. Rather, the amount in such Forfeiture account will be restored to such Participant’s Individual Account.

D.	Vesting Breaks in Service

1.

Vesting of Pre-Break Accruals – Years of Vesting Service (Periods of Service, if applicable) credited after a Participant incurs five consecutive Breaks in Vesting Service will be disregarded in determining the Vested portion of such Participant’s Individual Account that was accrued before the five consecutive Breaks in Vesting Service. If a Participant who has neither received a distribution nor has been deemed to receive a distribution incurs five consecutive Breaks in Vesting Service, the portion of the Participant’s Individual Account that is not Vested will be treated as a Forfeiture and applied in accordance with Plan Section 3.04(C).

2.	Vesting of Post-Break Accruals – Years of Vesting Service (Periods of Service, if applicable) credited before a Break in Vesting Service will apply for purposes of determining the Vested portion of a Participant’s Individual Account that is accrued after such Break in Vesting Service.

E.

Distribution Before Full Vesting – If a distribution is made to a Participant who was not then fully Vested in their Individual Account derived from Employer Contributions, and if the Participant may increase their Vested percentage in their Individual Account, then the following rules will apply:

1.	a separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and

2.

at any relevant time, the Participant’s Vested portion of the separate account will be equal to an amount (“X”) determined in accordance with the standard formula described below. The formula must be used in a uniform and nondiscriminatory manner.

Standard Formula: X – P (AB+D) - D

For purposes of the standard formula described above, “P” is the Vested percentage at the relevant time; “AB” is the separate account balance at the relevant time; and “D” is the amount of the distribution.

F.

QACA ADP Test Safe Harbor Contributions – Notwithstanding anything in this Plan to the contrary, QACA ADP Test Safe Harbor Contributions will be Vested as indicated in the Adoption Agreement over a period that may not exceed two years. If no election is made, all benefits attributable to such contributions will be fully Vested at all times. In addition, such contributions will be fully Vested upon an Employee’s attainment of Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions.

G.

QACA ACP Test Safe Harbor Matching Contributions – Notwithstanding anything in this Plan to the contrary, QACA ACP Test Safe Harbor Matching Contributions will be Vested according to the vesting provisions for Matching Contributions selected in the Adoption Agreement, but, in any event, such contributions will be fully Vested upon an Employee’s attainment of Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions.

4.2	100 PERCENT VESTING OF CERTAIN CONTRIBUTIONS
The Participant’s accrued benefit derived from Elective Deferrals, Qualified Nonelective Contributions, ADP Test Safe Harbor Contributions, Nondeductible Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Pre-Tax Elective Deferrals, Roth Elective Deferrals, Qualified Nonelective Contributions, Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

4.3	FORFEITURES AND VESTING OF MATCHING CONTRIBUTIONS

Matching Contributions, other than Qualified Matching Contributions, will be Vested in accordance with the vesting schedule for Matching Contributions in the Adoption Agreement. In any event, an Employee’s Matching Contributions will be fully Vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Notwithstanding any other provisions of the Plan, Matching Contributions or Qualified Matching Contributions must be forfeited if the contributions to which they relate are Excess Elective Deferrals (unless the Excess Elective Deferrals are for non-Highly Compensated Employees, in which event the Plan Administrator will have discretion as to whether such amounts will be forfeited), Excess Contributions, Excess Aggregate Contributions, or Excess Annual Additions that are distributed pursuant to Plan Section 3.12(A)(4). Such Forfeitures will be allocated in accordance with Plan Section 3.04(C).

When a Participant incurs a Termination of Employment, whether a Forfeiture arises with respect to Matching Contributions will be determined in accordance with Plan Section 4.01(C).

4.4	FORFEITURES OF QACA ADP TEST SAFE HARBOR CONTRIBUTIONS AND QACA ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS

Notwithstanding any other provisions of the Plan, QACA Basic Matching Contributions, QACA Enhanced Matching Contributions, or QACA ACP Test Safe Harbor Matching Contributions must be forfeited if the contributions to which they relate are Excess Elective Deferrals (unless the Excess Elective Deferrals are for non-Highly Compensated Employees, in which event the Plan Administrator will have discretion as to whether such amounts will be forfeited), or Excess Annual Additions that are distributed according to provisions in Plan Section 3.12. Such Forfeitures will be allocated in accordance with Plan Section 3.04(C) as it relates to Matching Contributions.

Matching Contributions (adjusted for gain or loss) that have been allocated to a Contributing Participant’s account under the EACA or QACA provisions, and that relate to Elective Deferrals permissively withdrawn, must be forfeited. Such Forfeitures will be allocated in accordance with Plan Section 3.04(C) as it relates to Matching Contributions.

When a Participant incurs a Termination of Employment, whether a Forfeiture arises, with respect to QACA Basic Matching Contributions, QACA Enhanced Matching Contributions, QACA Safe Harbor Nonelective Contributions, or QACA ACP Test Safe Harbor Matching Contributions, will be determined in accordance with Plan Section 4.01(C).

SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS

5.1	DISTRIBUTIONS

A.	Eligibility for Distributions

1.

Entitlement to Distribution – The Vested portion of a Participant’s Individual Account attributable to Employer Contributions (including ACP Test Safe Harbor Matching Contributions and QACA ACP Test Safe Harbor Matching Contributions) other than those described in Plan Section 5.01(A)(2) will be distributable to the Participant upon 1) the Participant satisfying the distribution eligibility requirements specified in the Adoption Agreement, 2) the Participant’s Termination of Employment after attaining Normal Retirement Age, 3) the termination of the Plan, and 4) if the Plan designates an Early Retirement Age, the Participant’s Termination of Employment after satisfying any Early Retirement Age conditions. If a Participant separates from service before satisfying the Early Retirement Age requirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfying such age requirement. With respect to item 1) above, if the Adoption Agreement does not allow an Employer to specify distribution eligibility requirements, the Vested portion of a Participant’s Individual Account will be distributable to the Participant upon the Participant’s Termination of Employment, attainment of Normal Retirement Age, Disability, attainment of age 59½ (if this Plan is a profit sharing or 401(k) plan), or the termination of the Plan. If a Participant who is entitled to a distribution is not legally competent to request or consent to a distribution, the Participant’s court-appointed guardian, an attorney-in-fact acting under a valid power of attorney, or any other individual or entity authorized under state law to act on behalf of the Participant, may request and accept a distribution of the Vested portion of a Participant’s Individual Account under this Plan Section 5.01(A).

2.

Special Requirements for Certain 401(k) Contributions – Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or their Beneficiary or Beneficiaries, in accordance with such Participant’s or Beneficiaries’ election, earlier than upon the Participant’s Severance from Employment, death, or Disability, except as listed below.

Such amounts may also be distributed upon any one of the following events:

a.

termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code section 4975(e) or Code section 409), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE IRA Plan (as defined in Code section 408(p)), a plan or contract described in Code section 403(b), or a plan described in Code section 457(b) or (f), at any time during the period beginning on the date of Plan termination and ending twelve months after all assets have been distributed from the Plan;

b.

attainment of age 59½ in the case of a profit sharing plan, if elected in the Adoption Agreement. Notwithstanding the preceding, where no election is available in the Adoption Agreement, distribution of Elective Deferrals will be permitted upon the attainment of age 59½;

c.

existence of a hardship incurred by the Participant as described in Plan Section 5.01(C)(2)(b), if elected in the Adoption Agreement. Notwithstanding the preceding, where no election is available in the Adoption Agreement, distribution of Elective Deferrals will be permitted upon the existence of a hardship as described in Plan Section 5.01(C)(2)(b);

d.

unless otherwise elected in the Adoption Agreement, existence of a Deemed Severance from Employment under Code section 414(u)(12)(B) during a period of uniformed services as defined in Code section 3401(h)(2)(A). Notwithstanding the preceding, where no election is available in the Adoption Agreement, distribution of Elective Deferrals will be permitted upon a Deemed Severance from Employment. If an individual receives a distribution due to a Deemed Severance from Employment, the individual may not make an Elective Deferral or Nondeductible Employee Contribution during the six-month period beginning on the date of the distribution; or

e.	a federally declared disaster as described in Plan Section 5.01(D)(4).

All distributions that may be made pursuant to one or more of the preceding distribution eligibility requirements are subject to the spousal and Participant consent requirements (if applicable) contained in Code section 401(a)(11) and 417. In addition, distributions that are triggered by either a., b., or c. above must be made in a lump sum.

Notwithstanding the preceding, ADP Test Safe Harbor Contributions or QACA ADP Test Safe Harbor Contributions are subject to the same distribution restrictions as listed above for Elective Deferrals, except that no distribution can be made from ADP Test Safe Harbor Contributions or QACA ADP Test Safe Harbor Contributions due to the existence of a hardship as described in Plan Section 5.01(C)(2).

Notwithstanding the preceding, unless otherwise elected in the Adoption Agreement, contributions made to the Plan under the EACA or QACA provisions of the Plan may be distributed as permissible withdrawals in accordance with the following:

Permissible Withdrawals – Elective Deferrals made according to the Plan under either the EACA or the QACA (provided the QACA otherwise satisfies Code section 414(w)) provisions may be withdrawn from the Plan penalty free if the following conditions are satisfied. First, the permissible withdrawal is made pursuant to an election to withdraw by the Participant. Second, unless otherwise elected in the Adoption Agreement, the election to withdraw made by the Participant is made no later than the date that is 30 days after the date of the first Elective Deferral of such Participant made under either the EACA or QACA provisions (i.e., after the pay date the Compensation would otherwise have been included in gross income). For purposes of determining the date of the first default elective contribution, all EACAs under the Plan covering Employees who cannot be disaggregated under Code section 410(b) must be aggregated. Third, the permissible withdrawal consists of Elective Deferrals (adjusted for gain or loss) made to the Plan under the EACA or QACA provisions through the effective date of the election. The effective date of the election to withdraw will be no later than the earlier of 1) the pay date for the second payroll period beginning after the election is made, or 2) the first pay date that occurs at least 30 days after the election was made.

An affirmative election made by a Participant will not restrict their right to take a permissible withdrawal provided the conditions above are satisfied. Matching Contributions (adjusted for gain or loss) that have been allocated to a Participant’s account under the EACA or QACA provisions, and that relate to Elective Deferrals permissively withdrawn, must be forfeited and excluded from nondiscrimination testing. Such Forfeitures will be allocated in accordance with Plan Section 3.04(C) as it relates to Matching Contributions. Matching Contributions need not be made if the Elective Deferrals to which they relate are withdrawn before the date the Matching Contributions would otherwise have been allocated.

Distributions made pursuant to the permissible withdrawal provisions found in this Plan Section 5.01(A)(2) are not subject to the spousal and Participant consent requirements (if applicable) contained in Code section 401(a)(11) and 417.

For years beginning after 2005, if both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, the Plan Administrator, in a uniform and nondiscriminatory manner, may establish operational procedures, including ordering rules as permitted under the law and related regulations, that specify whether distributions, including corrective distributions of Excess Elective Deferrals, Excess Contributions, Excess Aggregate Contributions, or Excess Annual Additions, will consist of a Participant’s Pre-Tax Elective Deferrals, Roth Elective Deferrals, or a combination of both, to the extent such type of Elective Deferral was made for the year. The operational procedures may include an option for Participants to designate whether the distribution is being made from Pre-Tax or Roth Elective Deferrals.

3.

Distribution Request: When Distributed – A Participant or Beneficiary entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request will be made upon a form provided or approved by the Plan Administrator. Unless otherwise elected in the Adoption Agreement, upon a valid request, the Plan Administrator will direct the Trustee (or Custodian, if applicable) to commence distribution as soon as administratively feasible after the request is received.

Distributions will be made based on the value of the Vested portion of the Individual Account available at the time of actual distribution. To the extent the distribution request is for an amount greater than the Individual Account, the Trustee (or Custodian, if applicable) will be entitled to distribute the entire Vested portion of the Individual Account.

B.	Distributions Upon Termination of Employment

1.

Individual Account Balances Less Than or Equal to Cashout Level – If the value of the Vested portion of a Participant’s Individual Account does not exceed the cashout level, the following rules will apply regarding Plan Section 4.01(C)(1).

a.

If the value of the Vested portion of a Participant’s Individual Account does not qualify as an Eligible Rollover Distribution, distribution from the Plan may be made to the Participant in a single lump sum in lieu of all other forms of distribution under the Plan.

b.

Unless otherwise elected in the Adoption Agreement, if the value of the Vested portion of a Participant’s Individual Account does not exceed $1,000 and qualifies as an Eligible Rollover Distribution, and the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution in accordance with this Section Five of the Plan, distribution will be made to the Participant in a single lump sum in lieu of all other forms of distribution under the Plan.

c.

If the value of the Vested portion of a Participant’s Individual Account exceeds $1,000 and qualifies as an Eligible Rollover Distribution, and if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution in accordance with this Section Five of the Plan, distribution will be paid by the Plan Administrator in a Direct Rollover to an individual retirement arrangement (as described in Code section 408(a), 408(b) or 408A) designated by the Plan Administrator.

Distributions made under this paragraph will occur following the Participant’s Termination of Employment in accordance with a uniform and nondiscriminatory schedule established by the Plan Administrator. Notwithstanding the preceding, if the Participant is reemployed by the Employer before the occurrence of the distribution, no distribution will be made under this paragraph.

The value of the Participant’s Vested Individual Account for purposes of this paragraph will be determined by including rollover contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(a)(ii), and 457(e)(16).

2.

Individual Account Balances Exceeding Cashout Level – If distribution in the form of a Qualified Joint and Survivor Annuity is required with respect to a Participant and either the value of the Participant’s Vested Individual Account exceeds the cashout level or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and if the Individual Account is immediately distributable, the Participant must consent to any distribution of such Individual Account.

If distribution in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant and the value of such Participant’s Vested Individual Account exceeds the cashout level, and if the Individual Account is immediately distributable, the Participant must consent to any distribution of such Individual Account.

The consent of the Participant and the Participant’s Spouse will be obtained (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) within the 180-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Individual Account is no longer immediately distributable and, for Plan Years beginning after December 31, 2006, the consequences of failing to defer any distribution. Such notification will include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code section 417(a)(3), and a description of the consequences of failing to defer a distribution, and will be provided no less than 30 days and no more than 180 days before the Annuity Starting Date.

If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required in Treasury Regulation section 1.411(a)-11(c) is given, provided that:

a.

the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

b.	the Participant, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the preceding, only the Participant need consent to the commencement of a distribution that is either made   in the form of a Qualified Joint and Survivor Annuity or is made from a Plan that meets the Retirement Equity Act safe   harbor rules of Plan Section 5.10(E), while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant’s Spouse will be required to the extent that a distribution is required to satisfy Code section 401(a)(9) or Code section 415. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant’s Individual Account may, without the Participant’s consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) within the same controlled group.

An Individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving Spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

3.

Distribution Before Attainment of Normal Retirement Age – Unless otherwise elected in the Adoption Agreement, a Participant who has incurred a Termination of Employment before attaining Normal Retirement Age may elect to receive a distribution of Matching Contributions, Employer Profit Sharing Contributions, and Employer Money Purchase Pension Contributions, as applicable. Unless otherwise elected in the Adoption Agreement, a Participant who has incurred a Severance from Employment before attaining Normal Retirement Age may elect to receive a distribution with regard to Qualified Matching Contributions, Elective Deferrals, and Qualified Nonelective Contributions, and the Vested portions of ADP Test Safe Harbor Contributions and QACA ADP Test Safe Harbor Contributions.

C.	Distributions During Employment

1.

In-Service Distributions – Unless otherwise elected in the Adoption Agreement, if this is a profit sharing plan, a Participant who is not otherwise eligible to receive a distribution of their Individual Account may elect to receive an in-service distribution of all or part of the Vested portion of their Individual Account attributable to Employer Contributions, other than those described in Plan Sections 5.01(A)(2) and 5.01(C)(2)(b), upon meeting one of the following requirements.

a.	Participant for Five or More Years – An Employee who has been a Participant in the Plan for five or more years may withdraw up to the entire Vested portion of their Individual Account.

b.

Participant for Less than Five Years – An Employee who has been a Participant in the Plan for less than five years may withdraw only the amount that has been in their Individual Account attributable to Employer Contributions for at least two full Plan Years, measured from the date such contributions were allocated.

If elected in the Adoption Agreement, a Participant in a money purchase pension plan who is not otherwise eligible to receive a distribution of their Individual Account may take a distribution of all or a part of their Individual Account when they reach age 62.

If the Plan is a profit sharing plan, a Participant who is not otherwise eligible to receive a distribution of their Individual Account may elect to receive an in-service distribution of all or part of the Vested portion of their Individual Account attributable to transfers of money purchase pension contributions when they are eligible to receive an in-service distribution of any Employer Contributions under the Plan. Notwithstanding the forgoing, if any Employer Contributions are available for an in-service distribution prior to age 62, amounts attributable to transfers of money purchase pension contributions will be available for an in-service distribution at age 62,

All in-service distributions are subject to the requirements of Plan Section 5.10, as applicable.

2.	Hardship Withdrawals

a.

Hardship Withdrawals of Matching Contributions and Employer Profit Sharing Contributions – Unless otherwise elected in the Adoption Agreement, if this is a profit sharing plan, then notwithstanding Plan Section 5.01(C)(1), an Employee may elect to receive a hardship distribution of all or part of the Vested portion of their Individual Account attributable to Employer Contributions other than those described in Plan Section 5.01(A)(2), subject to the requirements of Plan Section 5.10.

For purposes of this Plan Section 5.01(C)(2)(a), hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Unless otherwise elected in the Adoption Agreement, financial needs considered immediate and heavy include, but are not limited to, 1) expenses incurred or necessary for medical care, described in Code section 213(d), of the Employee, the Employee’s Spouse, dependents, or, if elected, the Employee’s Primary Beneficiary, 2) the purchase (excluding mortgage payments) of a principal residence for the Employee, 3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s spouse, children, dependents, or, if elected, the Employee’s Primary Beneficiary, 4) payment to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence, 5), funeral or burial expenses for the Employee’s deceased parent, Spouse, child, dependent, or, if elected, the Employee’s Primary Beneficiary, and 6) payment to repair damage to the Employee’s principal residence that would qualify for a casualty loss deduction under Code section 165 (determined without regard to whether the loss exceeds ten-percent of adjusted gross income).

A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Employee only if

i.	the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Employer; and

ii.

the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

b.

Hardship Withdrawals of Elective Deferrals – Unless otherwise elected in the Adoption Agreement, distribution of Elective Deferrals (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Deferrals and any earnings credited to an Employee’s account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989) may be made to an Employee in the event of hardship. For the purposes of this Plan Section 5.01(C)(2)(b), hardship is defined as an immediate and heavy financial need of the Employee where the distribution is needed to satisfy the immediate and heavy financial need of such Employee. Hardship distributions are subject to the spousal consent requirements contained in Code sections 401(a)(11) and 417, if applicable.

For purposes of determining whether an Employee has a hardship, rules similar to those described in Plan Section 5.01(C)(2)(a) will apply except that only the financial needs listed above will be considered. In addition, a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if

i.

all plans maintained by the Employer provide that the Employee’s Elective Deferrals (and Nondeductible Employee Contributions) will be suspended for six months (12 months for hardship distributions before 2002) after the receipt of the hardship distribution; and

ii.

for hardship distributions before 2002, all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of such Employee’s Elective Deferrals for the taxable year of the hardship distribution.

3.

Qualified Reservist Distributions – Unless otherwise elected in the Adoption Agreement, Participants may take penalty-free qualified reservist distributions from the Plan. A qualified reservist distribution means any distribution to a Participant where 1) such distribution is made from Elective Deferrals, 2) such Participant was ordered or called to active duty for a period in excess of 179 days or for an indefinite period, and 3) such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period. The Participant must have been ordered or called to active duty after September 11, 2001.

D.	Miscellaneous Distribution Issues

1.

Distribution of Rollover, Transfer, and Nondeductible Employee Contributions – The following rules will apply with respect to entitlement to distribution of rollover and transfer contributions and Nondeductible Employee Contributions.

a.	Entitlement to Distribution –

i.

Rollover Contributions – Unless otherwise elected in the Adoption Agreement, rollover contributions (including rollovers of Nondeductible Employee Contributions) and earnings thereon may be distributed at any time upon request. If the Adopting Employer specifies in the Adoption Agreement that Rollover contributions may not be distributed at any time, such contributions will be subject to the Plan’s provisions governing distributions of either Employer Profit Sharing Contributions (if this Plan is a profit sharing plan) or Employer Money Purchase Pension Contributions (if this Plan is a money purchase pension plan).

ii.

Elective Transfers – Unless otherwise elected in the Adoption Agreement, elective transfer contributions may be distributed at any time upon request subject to the restrictions below and any other restrictions required by either the Code or applicable regulations. If the Adopting Employer elects in the Adoption Agreement that elective transfer contributions may not be distributed at any time, such contributions will be subject to the Plan’s provisions governing distributions of either Employer Profit Sharing Contributions (if this Plan is a profit sharing plan) or Employer Money Purchase Pension Contributions (if the Plan is a money purchase pension plan).

iii.

Non-Elective Transfers – Each type of contribution (e.g., Elective Deferral, Employer Matching) included in non- elective transfer contributions received by the Plan as a result of a merger, consolidation, spin-off, or other Employer-initiated event will be distributable pursuant to the Plan’s provisions governing distributions of the same contribution type, subject to the provisions of Code section 411(d)(6). If one or more contribution type does not exist under the Plan, such contributions will be subject to the Plan’s provisions governing distributions of either Employer Profit Sharing Contributions (if this Plan is a profit sharing plan) or Employer Money Purchase Pension Contributions (if this Plan is a money purchase pension plan).

Notwithstanding the preceding, if rollover and transfer contributions are not distributable at any time and 1) either no distribution options are selected for Employer Profit Sharing Contributions or Employer Profit Sharing Contributions are not allowed in the Adoption Agreement (if the Plan is a profit sharing plan) or 2) either no distribution options are selected for Employer Money Purchase Pension Plan Contributions or Employer Money Purchase Pension Plan Contributions are not allowed in the Adoption Agreement (if the Plan is a Money Purchase Pension Plan), rollover contributions and elective and non-elective transfer contributions may be distributed upon 1) the Participant’s Termination of Employment, 2) the termination of the Plan, and 3) if the Plan designates an Early Retirement Age, the Participant’s Termination of Employment after satisfying any Early Retirement Age conditions. If a Participant   separates from service before satisfying the Early Retirement Age requirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfying such age requirement.

To the extent that any optional form of benefit under this Plan permits a distribution before the Employee’s retirement, death, Disability, attainment of Normal Retirement Age, or Termination of Employment, or before Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred (within the meaning of Code section 414(l)) to this Plan from a money purchase pension plan or a target benefit pension plan qualified under Code section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions). In addition, unless otherwise elected in the Adoption Agreement, if such transfers consist of Elective Deferrals or amounts treated as Elective Deferrals (including earnings thereon) from a 401(k) plan, the assets transferred will continue to be subject to the distribution restrictions under Code sections 401(k)(2) and 401(k)(10).

A Participant may at any time, and upon a request submitted to the Plan Administrator (either in writing or in any other form permitted under rules promulgated by the IRS and DOL), withdraw an amount from their Individual Account attributable to Nondeductible Employee Contributions (including earnings thereon). In the event the portion of a Participant’s Individual Account attributable to Nondeductible Employee Contributions experiences a loss such that the amount remaining in such subaccount is less than the amount of Nondeductible Employee Contributions made by the Participant, the maximum amount which the Participant may withdraw is an amount equal to the remaining portion of the Participant’s Individual Account attributable to Nondeductible Employee Contributions. Subject to Plan Section 5.10, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Deductible Employee Contribution account by delivering an application (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator.

b.

Direct Rollovers of Eligible Rollover Distributions – Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Recipient’s election under this Plan Section 5.01(D)(1)(b), a Recipient may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 (or such lesser amount if the Plan Administrator permits in a uniform and nondiscriminatory manner) paid directly to an Eligible Retirement Plan specified by the Recipient in a Direct Rollover.

2.

Option to Limit Frequency of In-Service Distributions – If this is a profit sharing plan and the Adopting Employer has elected to limit the number of in-service distributions in the Adoption Agreement, then a Participant will be permitted only the number of in-service distributions indicated in the Adoption Agreement during the course of such Participant’s employment with the Employer. The amount that the Participant can withdraw will be limited to the lesser of the amount determined under the limits set forth in Plan Section 5.01(C) or the percentage of the Participant’s Individual Account specified by the Adopting Employer in the Adoption Agreement. Distributions under this Plan Section 5.01(D)(2) will be subject to the requirements of Plan Section 5.10.

3.

Commencement of Benefits – Notwithstanding any other provision, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which

a.	the Participant attains age 65 (or Normal Retirement Age, if earlier),

b.	the Participant reaches the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

c.	the Participant incurs a Termination of Employment.

Notwithstanding the preceding, the failure of a Participant (and Spouse, if applicable) to consent to a distribution while a benefit is immediately distributable, within the meaning of Plan Section 5.01(B)(2), will be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Plan Section 5.01(D)(3).

4.

Federally Declared Disaster – If allowed by the Plan Sponsor, Participants may have previously requested or may in the future request a distribution of, or a loan from, the Vested portion of their Individual Account balance related to federally declared disaster area tax relief (e.g., Katrina Emergency Tax Relief Act of 2005, Heartland Disaster Tax Relief Act of 2008), as specified by the Plan Sponsor and as allowed under the Code and any additional rules, regulations, or other pronouncements promulgated by either the IRS or DOL.

5.2	FORM OF DISTRIBUTION TO A PARTICIPANT

Unless otherwise specified in the Adoption Agreement, if the value of the Vested portion of a Participant’s Individual Account exceeds

$1,000 and the Participant has properly waived the Qualified Joint and Survivor Annuity (if applicable), as described in Plan Section 5.10, the Participant may request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Vested portion of their Individual Account be paid to them in one or more of the following forms of payment: 1) in a lump sum, 2) in a non- recurring partial payment, 3) in installment payments (a series of regularly scheduled recurring partial payments), or 4) applied to the purchase of an annuity contract. Notwithstanding the preceding, non-recurring partial payments may be made from the Plan either before Termination of Employment or to satisfy the requirements of Code section 401(a)(9).

5.3	DISTRIBUTIONS UPON THE DEATH OF A PARTICIPANT

A.

Designation of Beneficiary – Spousal Consent – Each Participant may designate, in a form or manner approved by and delivered to the Plan Administrator, one or more Primary and Contingent Beneficiaries to receive all or a specified portion of the Participant’s Individual Account in the event of the Participant’s death. A Participant may change or revoke such Beneficiary designation by completing and delivering the proper form to the Plan Administrator. Unless the Participant has indicated otherwise on the Beneficiary designation or has filed such designation after the effect date of the divorce, any designation of a Beneficiary identified as Participant’s spouse shall be deemed revoked by the divorce of the Participant and such Beneficiary. Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce, delivered after the Participant’s death to the Plan Administrator. The Plan Administrator shall not be liable for any payment or transfer made to a Beneficiary in the absence of such documentation. Notwithstanding anything to the contrary in this section, any domestic relations order submitted to and qualified by the Plan Administrator at any time prior to the final transfer and/or payment of the Participant’s account shall be deemed to constitute such acceptable documentary evidence of divorce.

In the event that a Participant wishes to designate a Primary Beneficiary who is not their Spouse, their Spouse must consent (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to such designation, and the Spouse’s consent must acknowledge the effect of such designation and be witnessed by a notary public or plan representative. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no Spouse or the Spouse cannot be located, no consent will be required. In addition, if the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise. Any change of Beneficiary will require a new spousal consent to the extent required by the Code or Treasury Regulations.

B.

Payment to Beneficiary – If a Participant dies before the Participant’s entire Individual Account has been paid to them, such deceased Participant’s Individual Account will be payable to any surviving Beneficiary designated by the Participant, or, if no Beneficiary survives the Participant, to the Participant’s Spouse, or, where no Spouse exists, to the Participant’s estate. If the Beneficiary is a minor, distribution will be deemed to have been made to such Beneficiary if the portion of the Participant’s Individual Account to which the Beneficiary is entitled is paid to their legal guardian or, if applicable, to their custodian under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act. If a Beneficiary is not a minor but is not legally competent to request or consent to a distribution, distributions will be deemed to have been made to such Beneficiary if the portion of the Participant’s Individual Account to which the Beneficiary is entitled is paid to the Participant’s court-appointed guardian, an attorney-in-fact acting under a valid power of attorney, or any other individual or entity authorized under state law to act on behalf of the Beneficiary. A Beneficiary may disclaim their portion of a Participant’s Individual Account by providing the Plan Administrator written notification pursuant to Code section 2518(b). If a Beneficiary dies before the Participant’s entire Individual Account has been paid to the Beneficiary, then the balance of the Participant’s Individual Account will be payable to the beneficiary’s estate.

C.

Distribution Request – When Distributed – A Beneficiary of a deceased Participant entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request will be made on a form provided or approved by the Plan Administrator. Unless otherwise elected in the Adoption Agreement, upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution as soon as administratively feasible after the request is received. To be entitled to receive any undistributed amounts credited to the Account at the Participant’s death, any person or persons designated as a Beneficiary must be alive and any entity designated as a Beneficiary must be in existence at the time of the Participant’s death. In the event that the order of the deaths of the Participant and any primary Beneficiary cannot be determined or have occurred within 120 hours of each other, the Participant shall be deemed to have survived. In the event that the death of the Participant or any Beneficiary is the result of a criminal act involving any other Beneficiary, a person convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to the deceased Participant’s Individual Account.

5.4	FORM OF DISTRIBUTION TO BENEFICIARIES

A.

Value of Individual Account Does Not Exceed $5,000 – If the value of the Vested portion of a Participant’s Individual Account does not exceed $5,000, the value of the Vested portion of a Participant’s Individual Account may be made to the Beneficiary in a single lump sum in lieu of all other forms of distribution under the Plan, as soon as administratively feasible.

The value of the Participant’s Vested Individual Account for purposes of this paragraph will be determined by including rollover contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

B.

Value of Individual Account Exceeds $5,000 – If the value of the Vested portion of a Participant’s Individual Account exceeds $5,000, the preretirement survivor annuity requirements of Plan Section 5.10 will apply unless waived in accordance with that Plan Section 5.10 or unless the Retirement Equity Act safe harbor rules of Plan Section 5.10(E) apply. However, a surviving Spouse Beneficiary may elect any form of payment allowable under the Plan in lieu of the preretirement survivor annuity. Any such payment to the surviving Spouse must meet the requirements of Plan Section 5.05.

If the value of the Vested portion of a Participant’s Individual Account exceeds $5,000 and either (1) the preretirement survivor annuity requirements of Plan Section 5.10 have been satisfied or waived in accordance or (2) the Retirement Equity Act safe harbor rules of Plan Section 5.10(E) apply, the value of the Vested portion of a Participant’s Individual Account may be made to the Beneficiary in a single lump sum in lieu of all other forms of distribution under the Plan, as soon as administratively feasible.

C.

Other Forms of Distribution to Beneficiary – If the value of a Participant’s Individual Account exceeds $5,000 and the Participant has properly waived the preretirement survivor annuity, as described in Plan Section 5.10 (if applicable), or if the Beneficiary is the Participant’s surviving Spouse, the Beneficiary may, subject to the requirements of Plan Section 5.05, request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Participant’s Individual Account be paid in any form of distribution permitted to be taken by the Participant under this Plan other than applying the Individual Account toward the purchase of an annuity contract. Notwithstanding the preceding, installment payments to a Beneficiary cannot be made over a period exceeding the Life Expectancy of such Beneficiary.

Notwithstanding the preceding provisions, a Beneficiary is permitted (subject to regulatory guidance) to directly roll over their portion of the Individual Account to an inherited individual retirement arrangement (under Code sections 408 or 408A). Such Direct Rollovers must otherwise qualify as Eligible Rollover Distributions.

5.5	REQUIRED MINIMUM DISTRIBUTION REQUIREMENTS

A.	General Rules

1.

Subject to Plan Section 5.10, the requirements of this Plan Section 5.05 will apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Plan Section 5.05 apply to calendar years beginning after December 31, 2002.

2.

All distributions required under this Plan Section 5.05 will be determined and made in accordance with Treasury Regulation section 1.401(a)(9), including the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G).

3.

Limits on Distribution Periods – As of the first Distribution Calendar Year, distributions to a Participant, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

a.	the life of the Participant,

b.	the joint lives of the Participant and a Designated Beneficiary,

c.	a period certain not extending beyond the Life Expectancy of the Participant, or

d.	a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

B.	Time and Manner of Distribution

1.	Required Beginning Date – The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

For purposes of this Plan Section 5.05(B) and Plan Section 5.05(D), unless Plan Section 5.05(D)(2)(a)(iii) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Plan Section 5.05(D)(2)(a)(iii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Plan Section 5.05(D)(2)(a)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse in Plan Section 5.05(D)(2)(a)(i)), the date distributions are considered to begin is the date distributions actually commence.

Except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), Participants or Beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in Plan Section 5.05(D) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under this Plan Section 5.05(B), or by September 30 of the calendar year that contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made in accordance with this Plan Section 5.05(B) and Plan Section 5.05(D) and, if applicable, the election in the Adoption Agreement (or in a separate IRS model amendment, if applicable).

2.

Forms of Distribution – Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Plan Section 5.05(C) and Plan Section 5.05(D). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the corresponding Treasury Regulations.

C.	Required Minimum Distributions During Participant’s Lifetime

1.

Amount of Required Minimum Distribution for Each Distribution Calendar Year – During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

a.

the quotient obtained by dividing the Participant’s Benefit by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation section 1.401(a)(9)-9, Q&A 2, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

b.

if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Benefit by the number in the Joint and Last Survivor Table set forth in Treasury Regulation section 1.401(a)(9)-9, Q&A 3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

2.

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death – Required minimum distributions will be determined under this Plan Section 5.05(C) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

D.	Required Minimum Distributions After Participant’s Death

1.	Death On or After Date Distributions Begin

a.

Participant Survived by Designated Beneficiary – If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s benefit by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

i.	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

ii.

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

iii.

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

b.

No Designated Beneficiary – If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s benefit by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.	Death Before Date Distributions Begin

a.

Participant Survived by Designated Beneficiary – Except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable) or as elected by a Designated Beneficiary pursuant to Plan Section 5.05(B)(1), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s benefit by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Plan Section 5.05(D)(1).

i.

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

ii.

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

iii.

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse are required to begin, this Plan Section 5.05(D)(2), other than Plan Section 5.05(D)(2)(a), will apply as if the surviving Spouse were the Participant.

b.

No Designated Beneficiary – If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

3.

Election to Allow Designated Beneficiary Receiving Distributions Under Five-Year Rule to Elect Life Expectancy Distributions – Unless specified otherwise in a separate IRS model amendment, a Designated Beneficiary who is receiving payments under the five-year rule may have made a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the five-year period.

E.	TEFRA Section 242(b) Elections

1.

Notwithstanding the other requirements of this Plan Section 5.05 and subject to the requirements of Plan Section 5.10, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee (or former Employee), including a five-percent owner, who has made a designation under the Tax Equity and Fiscal Responsibility Act of 1982 Section 242(b)(2) (a “Section 242(b)(2) Election”) may be made in accordance with all of the following requirements (regardless of when such distribution commences).

a.	The distribution by the Fund is one which would not have qualified such Fund under Code section 401(a)(9) as in effect before amendment by the Deficit Reduction Act of 1984.

b.

The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

c.	Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

d.	The Employee had accrued a benefit under the Plan as of December 31, 1983.

e.

The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee’s death, the Beneficiaries of the Employee listed in order of priority.

2.

A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

3.

If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the corresponding regulations. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute, by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the corresponding regulations, but for an election made under the Tax Equity and Fiscal Responsibility Act of 1982, Section 242(b)(2). For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, provided such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

4.	In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treasury Regulation section 1.401(a)(9)-8, Q&A 14 and Q&A 15, will apply.

F.

Transition Rules – For plans in existence before 2003, required minimum distributions before 2003 were made pursuant to Plan Section 5.05(E), if applicable, and Plan Sections 5.05(F)(1) through 5.05(F)(3) below.

1.

2000 and Before – Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code section 401(a)(9) and the corresponding Proposed Treasury Regulations published in the Federal Register on July 27, 1987 (the “1987 Proposed Regulations”).

2.

2001 – Required minimum distributions for calendar year 2001 were made in accordance with Code section 401(a)(9) and the Proposed Treasury Regulations in Section 401(a)(9) as published in the Federal Register on January 17, 2001 (the “2001 Proposed Regulations”) unless a prior IRS model amendment provision was adopted that stated that the required minimum distributions for 2001 were made pursuant to the 1987 Proposed Regulations. If distributions were made in 2001 under the 1987 Proposed Regulations before the date in 2001 that the Plan began operating under the 2001 Proposed Regulations, the special transition rule in Announcement 2001-82, 2001-2 C.B. 123, applied.

3.

2002 – Required minimum distributions for calendar year 2002 were made in accordance with Code section 401(a)(9) and the 2001 Proposed Regulations unless the prior IRS model amendment, if applicable, provided that either a. or b. below applies.

a.	Required minimum distributions for 2002 were made pursuant to the 1987 Proposed Regulations.

b.

Required minimum distributions for 2002 were made pursuant to the Final and Temporary Treasury Regulations under Code section 401(a)(9) published in the Federal Register on April 17, 2002 (the “2002 Final and Temporary Regulations”), which are described in Plan Sections 5.05(B) through 5.05(E). If distributions were made in 2002 under either the 1987 Proposed Regulations or the 2001 Proposed Regulations before the date in 2002 on which the Plan began operating under the 2002 Final and Temporary Regulations, the special transition rule in Section 1.2 of the model amendment in Revenue Procedure 2002-29, 2002-1 C.B. 1176, applied.

G.

Temporary Waiver of Required Minimum Distribution Requirements – Notwithstanding anything in the Plan or the definition of Distribution Calendar Year to the contrary and unless otherwise elected in a plan amendment addressing Code section 401(a)(9)(H), Participants and Beneficiaries who would have been required to receive a 2009 RMD or Extended 2009 RMD but for the enactment of Code section 401(a)(9)(H) were given the choice to receive such distributions for 2009.

Unless otherwise elected in a plan amendment addressing Code section 401(a)(9)(H), if a Participant or Beneficiary described above was allowed to remove their 2009 RMD or Extended 2009 RMD but did not elect to receive such amount, the 2009 RMD or Extended 2009 RMD was retained in the Plan.

In addition, notwithstanding anything in the Plan to the contrary, if a Beneficiary’s balance was required to be distributed under Code section 401(a)(9)(B)(ii), the five-year period described in such section will be determined without regard to calendar year 2009.

5.6	ANNUITY CONTRACTS

Any annuity contract distributed under the Plan (if permitted or required by this Plan Section Five) must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse will comply with the requirements of the Plan.

5.7	DISTRIBUTIONS IN-KIND

The Plan Administrator may, but need not, cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two preceding methods. Assets other than cash, or other assets with a readily ascertainable market value, must be subject to a third-party appraisal before they may be distributed from the Plan.

5.8	PROCEDURE FOR MISSING PARTICIPANTS OR BENEFICIARIES

The Plan Administrator must take reasonable steps to locate Participants or Beneficiaries who are entitled to distributions from the Plan. Such measures may include checking records of other plans maintained by the Employer, contacting the Participant’s Beneficiaries, internet search tools, commercial locator services, and/or credit reporting agencies, or using certified mail or a governmental letter-forwarding service. The Plan Administrator should consider the cost of the measures relative to the Individual

Account balance when determining which measures are used.

In the event that the Plan Administrator cannot locate a Participant or Beneficiary who is entitled to a distribution from the Plan, or to whom a distribution check has been issued that remains uncashed, after taking all reasonable measures to locate the Participant or Beneficiary, the Plan Administrator may, consistent with applicable laws, regulations, and other guidance under the Code or ERISA, use any reasonable procedure to dispose of distributable Plan assets including, among other things, treating the amount distributed as a Forfeiture and allocating it in accordance with the terms of the Plan and, if the Participant or Beneficiary is later located, restoring such benefit in the amount of the Forfeiture, unadjusted for earnings and losses to the Plan.

In the event the Plan is terminated, the Plan Administrator must use reasonable steps to locate missing Participants and Beneficiaries, including those who have received distributions that were treated as a Forfeiture, consistent with applicable law, regulation and guidance (including, to the extent applicable, Field Assistance Bulletin 2004-02 and the automatic rollover safe harbor regulations), and the Plan Administrator must direct payments to be made in a manner that protects the benefit rights of a Participant or Beneficiary. Benefit rights will be deemed to be protected if the amount in a Participant’s or Beneficiary’s Individual Account is placed into an IRA, used to purchase an annuity contract, or transferred to another qualified retirement plan. Benefit rights need not, however, be protected if an Individual Account becomes subject to state escheat laws, or if a payment is made to satisfy Code section 401(a)(9), or if such other process is followed that is consistent with applicable statutory or regulatory guidance.

5.9	CLAIMS PROCEDURES

A.

Filing a Claim for Plan Distributions – A Participant or Beneficiary who has been denied a request for a distribution or loan and desires to make a claim for the Vested portion of the Participant’s Individual Account will file a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL and acceptable to the Plan Administrator) with the Plan Administrator. If such request is required in writing, such request must be made on a form furnished to them by the Plan Administrator for such purpose. The request will set forth the basis of the claim. The Plan Administrator is authorized to conduct such examinations as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

B.

Denial of a Claim – Whenever a claim for a Plan distribution or loan submitted in accordance with this Plan Section 5.09 by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish such Participant or Beneficiary notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the denial within 90 days (45 days for claims involving disability benefits) of the date the original claim was filed. This notice will set forth the specific reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information or material needed to perfect the claim, an explanation of why such additional information or material is necessary, and an explanation of the procedures for appeal.

C.

Remedies Available – The Participant or Beneficiary will have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary will have the right to representation, to review pertinent documents, and to submit comments in writing (or in any other form permitted by the IRS or DOL). The Plan Administrator shall issue a decision on such review within 60 days (45 days for claims involving disability benefits) after receipt of an application for review as provided for in this Plan Section 5.09. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary will be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarify their right to benefits under this Plan.

5.10	JOINT AND SURVIVOR ANNUITY REQUIREMENTS

A.

Application – The provisions of this Plan Section 5.10 will apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Treasury Regulations.

B.

Qualified Joint and Survivor Annuity – Unless an optional form of benefit is selected pursuant to a Qualified Election within the 180-day period ending on the Annuity Starting Date, a married Participant’s Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant’s Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan. In the case of a married Participant, the Qualified Joint and Survivor Annuity must be at least as valuable as any other optional form of benefit payable under the Plan at the same time.

A Plan that is subject to the Qualified Joint and Survivor Annuity requirements must offer an additional survivor annuity option in the form of a Qualified Optional Survivor Annuity.

C.

Qualified Preretirement Survivor Annuity – Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant’s Vested Account Balance will be applied toward the purchase of an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.

D.	Notice Requirements

1.

In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and not more than 180 days before the Annuity Starting Date provide each Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of 1) the terms and conditions of a Qualified Joint and Survivor Annuity, 2) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit, 3) the rights of a Participant’s Spouse, and 4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. The written explanation shall comply with the requirements of Treasury Regulation section 1.417(a)(3)-1.

The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the explanation described in the preceding paragraph provided 1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity, 2) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time before the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and 3) the annuity starting date is a date after the date that the explanation was provided to the Participant.

2.

In the case of a Qualified Preretirement Survivor Annuity as described in Plan Section 5.10(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Plan Section 5.10(D)(1) applicable to a Qualified Joint and Survivor Annuity. The written explanation shall comply with the requirements of Treasury Regulation section 1.417(a)(3)-1.

The applicable period for a Participant is whichever of the following periods ends last: 1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, 2) a reasonable period ending after the individual becomes a Participant, 3) a reasonable period ending after Plan Section 5.10(D)(3) ceases to apply to the Participant, and 4) a reasonable period ending after this Plan Section 5.10 first applies to the Participant. Notwithstanding the preceding, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in 2), 3) and 4) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice will be provided within the two-year period beginning one year before separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant will be redetermined.

3.

Notwithstanding the other requirements of this Plan Section 5.10(D), the respective notices prescribed by this Plan Section 5.10(D) need not be given to a Participant if 1) the Plan “fully subsidizes” the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and 2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a non- Spouse Beneficiary. For purposes of this Plan Section 5.10(D)(3), a plan fully subsidizes the costs of a benefit if no increase in cost or decrease in benefits to the Participant may result from the Participant’s failure to elect another benefit.

E.	Retirement Equity Act Safe Harbor Rules

1.

Unless otherwise elected in the Adoption Agreement, the safe harbor provisions of this Plan Section 5.10(E) will apply to a Participant in a profit sharing plan and will always apply to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code section 72(o)(5)(B), and maintained on behalf of a Participant in a money purchase pension plan, if the following conditions are satisfied:

a.	the Participant does not or cannot elect payments in the form of a life annuity; and

b.

on the death of a Participant, the Participant’s Vested Account Balance will be paid to the Participant’s surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant’s Designated Beneficiary. The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 180-day period following the date of the Participant’s death. The Vested Account Balance will be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Plan Section 5.10(E) will not apply to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, a target benefit pension plan, stock bonus, or profit sharing plan that is subject to the survivor annuity requirements of Code sections 401(a)(11) and 417. If this Plan Section 5.10(E) applies, then no other provisions of this Plan Section 5.10 will apply except as provided in Treasury Regulations.

2.

The Participant may waive the spousal death benefit described in this Plan Section 5.10(E) at any time provided that no such waiver will be effective unless it is a Qualified Election (other than the notification requirement referred to therein) that would apply to the Participant’s waiver of the Qualified Preretirement Survivor Annuity.

3.

For purposes of this Plan Section 5.10(E), Vested Account Balance will mean, in the case of a money purchase pension plan, the Participant’s separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Code section 72(o)(5)(B). In the case of a profit sharing plan, Vested Account Balance will have the same meaning as provided in the Definitions Section of this Plan.

4.

In the event this Plan is a direct or indirect transferee of or a restatement of a plan previously subject to the survivor annuity requirements of Code sections 401(a)(11) and 417 and the Employer has selected to have this Plan Section 5.10(E) apply, the provisions of this Plan Section 5.10(E) will not apply to any benefits accrued (including subsequent adjustments for earnings and losses) before the adoption of these provisions. Such amounts will be separately accounted for in a manner consistent with Plan Section 7.02 and administered in accordance with the general survivor annuity requirements of Plan Section 5.10.

5.11	LIABILITY FOR WITHHOLDING ON DISTRIBUTIONS

The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. The Trustee (or Custodian, if applicable) or other payor may act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, provided the Plan Administrator furnishes all the information to the Trustee (or Custodian, if applicable) or other payor which such payor may need to properly perform withholding and reporting.

5.12	DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

A.

General Rule – A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to the Plan. Unless otherwise elected in the Adoption Agreement, Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator by March 1. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract, or arrangement of the Employer.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15th to any Participant to whose Individual Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year, except to the extent such Excess Elective Deferrals were classified as Catch-up Contributions. For years beginning after 2005, the Plan Administrator, in a uniform and nondiscriminatory manner, will determine whether the distribution of Excess Elective Deferrals for a year will be made first from the Participant’s Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise.

B.

Determination of Income or Loss – For taxable years beginning after 2007, Excess Elective Deferrals will be adjusted for any income or loss up to the end of the Plan Year to which such contributions were allocated. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s Individual Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. For taxable years beginning before 2008, income or loss allocable to Excess Elective Deferrals also included ten percent of the amount determined under the preceding sentence multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Notwithstanding the preceding sentences, the Plan Administrator may compute the income or loss allocable to Excess Elective Deferrals in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Elective Deferrals merely because the income allocable is based on a date that is no more than seven days before the distribution.

5.13	DISTRIBUTION OF EXCESS CONTRIBUTIONS

A.

General Rule – Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than 12 months after a Plan Year to Participants to whose Individual Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions were classified as Catch- up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer Contributions and continuing in descending order until all the Excess Contributions have been allocated. Both the total amount of the Excess Contribution and, for purposes of the preceding sentence, the “largest amount” are determined after distribution of any Excess Deferrals. To the extent a Highly Compensated Employee has not reached their Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employees as Catch-up Contributions will not be treated as Excess Contributions. If such Excess Contributions are distributed more than 2½ months (six months in the case of Excess Contributions under an EACA if all Employees who are eligible to participate are affected as described in the Plan) after the last day of the Plan Year in which such Contributions were made, a ten-percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Excess Contributions will be treated as annual additions under the Plan even if distributed.

B.

Determination of Income or Loss – For taxable years beginning after 2007, Excess Contributions will be adjusted for any income or loss up to the end of the Plan Year to which such contributions were allocated. The income or loss allocable to Excess Contributions allocated to each Participant is the income or loss allocable to the Participant’s Elective Deferral account(s) (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator of which is the Participant’s Individual Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year. For taxable years beginning before 2008, income or loss allocable to Excess Contributions also included ten percent of the amount determined under the preceding sentence multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Notwithstanding the preceding sentences, the Plan Administrator may compute the income or loss allocable to Excess Contributions in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Contributions merely because the income allocable is based on a date that is no more than seven days before the distribution.

C.

Accounting for Excess Contributions – Excess Contributions allocated to a Participant will be distributed from the Participant’s Elective Deferral account(s) and Qualified Matching Contribution account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. For years beginning after 2005, the Plan Administrator, in a uniform and nondiscriminatory manner, will either determine whether the distribution of Excess Contributions for a year will be made first from the Participant’s Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise. Excess Contributions will be distributed from the Participant’s Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant’s Elective Deferral account(s) and Qualified Matching Contribution account.

5.14	DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

A.

General Rule – Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after a Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2½ months (six months in the case of Excess Aggregate Contributions under an EACA if all Employees who are eligible to participate are affected as described in the Plan) after the last day of the Plan Year in which such Excess Aggregate Contributions were made, a ten- percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions will be treated as annual additions under the Plan even if distributed.

B.

Determination of Income or Loss – For taxable years beginning after 2007, Excess Aggregate Contributions will be adjusted for any income or loss up to the end of the Plan Year to which such contributions were allocated. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the income or loss allocable to the Participant’s Nondeductible Employee Contribution account, Matching Contribution account, Qualified Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account(s) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator of which is the Participant’s Individual Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. For taxable years beginning before 2008, income or loss allocable to Excess Aggregate Contributions also included ten percent of the amount determined under the preceding sentence multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Notwithstanding the preceding sentences, the Plan Administrator may compute the income or loss allocable to Excess Aggregate Contributions in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Aggregate Contributions merely because the income allocable is based on a date that is no more than seven days before the distribution.

C.

Accounting for Excess Aggregate Contributions – Excess Aggregate Contributions allocated to a Participant will be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant’s Nondeductible Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant’s Qualified Nonelective Contribution account or Elective Deferral account, or both). For years beginning after 2005, the Plan Administrator, in a uniform and nondiscriminatory manner, will determine whether the distribution of Elective Deferrals that are Excess Aggregate Contributions for a year will be made first from the Participant’s Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise.

5.15	RECHARACTERIZATION

Provided the Plan allows Participants to make Nondeductible Employee Contributions, the Plan Administrator may, in a uniform and nondiscriminatory manner, permit a Participant to elect to treat all or a portion of an Excess Contribution allocated to them as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Nondeductible Employee Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Nondeductible Employee Contributions made by that Employee would exceed any stated limit under the Plan on Nondeductible Employee Contributions.

Recharacterization must occur no later than 2½ months (six months in the case of Excess Contributions under an EACA if all Employees who are eligible to participate are affected, as described in the Plan) after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amount recharacterized and the consequences. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash.

5.16	LOANS TO PARTICIPANTS

If the Adoption Agreement so indicates, a Participant may receive a loan from the Fund, subject to the following rules and the Plan’s loan policy.

A.

Loans will be made available to all Participants on a reasonably equivalent basis. Notwithstanding the preceding, new loans will not be available to Participants who cease to be employed by the Employer, unless such Participants are parties-in-interest as defined in ERISA section 3(14). In addition, existing loans will be considered due and payable at such time as a Participant ceases to be an Employee, and the loan will be considered in default and the Participant’s Individual Account will be reduced by the outstanding amount of the loan unless otherwise specified in the loan policy statement or other loan documentation.

B.	Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

C.	Loans must be adequately secured and bear a reasonable interest rate.

D.	No Participant loan will exceed the Present Value of the Vested portion of a Participant’s Individual Account.

E.

A Participant must obtain the consent of their Spouse, if any, to the use of the Individual Account as security for the loan. Spousal consent will be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing (or any other form permitted by the IRS and DOL), must acknowledge the effect of the loan, and must be witnessed by a notary public or plan representative. Such consent will thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent will be required if the Individual Account is used for renegotiation, extension, renewal, or other revision of the loan. Notwithstanding the preceding, no spousal consent is necessary if, at the time the loan is secured, no consent would be required for a distribution under Code section 417(a)(2)(B). In addition, spousal consent is not required if the Plan or the Participant is not subject to Code section 401(a)(11) at the time the Individual Account is used as security, or if the total Individual Account subject to the security is less than or equal to $5,000.

F.	In the event of default, foreclosure on the note and attachment of security will not occur until a distribution eligibility requirement is met under the Plan.

G.

For plan loans made before January 1, 2002, no loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1)), on any day during the taxable year of such corporation, more than five-percent of the outstanding stock of the corporation.

H.	Loan repayments will be suspended under the Plan as permitted under Code section 414(u)(4) (USERRA).

I.

For years beginning after 2005, if the Participant’s Individual Account contains any combination of Pre-Tax Elective Deferrals and Roth Elective Deferrals, the specific rules governing the loan program may also designate the extent to which Pre-Tax Elective Deferrals and Roth Elective Deferrals, or any combination thereof will 1) be used to calculate the maximum amount available for a loan, or 2) be available as a source from which loan proceeds may be taken or which may be used as security for a loan. To the extent permitted by law and related regulations, the rules established by the Plan Sponsor may specify the ordering rules to be applied in the event of a defaulted loan.

If a valid spousal consent has been obtained in accordance with Plan Section 5.16(E), then, notwithstanding any other provisions of this Plan, the portion of the Participant’s Vested Individual Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant will be taken into account for purposes of determining the amount of the Individual Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant’s Vested Individual Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Individual Account will be adjusted by first reducing the Vested Individual Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

To avoid taxation to the Participant, unless otherwise permitted by law or regulatory guidance, no loan to any Participant or Beneficiary can be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant, would exceed the lesser of 1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or 2) 50 percent of the Present Value of the nonforfeitable Individual Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code sections 414(b), 414(c), and 414(m) are aggregated. Furthermore, any loan will by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal   residence of the Participant. Notwithstanding the preceding, a Participant will suspend their loan repayments under this Plan as permitted under Code section 414(u)(4). An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

The Plan Administrator shall administer the loan program in accordance with specific rules that are documented either in writing or in such other format as permitted by the IRS and the DOL. Such rules will include, at a minimum, the following: 1) the identity of the person or positions authorized to administer the Participant loan program, 2) the procedure for applying for loans, 3) the basis on which loans will be approved or denied, 4) limitations (if any) on the types and amounts of loans offered, 5) the procedure under the program for determining a reasonable rate of interest, 6) the types of collateral that may secure a Participant loan, and 7) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

SECTION SIX: DEFINITIONS

Unless modified in Adoption Agreement Section Six, words and phrases used in the Plan with initial capital letters will, for the purpose of this Plan, have the meanings set forth in the portion of the Plan entitled “Definitions” unless the context indicates that other meanings are intended.

SECTION SEVEN: MISCELLANEOUS

7.1	THE FUND

A.

Establishment and Maintenance – By adopting this Plan, the Employer establishes the Fund, which will consist of the assets of the Plan received and held by the Trustee (or Custodian, if applicable) pursuant to Section Eight. Assets within the Fund may be pooled on behalf of all Participants, earmarked on behalf of each Participant, or be a combination of pooled and earmarked assets. To the extent that assets are earmarked for a particular Participant, they will be held in a Separate Fund for that Participant.

No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Fund will be valued each Valuation Date at fair market value.

B.

Division of Fund Into Investment Funds – Subject to Section 8.02, the Employer may direct the Trustee (or Custodian, if applicable) to divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may include, but are not limited to, Investment Funds representing the assets under the control of an investment manager pursuant to Plan Section 7.22(C) and Investment Funds representing investment options available for individual direction by Participants pursuant to Plan Section 7.22(B). Upon each division or redivision, the Employer may specify the part of the Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund will be invested.

C.

Establishment of Multiple Trusts – Notwithstanding the preceding, the Fund may be divided into more than one trust. All such trusts shall be for the exclusive benefit of Participants in the Plan and their beneficiaries. To the extent more than one trust is created hereunder, such trust and the assets of such trust shall be so identified in Plan’s Adoption Agreement and, except as otherwise specifically provided as may be agreed upon between the Adopting Employer and the trustee, each shall be subject to the provisions of this Plan. Each trustee is hereby expressly relieved of any responsibility or liability, whether as co-fiduciary or otherwise, in accordance with Section 405(b)(3)(A) of ERISA for any losses resulting to the Plan arising from any acts or omissions on the part of any other trustee for the Plan.

7.2	INDIVIDUAL ACCOUNTS

A.

Establishment and Maintenance – The Plan Administrator shall establish and maintain an Individual Account in the name of each Participant to reflect the total value of their interest in the Fund (including but not limited to Employer Contributions and earnings thereon). Each Individual Account established hereunder will consist of such subaccounts as may be needed for each Participant, including:

1.	a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a Participant;

2.	a subaccount to reflect a Participant’s rollover contributions;

3.	a subaccount to reflect a Participant’s transfer contributions;

4.	a subaccount to reflect a Participant’s Nondeductible Employee Contributions;

5.	a subaccount to reflect a Participant’s Pre-Tax Elective Deferrals;

6.	a subaccount to reflect a Participant’s Roth Elective Deferrals; and

The Plan Administrator may establish additional accounts as it may deem necessary for the proper administration of the Plan, including, but not limited to, an account for Forfeitures as required pursuant to Plan Section 4.01(C) or (D).

If this Plan is funded by individual contracts that provide a Participant’s Benefit under the Plan, such individual contracts will constitute the Participant’s Individual Account. If this Plan is funded by group contracts under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants’ Individual Accounts under the Plan.

B.	Valuation of Individual Accounts

1.

Where all or a portion of the assets of a Participant’s Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant’s Individual Account at any relevant time equals the sum of the fair market values of the assets in such Separate Fund, less any applicable charges or penalties.

2.	The fair market value of the remainder of each Individual Account is determined in the following manner:

a.

Separate Fund – First, the portion of the Individual Account invested in each Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or the Participant’s Beneficiary, further reduced by any amounts forfeited by the Participant pursuant to Plan Section 4.01(C) or (D), and further reduced by any transfer to another Investment Fund since the previous Valuation Date, and is increased by any amount transferred from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

b.

No Separate Fund – Second, the net Individual Account portions invested in each Investment Fund are adjusted upwards or downwards, pro rata (i.e., using the ratio of each net Individual Account portion to the sum of all net Individual Account portions) so that the sum of all the net Individual Account portions invested in an Investment Fund will equal the then fair market value of the Investment Fund. Notwithstanding the previous sentence, for the first Plan Year only, the net Individual Account portions will be the sum of all contributions made to each Participant’s Individual Account during the first Plan Year.

c.

Allocations – Third, any contributions to the Plan and Forfeitures are allocated in accordance with the appropriate allocation provisions of Plan Section Three. For purposes of this Plan Section Seven, contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee (or Custodian, if applicable).

Amounts contributed between Valuation Dates will not be credited with investment gains or losses until the next following Valuation Date.

d.	Aggregation of Portions – Finally, the portions of the Individual Account invested in each Investment Fund (determined in accordance with (a), (b), and (c) above) are added together.

C.

Modification of Method for Valuing Individual Accounts – If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which will be uniform and nondiscriminatory) for determining the fair market value of the Individual Accounts including, but not limited to, valuation on a daily basis pursuant to the number of shares of each permissible investment held on behalf of a Participant.

7.3	POWERS AND DUTIES OF THE PLAN ADMINISTRATOR

A.

The Plan Administrator will have the authority to control and manage, in its sole and absolute discretion, the operation, administration and interpretation of the Plan, and its decisions, determinations and interpretations shall be conclusive and binding on all persons. Any determination made by the Plan Administrator shall be given deference in the event the determination is subject to judicial review and shall be overturned by a court of law only if and to the extent it is arbitrary and capricious. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.

B.

The Plan Administrator may, by appointment, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments will not be effective until the party designated accepts such appointment in writing.

C.

The Plan Administrator shall have all powers reasonably necessary to carry out its responsibilities under the Plan and shall be charged with the duties of the general administration of the Plan, including, but not limited to, the sole and absolute discretionary authority to:

1.

determine all questions of interpretation or policy in a manner consistent with the Plan’s documents. The Plan Administrator’s construction or determination in good faith will be conclusive and binding on all persons except as otherwise provided herein. Any interpretation or construction will be done in a nondiscriminatory manner and will be consistent with the intent that the Plan will continue to be deemed a qualified plan under the terms of Code section 401(a), as amended from time to time, and will comply with the terms of ERISA, as amended from time to time;

2.	determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

3.	compute the amounts necessary or desirable to be contributed to the Plan;

4.

compute the amount and kind of benefits to which a Participant or Beneficiary will be entitled under the Plan and to direct the Trustee (or Custodian, if applicable) with respect to all disbursements under the Plan, and, when requested by the Trustee (or Custodian, if applicable), to furnish the Trustee (or Custodian, if applicable) with instructions, in writing, on matters pertaining to the Plan on which the Trustee (or Custodian, if applicable) may rely and act;

5.	maintain all records necessary for the administration of the Plan;

6.	prepare and file such disclosures and tax forms as may be required from time to time by the Secretary of Labor or the Secretary of the Treasury;

7.	furnish each Employee, Participant, or Beneficiary such notices, information, and reports under such circumstances as may be required by law;

8.

periodically review the performance of each Fiduciary and all other relevant parties to ensure such individuals’ obligations under the Plan are performed in a manner that is acceptable under the Plan and applicable law; and

9.

furnish a statement to each Participant or Beneficiary no later than 270 days after the close of each Plan Year, indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.

D.	The Plan Administrator will have all of the powers necessary or appropriate to accomplish their duties under the Plan, including, but not limited to, the following:

1.	to appoint and retain such persons as may be necessary to carry out the functions of the Plan Administrator;

2.	to appoint and retain counsel, specialists, or other persons as the Plan Administrator deems necessary or advisable in the administration of the Plan;

3.	to resolve all questions of administration of the Plan;

4.	to establish such uniform and nondiscriminatory rules that it deems necessary to carry out the terms of the Plan;

5.	to make any adjustments in a uniform and nondiscriminatory manner that it deems necessary to correct any arithmetical or accounting errors that may have been made for any Plan Year;

6.	to correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as will be deemed necessary or advisable to carry out the purpose of the Plan; and

7.

if the Plan permits a form of distribution other than a lump sum, and a Participant elects such form of distribution, the Plan Administrator may place that Participant’s Individual Account into a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.

7.4	EXPENSES AND COMPENSATION

All reasonable expenses of administration, including, but not limited to, those involved in retaining necessary professional assistance, may be paid from the assets of the Fund. Alternatively, the Employer may, in its discretion, pay any or all such expenses. Pursuant to uniform and nondiscriminatory rules that the Plan Administrator may establish from time to time, administrative expenses and expenses unique to a particular Participant or group of Participants may be charged to the Individual Account of such Participant or Participants or may be assessed against terminated Participants even if not assessed against active Participants (subject to rules promulgated by the IRS and the DOL), or the Plan Administrator may allow Participants to pay such fees outside of the Plan. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of their duties.

7.5	INFORMATION FROM EMPLOYER

To enable the Plan Administrator to perform their duties, the Employer shall supply complete, accurate, and timely information to the Plan Administrator (or their designated agents) on all matters relating to the Compensation of all Participants; their regular employment; retirement, death, Disability, Severance from Employment, or Termination of Employment; and such other pertinent facts as the Plan Administrator (or their agents) may require. The Plan Administrator shall advise the Trustee (or Custodian, if applicable) of such of the preceding facts as may be pertinent to the Trustee’s (or Custodian’s) duties under the Plan. The Plan Administrator (or their agents) is entitled to rely on such information as is supplied by the Employer and will have no duty or responsibility to verify such information. Such information, including authorizations and directions, may be exchanged among the Employer, the Plan Administrator, the Trustee (or Custodian, if applicable), or their agents through electronic, telephonic, or other means (including, for example, through the internet) pursuant to applicable servicing arrangements in effect for the Plan.

7.6	PLAN AMENDMENTS

A.	Right of Prototype Document Sponsor to Amend the Plan or Terminate Sponsorship

1.

The Employer, by adopting the Plan, expressly delegates to the Prototype Document Sponsor the power, but not the duty, to amend the Plan without any further action or consent of the Employer as the Prototype Document Sponsor deems either necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans or desirable to the extent consistent with such laws and regulations. Specifically, it is understood that the amendments may be made unilaterally by the Prototype Document Sponsor. However, it will be understood that the Prototype Document Sponsor will be under no obligation to amend the Plan documents, and the Employer expressly waives any rights or claims against the Prototype Document Sponsor for not exercising this power to amend. For purposes of Prototype Document Sponsor amendments, the mass submitter will generally be recognized as the agent of the Prototype Document Sponsor. If the Prototype Document Sponsor does not adopt IRS model amendments adopted by the mass submitter, the Plan will no longer be identical to or a minor modifier of the mass submitter plan and will be considered an individually designed plan. Notwithstanding the preceding, the adoption of good faith IRS amendments must be accomplished pursuant to the rules for each such amendment as prescribed by the IRS.

However, for purposes of reliance on an opinion letter, the Prototype Document Sponsor will no longer have the authority to amend the Plan on behalf of the Employer as of the date the Employer amends the Plan to incorporate a type of plan that is not permitted under the prototype program, or as of the date the IRS notifies the Employer that the Plan is an individually designed plan due to the nature and extent of the Employer’s amendments to the Plan.

2.

An amendment by the Prototype Document Sponsor will be accomplished by giving notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of the amendment to be made. The notice will set forth the text of such amendment and the date such amendment is to be effective. Such amendment will take effect unless within the 30-day period after such notice is provided, or within such shorter period as the notice may specify, the Adopting Employer gives the Prototype Document Sponsor written notice of refusal to consent to the amendment. Such written notice of refusal will have the effect of withdrawing the Plan as a prototype plan and will cause the Plan to be considered an individually designed plan.

3.

In addition to the amendment rights described above, the Prototype Document Sponsor will have the right to terminate its sponsorship of this Plan by providing notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of such termination. Such termination of sponsorship will have the effect of withdrawing the Plan as a prototype plan and will cause the Plan to be considered an individually designed plan. The Prototype Document Sponsor will have the right to terminate its sponsorship of this Plan regardless of whether the Prototype Document Sponsor has terminated sponsorship with respect to other employers adopting its prototype Plan.

B.	Right of Adopting Employer to Amend the Plan – The Adopting Employer may amend the Plan to

1.	change options previously selected in the Adoption Agreement;

2.	add overriding language in the Adoption Agreement when such language is necessary to satisfy Code section 415 or Code section 416 because of the required aggregation of multiple plans;

3.

amend administrative provisions of the trust or custodial document in the case of a nonstandardized plan and make more limited amendments in the case of a standardized plan, such as the name of the Plan, Employer, Trustee or Custodian, Plan Administrator and other Fiduciaries, the trust year, and the name of pooled trust in which the Plan’s trust will participate;

4.

add certain sample and model amendments published by the IRS or other required good faith amendments, that specifically provide that their adoption will not cause the Plan to be treated as individually designed; and

5.	add or change provisions permitted under the Plan or specify or change the Effective Date of a provision as permitted under the Plan.

An Adopting Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code section 412(d), will no longer participate in this prototype plan and will be considered to have an individually designed plan.

An Adopting Employer who wishes to amend the Plan shall document the amendment in writing, executed by a duly authorized officer of the Adopting Employer. If the amendment is in the form of a restated Adoption Agreement, the amendment will become effective on the date provided in the Adoption Agreement. Any other amendment will become effective as described therein upon execution by the Adopting Employer and, if appropriate, the Trustee (or Custodian, if applicable). A copy of a restated Adoption Agreement or other amendment must be provided to the Prototype Document Sponsor and the Trustee (or Custodian, if applicable) before the effective date of the amendment.

The Adopting Employer further reserves the right to replace the Plan in its entirety by adopting another retirement plan which the Adopting Employer designates as a replacement plan.

C.

Limitation on Power to Amend – No amendment to the Plan will be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Individual Account may be reduced to the extent permitted under Code section 412(d)(2) or to the extent permitted under Treasury Regulations sections 1.411(d)-3 and 1.411(d)-4. For purposes of this paragraph, a Plan amendment that has the effect of decreasing a Participant’s Individual Account with respect to benefits attributable to service before the amendment will be treated as reducing an accrued benefit. For purposes of this paragraph, a Participant will not accrue a right to an allocation of an Employer Profit Sharing Contribution or Employer Money Purchase Pension Contribution for the current Plan Year until the last day of such Plan Year and after the application of all amendments required or permitted by the IRS.

No amendment to the Plan will be effective to eliminate or restrict an optional form of benefit. The preceding sentence will not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of their Individual Account under a particular optional form of benefit if the amendment provides a single-sum distribution form. Where this Plan document is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer must complete a “Protected Benefit and Prior Plan Document Provisions Attachment,” describing such protected benefit which, will become part of the Plan.

D.

Amendment of Vesting Schedule – If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee’s Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan as of that date without regard to such amendment. Furthermore, if the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s Vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Vesting Service (Periods of Service, if applicable) with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment.

The period during which the election may be made will commence with the date the amendment is adopted or deemed to be made and will end the later of:

1.	60 days after the amendment is adopted;

2.	60 days after the amendment becomes effective; or

3.	60 days after the Participant is issued a notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amendment by the Employer or Plan Administrator.

With respect to benefits accrued as of the later of the adoption or effective date of the amendment, the Vested percentage of each Participant will be the greater of the Vested percentage under the old vesting schedule or the Vested percentage under the new vesting schedule.

7.7	PLAN MERGER OR CONSOLIDATION

In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of such Plan to, any other plan, each Participant will be entitled to receive benefits immediately after the merger, consolidation, or transfer (if the Plan had then terminated) that are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee (or Custodian, if applicable) has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan, but only if such agreements are made with trustees or custodians of other retirement plans described in Code section 401(a) or such other plans permitted by laws or regulations. If it is later determined that all or part of a non-elective transfer was ineligible to be transferred into the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Plan Section7.02(B)), be returned to the transferor plan or correct the ineligible transfer using any other method permitted by the IRS under regulation or other guidance.

7.8	PERMANENCY

The Employer expects to continue this Plan and make the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions hereunder will be construed as giving any Participant or any other person any legal or equitable right against the Employer, the Trustee (or Custodian, if applicable), the Plan Administrator, or the Prototype Document Sponsor except as specifically provided herein, or as provided by law.

7.9	METHOD AND PROCEDURE FOR TERMINATION

The Plan may be terminated by the Adopting Employer at any time by appropriate action of its managing body. Such termination will be effective on the date specified by the Adopting Employer. The Plan shall terminate, if required by either the IRS or the DOL, if the Adopting Employer is dissolved or terminated. Written notice of the termination and effective date thereof will be given to the Trustee (or Custodian, if applicable), Plan Administrator, Prototype Document Sponsor, and the Participants and Beneficiaries of deceased Participants. The required filings (such as the Form 5500 series and others) must be made by the Adopting Employer with the IRS and any other regulatory body as required by current laws and regulations. Until all of the assets have been distributed from the Fund, the Adopting Employer must keep the Plan in compliance with current laws and regulations by making appropriate amendments to the Plan and by taking such other measures as may be required. If the Plan is abandoned by the Adopting Employer, however, a qualified termination administrator (QTA) (or other entity permitted by the IRS or DOL) may terminate the Plan according to rules promulgated by the IRS and DOL.

Notwithstanding anything to the contrary in the Plan, a reversion to the Employer of amounts contributed to the Plan that exceed the limitations imposed under Code section 415(c) may occur upon termination of the Plan according to rules promulgated by the IRS.

7.10	CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER

Notwithstanding the preceding Plan Section 7.09, a successor of the Adopting Employer may continue the Plan and be substituted in the place of the present Adopting Employer. The successor and the present Adopting Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Adopting Employer) must execute a written instrument authorizing such substitution, and the successor shall amend the Plan in accordance with Plan Section 7.06.

7.11	FAILURE OF PLAN QUALIFICATION

If the Plan fails to retain its qualified status, the Plan will no longer be considered to be part of a prototype plan, and such Employer can no longer participate under this prototype. In such event, the Plan will be considered an individually designed plan.

7.12	GOVERNING LAWS AND PROVISIONS

To the extent such laws are not preempted by federal law, the terms and conditions of this Plan will be governed by the laws of the state in which the Prototype Document Sponsor is located without regard to such state’s provisions concerning conflicts of law, unless otherwise agreed to in writing by the Prototype Document Sponsor and the Employer.

In the event of any conflict between the provisions of this Basic Plan Document and provisions of the Adoption Agreement, the summary plan description, or any related documents, the Basic Plan Document will control.

7.13	STATE COMMUNITY PROPERTY LAWS

The terms and conditions of this Plan will be applicable without regard to the community property laws of any state.

7.14	HEADINGS

The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.15	GENDER AND NUMBER

Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply.

7.16	STANDARD OF FIDUCIARY CONDUCT

The Employer, Plan Administrator, Trustee, and any other Fiduciary under this Plan shall discharge their respective duties with respect to this Plan solely in the interests of Participants and their Beneficiaries, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims

7.17	GENERAL UNDERTAKING OF ALL PARTIES

All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers that may be necessary or desirable for the carrying out of this Plan and any of its provisions.

7.18	AGREEMENT BINDS HEIRS, ETC.

This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns as those terms will apply to any and all parties hereto, present and future.

7.19	DETERMINATION OF TOP-HEAVY STATUS

A.	In General – Except as provided in Plan Section 7.19(B), this Plan is a Top-Heavy Plan if any of the following conditions exist:

1.	if the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

2.	if this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top- heavy ratio for the group of plans exceeds 60 percent; or

3.	if this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

B.	Top-Heavy Ratio

1.

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002)) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s), (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002)) both computed in accordance with Code section 416 and the corresponding regulations. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the Determination Date, but that is required to be taken into account on that date under Code section 416 and the corresponding regulations.

2.

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with 1) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with 1) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the corresponding regulations. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002).

3.

For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the corresponding regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant 1) who is not a Key Employee but who was a Key Employee in a prior year, or 2) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the one-year period (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the corresponding regulations. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee will be determined under 1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or 2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

C.

SIMPLE 401(k) Plan Exception – Notwithstanding Plan Section 7.19(A) above, the Plan is not treated as a Top-Heavy Plan under Code section 416 for any Year for which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

D.

Safe Harbor 401(k) Plan Exception – Notwithstanding Plan Section 7.19(A) above, the Plan is not treated as a Top-Heavy Plan under Code section 416 for any Year for which an Eligible Employer makes only those contributions described in Code sections 401(k)(12) and 401(m)(11) for any Plan Year. If any other contributions are made for a Plan Year (e.g., Employer Profit Sharing Contributions, forfeitures), the top-heavy rules described in Code section 416(g)(4)(H) will apply for that Plan Year. However, ADP Test Safe Harbor Contributions and ACP Test Safe Harbor Matching Contributions may be applied to satisfy all or a portion of the top-heavy contribution, if any, that may be required.

E.

QACA Plan Exception – Notwithstanding Plan Section 7.19(A) above, the Plan is not treated as a Top-Heavy Plan under Code section 416 for any Year for which an Employer makes only those contributions described in Code sections 401(k)(13) and 401(m)(12). If any other contributions are made for a Plan Year (e.g., Employer Profit Sharing Contributions, forfeitures), the top- heavy rules described in Code section 416(g)(4)(H) will apply for that Plan Year.

7.20	INALIENABILITY OF BENEFITS

No benefit or interest available under the Plan will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence will not apply to judgments and settlements described in Code section 401(a)(13)(C) and ERISA section 206(d)(4). Such sentence will, however, apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order, unless such order is determined to be a Qualified Domestic Relations Order as defined in the Definitions Section of the Plan.

Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January 1, 1985. However, in the case of a Domestic Relations Order entered before January 1, 1985, the Plan Administrator:

1.	shall treat such order as a Qualified Domestic Relations Order if the Plan Administrator is paying benefits pursuant to such order on January 1, 1985; and

2.	may treat any other such order entered before January 1, 1985, as a Qualified Domestic Relations Order even if such order does not meet the requirements of Code section 414(p).

Notwithstanding any provision of the Plan to the contrary, a distribution to an Alternate Payee under a Qualified Domestic Relations Order will be permitted even if the Participant affected by such order is not otherwise entitled to a distribution, and even if such Participant has not attained the earliest retirement age as defined in Code section 414(p).

7.21	BONDING

Every Fiduciary and every person who handles funds or other property of the Plan shall be bonded to the extent required by ERISA section 412 and the corresponding regulations for purposes of protecting the Plan against loss by reason of acts of fraud or dishonesty on the part of the person, group, or class, alone or in connivance with others, to be covered by such bond. The amount of the bond will be fixed at the beginning of each Plan Year and will not be less than ten-percent of the amount of funds handled. The amount of funds handled will be determined by the funds handled the previous Plan Year or, if none, the amount of funds estimated, in accordance with rules provided by the Secretary of Labor, to be handled during the current Plan Year. Notwithstanding the preceding, no bond will be less than $1,000 nor more than $500,000, except that the Secretary of Labor will have the right to prescribe an amount in excess of $500,000. In the case of a Plan that holds employer securities (within the meaning of ERISA section 407(d)(1)), the maximum bond amount is $1,000,000 or such other amount as the Secretary of Labor prescribes.

7.22	INVESTMENT AUTHORITY

A.

Plan Investments – Except as provided in Plan Section 7.22(B) (relating to individual direction of investments by Participants), the Investment Fiduciary, not the Trustee (or Custodian, if applicable), will have exclusive management and control over the investment of the Fund into any permitted investment. The Investment Fiduciary will be responsible for establishing a funding policy statement on behalf of the Plan and shall provide a copy of such funding policy statement to the Discretionary Trustee, if any. Notwithstanding the preceding, if the Trustee is designated as a Discretionary Trustee in the Adoption Agreement, such Discretionary Trustee may enter into an agreement with the Investment Fiduciary whereby the Discretionary Trustee will manage the investment of all or a portion of the Fund. Any such agreement will be in writing and will set forth such matters as the Discretionary Trustee deems necessary or desirable.

B.

Direction of Investments by Participants – Unless otherwise elected in the Adoption Agreement, each Participant will have the responsibility for directing the Trustee (or Custodian, if provided for under a separate agreement between the Adopting Employer and the Custodian), regarding the investment of all or part of their Individual Account. If all of the requirements pertaining to Participant direction of investment in ERISA section 404(c)(1) are satisfied, then to the extent so directed, the Adopting Employer, Plan Administrator, Investment Fiduciary, Trustee, Custodian (if applicable), and all other Fiduciaries are relieved of Fiduciary liability under ERISA section 404, provided that it shall be the Investment Fiduciary’s responsibility to direct the Trustee (or Custodian, if applicable) as to permissible investments into which Participants may direct their individual investments.

The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of their Individual Account. Each Separate Fund will be charged or credited (as appropriate) with the earnings, gains, losses, or expenses attributable to such Separate Fund. No Fiduciary will be liable for any loss that results from a Participant’s individual direction. The assets subject to individual direction will not be invested in collectibles as that term is defined in Code section 408(m).

The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deems necessary or advisable including, but not limited to, rules describing 1) which portions of Participants’ Individual Accounts can be individually directed, 2) the frequency of investment changes, 3) the forms and procedures for making investment changes, and 4) the effect of a Participant’s failure to make a valid direction.

The Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants’ individual direction to certain specified investment options (including, but not limited to, certain mutual funds, investment contracts, deposit accounts, and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant or the Alternate Payee under a Qualified Domestic Relations Order to individually direct investments in accordance with this Plan Section 7.22(B).

Notwithstanding any provision hereof to the contrary, if the Adoption Agreement permits Participants to direct investments and also names a Directed Trustee, such Participants will furnish investment instruction to the Plan Administrator under procedures adopted by the Plan Administrator consistent with the Plan, and it will be the responsibility of the Plan Administrator to provide direction to the Directed Trustee regarding the investment of such amounts. If a Participant who has the right to direct investments under the terms of the Plan fails to provide such direction to the Plan Administrator, the Investment Fiduciary shall direct the investment of such Participant’s Individual Accounts. The Plan Administrator shall maintain records showing the interest of each Participant and/or Beneficiary in the Fund unless the Directed Trustee enters into a written agreement with the Adopting Employer to keep separate accounts for each such Participant or Beneficiary.

C.	Investment Managers

1.

Definition of Investment Manager – The Investment Fiduciary may appoint one or more investment managers to make investment decisions with respect to all or a portion of the Fund. The investment manager will be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act, or an insurance company qualified under the laws of more than one state to perform services consisting of the management, acquisition, or disposition of any assets of the Plan.

2.

Investment Manager’s Authority – A separate Investment Fund will be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee (or Custodian, if applicable) with respect to the investment of such Investment Fund. The investments that may be acquired at the direction of the investment manager are those described in Plan Section 7.22(D).

3.

Written Agreement – The appointment of any investment manager will be by written agreement between the Investment Fiduciary and the investment manager, and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee (or Custodian, if applicable). The agreement will set forth, among other matters, the effective date of the investment manager’s appointment and an acknowledgment by the investment manager that it is a Fiduciary of the Plan under ERISA.

4.

Concerning the Trustee (or Custodian, if applicable) – Written notice of each appointment of an investment manager will be given to the Trustee (or Custodian, if applicable) at least 30 days in advance of the effective date of such appointment. Such notice will specify which portion of the Fund will constitute the Investment Fund subject to the investment manager’s direction. If the separate Investment Fund subject to the direction of the Investment Manager is a permissible investment option to the Trustee (or Custodian, as applicable) pursuant to Plan Section 7.22(D), the Trustee (or Custodian, if applicable) will comply with the investment direction given to it by the investment manager and will not be liable for any loss which may result by reason of any action (or inaction) it takes at the direction of the investment manager.

D.

Permissible Investments – The Trustee (or Custodian, if applicable) may invest the assets of the Plan in property of any character, real or personal, including, but not limited to, the following: stocks, including Qualifying Employer Securities, and including shares of open-end investment companies (mutual funds); bonds; notes; debentures; proprietary mutual funds; deposit accounts; options; limited partnership interests; mortgages; real estate or any interests therein; unit investment trusts; Treasury Bills, and other U.S. Government obligations; common trust funds, combined investment trusts, collective trust funds or commingled funds maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, certificates of deposit, demand or time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder);investment contracts;, annuity contracts that are “guaranteed benefit policies,” as defined in ERISA section 401(b)(2)(B); unless excluded in the Adoption Agreement; life insurance policies; or in such other investments as the Investment Fiduciary deems proper without regard to investments authorized by statute or rule of law governing the investment of trust funds but with regard to ERISA and this Plan. Notwithstanding the preceding sentence, the Prototype Document Sponsor may, as a condition of making the Plan available to the Adopting Employer, limit the types of property in which the assets of the Plan may be invested. The list of permissible investment options will be further limited in accordance with any applicable law, regulations, or other restrictions applicable to the Trustee or Custodian, including, but not limited to, internal operational procedures adopted by such Trustee (or Custodian, if applicable). The actions of a Discretionary Trustee named in the Adoption Agreement will also be subject to the funding policy statement provided by the Adopting Employer. If any Trustee (or Custodian, if applicable) invests all or any portion of the Fund pursuant to written instructions provided by the Adopting Employer (including an investment manager appointed by the Adopting Employer pursuant to Plan Section 7.22(C)) or any Participant pursuant to Plan Section 7.22(B), the Trustee (or Custodian, if applicable) will be deemed to have invested pursuant to the Adopting Employer’s funding policy statement.

To the extent the assets of the Plan are invested in a group trust, including a collective trust fund or commingled funds maintained by a bank or similar financial organization, the declaration of trust of such composite trust will be deemed to be a part of the Plan, and any investment in such composite trust will be subject to all of the provisions of such declaration of trust, as the same may be amended or supplemented from time to time.

If the responsibility for directing investments for Elective Deferrals (and earnings) is executed by someone other than the Participants, the acquisition of Qualifying Employer Securities will be limited to ten-percent of the fair market value of the assets of the Plan, to the extent required by ERISA section 407(b)(2).

E.	Matters Relating to Insurance

1.

If elected by the Plan Sponsor in the Adoption Agreement, a life insurance contract may be purchased on behalf of a Participant. No life insurance contract may be purchased unless the insured under the contract is the Participant or, where this Plan is a profit sharing or 401(k) plan, the Participant’s Spouse or another individual in whom the Participant has an insurable interest. If a life insurance contract is to be purchased for a Participant, the aggregate premium for certain life insurance for each Participant must be less than a certain percentage of the aggregate Employer Contributions and Forfeitures allocated to a Participant’s Individual Account at any particular time as follows.

a.

Ordinary Life Insurance – For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 50 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account will be used to pay the premiums attributable to them.

b.

Term and Universal Life Insurance – No more than 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts that are not ordinary life.

c.

Combination – The sum of 50 percent of the ordinary life insurance premiums and all other life insurance premiums will not exceed 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account.

If this Plan is a profit sharing plan, the above incidental benefits limits do not apply to life insurance contracts (1) purchased by an Employee who has been a Participant in the Plan for five or more years, (2) purchased with Employer Contributions and Forfeitures that have been in the Participant’s Individual Account for at least two full Plan Years, measured from the date such contributions were allocated, or (3) purchased using rollover contributions. For purposes of this Plan Section 7.22(E)(1), transfer contributions will be considered Employer Contributions, and therefore may be used to pay contract premiums. No part of the Deductible Employee Contribution account will be used to purchase life insurance.

2.

Any dividends or credits earned on insurance contracts for a Participant will be allocated to such Participant’s Individual Account derived from Employer Contributions for whose benefit the contract is held.

3.

Subject to Plan Section 5.10, the contracts on a Participant’s life will be converted to cash or an annuity or distributed to the Participant upon separation from service with the Employer. In addition, contracts on the joint lives of a Participant and another person may not be maintained under this Plan if such Participant ceases to have an insurable interest in such other person.

4.

Subject to Plan Section 7.22(D), the Trustee (or Custodian, if applicable) shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Fund. However, the Trustee (or Custodian, if applicable) will be required to pay over all proceeds of the contract(s) to the Participant’s Designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant’s Spouse will be the designated beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with Plan Section 5.10. Under no circumstances will the Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions will control.

5.

Subject to Plan Section 7.22(D), the Plan Administrator may direct the Trustee (or Custodian, if applicable) to sell and distribute insurance or annuity contracts to a Participant (or other party as may be permitted) in accordance with applicable law or regulations.

6.

Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer will indemnify and hold harmless the insurer, its officers, directors, employees, agents, heirs, executors, successors, and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

Further, except as may be otherwise provided by ERISA, the Employer will indemnify the insurer from any liability, claim, or expense (including legal expense) that the insurer incurs by reason of, or which results in whole or in part from, the reliance of the insurer on the facts and other directions and elections the Employer communicates or fails to communicate.

F.

Diversification Requirements When Employer Securities are Held as Investments in the Plan – For Plan Years beginning on or after January 1, 2007, Code section 401(a)(35) requires qualified retirement plans that hold employer securities to allow Participants, Alternate Payees with Individual Accounts under the Plan, or Beneficiaries of deceased Participants to diversify their investments. This Code section and other relevant guidance govern the diversification procedures, which include, at a minimum, the following.

1.

Employee Contributions and Elective Deferrals Invested in Employer Securities – In the case of the portion of an Individual Account attributable to Nondeductible Employee Contributions and Elective Deferrals (if applicable) that are invested in employer securities, the Participant, Alternate Payee, or Beneficiary, as applicable, may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investments that meet the investment option requirements below.

2.

Employer Contributions Invested in Employer Securities – In the case of the portion of an Individual Account attributable to Employer Contributions other than Elective Deferrals that are invested in employer securities, a Participant who has completed at least three Years of Vesting Service (Periods of Service, if applicable), an Alternative Payee with respect to a Participant who has completed at least three Years of Vesting Service (Periods of Service, if applicable), or a Beneficiary, as applicable, may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investments that meet the investment option requirements below. Notwithstanding the preceding, if the Plan provides for immediate vesting, the three years of service requirement will be satisfied on the day immediately preceding the third anniversary of the Participant’s date of hire.

3.

Investment Options – The diversification requirements above are met if the Plan offers not less than three investment options, other than employer securities, to which a Participant, Alternate Payee, or Beneficiary, as applicable may direct the proceeds from the divestment of employer securities, each of which is diversified and has materially different risk and return characteristics. The Plan may limit the time for divestment and reinvestment to periodic, reasonable opportunities that occur no less frequently than quarterly. Except as provided in regulations, the Plan must not impose employer securities investment restrictions or conditions that are not imposed on the investment of other Plan assets (other than restrictions or conditions imposed by securities laws or other relevant guidance) except that a Plan may allow for more frequent transfers to or from either a stable value fund or a qualified default investment alternative.

4.

Exception for Certain Plans – The diversification requirement does not apply to a one-Participant retirement plan, an employee stock ownership plan (ESOP) if 1) there are no contributions or earnings in the ESOP that are held within such plan and that are subject to Code sections 401(k) or (m), and 2) such plan is a separate plan for purposes of Code section 414(l) with respect to any other defined benefit plan or defined contribution plan maintained by the same employer or employers, or to a retirement plan where employer securities are held in an investment fund as described in Treasury Regulation section 1.401(a)(35)-1(f)(2)(B)(3)(ii).

5.

Transition Rule for Securities Attributable to Employer Contributions – In the case of the portion of an Individual Account attributable to Employer Contributions other than Elective Deferrals that are invested in employer securities, including, a Participant who has completed at least three Years of Vesting Service (Periods of Service, if applicable), an Alternate Payee with respect to a Participant who has completed at least three Years of Vesting Service (Periods of Service, if applicable), or a Beneficiary, as applicable, the employer securities acquired in a Plan Year beginning before January 1, 2007, will be subject to the following divestiture and reinvestment transition schedule, which applies separately with respect to each class of securities.

For the Plan Year in which diversification requirement applies, the minimum applicable percentage subject to diversification is:

■  First. . . . . . . . . . . . . . . . 33%

■  Second. . . . . . . . . . . . . . 66%

■  Third. . . . . . . . . . . . . . .100%

This three-year phase-in requirement does not apply to a Participant who has attained age 55 and who has completed at least three Years of Vesting Service (Periods of Service, if applicable) before the first Plan Year beginning after December 31, 2005.

Notwithstanding the preceding, if the Plan provides for immediate vesting, the three-years-of-service requirement will be satisfied on the day immediately preceding the third anniversary of the Participant’s date of hire.

7.23	PROCEDURES AND OTHER MATTERS REGARDING DOMESTIC RELATIONS ORDERS

A.

To the extent provided in any Qualified Domestic Relations Order, the former Spouse of a Participant will be treated as a surviving Spouse of such Participant for purposes of any benefit payable in the form of either a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity.

B.

The Plan will not be treated as failing to meet the requirements of the Code, which generally prohibits payment of benefits before the Participant’s Termination of Employment or Severance from Employment, as applicable, with the Employer, solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

C.	In the case of any Domestic Relations Order received by the Plan:

1.

the Plan Administrator shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan’s procedure for determining the qualified status of Domestic Relations Orders; and

2.

within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified orders.

D.

During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall place an administrative hold on the Participant’s account or segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within 18 months either 1) it is determined that the order is not a Qualified Domestic Relations Order, or 2) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the 18- month period will be applied prospectively only.

7.24	INDEMNIFICATION OF PROTOTYPE DOCUMENT SPONSOR

Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the Prototype Document Sponsor, its officers, directors, employees, agents, heirs, executors, successors, and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties. Further, except as may be otherwise provided by ERISA, the Employer will indemnify the Prototype Document Sponsor from any liability, claim, or expense (including legal expense) that the Prototype Document Sponsor incurs by reason of, or which results in whole or in part from, the reliance of the Prototype Document Sponsor on the facts and other directions and elections the Employer, Plan Administrator, or Investment Fiduciary communicates or fails to communicate.

7.25	MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u), including, but not limited to the following.

A.	Benefit Accrual in the Case of Death or Disability Resulting from Active Military Service.

1.

Benefit Accrual – If elected in the Adoption Agreement, for benefit accrual purposes, an individual who dies or becomes disabled while performing qualified military service (as defined in Code section 414(u)) will be treated as if the individual resumed employment in accordance with the individual’s reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), on the day preceding death or Disability (as applicable) and terminated employment on the actual date of death or Disability. If the Employer elects to treat an individual as having resumed employment as described above, subject to items (2) and (3) below, any full or partial compliance by the Plan with respect to the benefit accrual requirements will be treated for purposes of Code section 414(u)(1) as if such compliance were required under USERRA.

2.

Nondiscrimination Requirement – Part A, item (1) above will only apply if all individuals performing qualified military service with respect to the Employer (as determined under Code sections 414(b), (c), (m), and (o)) who die or became disabled as a result of performing qualified military service (as defined in Code section 414(u)) before reemployment by the Employer are credited with service and benefits on reasonably equivalent terms.

3.

Determination of Benefits – The amount of Nondeductible Employee Contributions and the amount of Elective Deferrals of an Employee treated as reemployed under Part A, item (1) for purposes of applying Code section 414(u)(8)(C) will be determined on the basis of the individual’s average actual Nondeductible Employee Contributions or Elective Deferrals for the lesser of

a.	the 12-month period of service with the Employer immediately before qualified military service (as defined in Code section 414(u)), or

b.	if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

B.	Vesting in the Case of Disability Resulting from Active Military Service

1.

Years of Vesting Service (Periods of Service, if applicable) – If elected in the Adoption Agreement, for vesting purposes, an individual who becomes disabled while performing qualified military service (as defined in Code section 414(u)) will be treated as if the individual resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding Disability (as applicable) and terminated employment on the actual date of Disability. If the Employer elects to treat an individual as having resumed employment as described above, subject to item (2) below, compliance by the Plan with respect to the vesting requirements will be treated for purposes of Code section 414(u)(1) as if such compliance were required under USERRA.

2.

Nondiscrimination Requirements – Part B, item (1) above will apply to the extent permitted under other applicable rules, including the rules provided in Treasury Regulation section 1.401(a)(4)-11(d)(3), which provides nondiscrimination rules for crediting imputed service. Under Treasury Regulation section 1.401(a)(4)-11(d)(3), the provisions crediting vesting service to any Highly Compensated Employee must apply on the same terms to all similarly situated non-Highly Compensated Employees.

C.

Death Benefits – In the case of an individual Participant who dies on or after January 1, 2007, while performing qualified military service (as defined in Code section 414(u)), the Participant’s survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment with the Employer and then terminated employment on account of death.

7.26	MULTIPLE EMPLOYER PLAN

If allowed by the Adopting Employer, the Plan may also be adopted by employers that are not Related Employers of the Adopting Employer. Such employers will adopt the Plan by completing a Participating Employer Election Attachment. If the Adopting Employer allows the Plan to have Participating Employers, the Plan will be considered a multiple employer plan and will be subject to the rules of Code section 413(c) and the corresponding regulations (which are herein incorporated by reference), specific annual reporting requirements, and different procedures for obtaining determination letters from the Internal Revenue Service regarding the qualified status of the Plan.

A.

Service – For purposes of eligibility and vesting service under the Plan, the Adopting Employer and all Participating Employers will be considered a single employer. An Employee’s service includes all service with the Adopting Employer and any Participating Employer(s) (and with any employer that is a Related Employer of the Adopting Employer or Participating Employer(s)). An Employee who discontinues service with the Adopting Employer or a Participating Employer will no longer be considered to have a Severance from Employment or Termination of Employment upon resuming service with the Adopting Employer or a Participating Employer.

B.

Testing – For purposes of the limitations under the Plan relating to the requirements of Code sections 415, 402(g), and 414(v) the Adopting Employer and all Participating Employers will be considered a single employer. The requirements of Code sections 410(b), 401(a)(4), 401(k)(3)(A)(ii), 401(m)(2)(A), 414(q), and 416 will be applied separately to the Adopting Employer and to each Participating Employer, except as required under Code sections 414(b), (c), (m) or (o). For purposes of determining a Participant’s Required Beginning Date, a Participant will be considered a five-percent owner in a year in which the Participant is both a five-percent owner and an Employee of the Adopting Employer or a Participating Employer.

C.

Plan Document and Amendments – Except to the extent that the Participating Employer elects separate provisions on a Participating Employer Election Attachment with respect to its Employees, the Participating Employer will be bound by the terms of the Plan and trust, including amendments thereto and any elections made by the Adopting Employer. If a Participating Employer so elects on a Participating Employer Election Attachment, Employer Contributions will be determined by the Participating Employer and will be allocated only to Participants employed by the Participating Employer. If a Participating Employer so elects on a Participating Employer Election Attachment, Forfeitures related to the Participating Employer will be allocated only to Participants employed by the Participating Employer.

D.

Duties of the Participating Employer and Indemnification – Each Participating Employer agrees to provide, in a timely manner, all information and contributions to the Plan Administrator that the Plan Administrator in its sole discretion deems necessary to keep the Plan operating in compliance with all Code and regulatory requirements.

Notwithstanding any provisions hereof, each Participating Employer agrees to indemnify, defend and hold harmless the Plan Administrator, the Adopting Employer, the Plan, all Participants and Beneficiaries, all Fiduciaries, and their respective directors, managers, officers, employees, agents and other representatives harmless from any loss, costs, expenses, fees, liabilities, damages, claims, suits, or actions and appeals thereof resulting from their reliance upon any certificate, notice, confirmation, or instruction purporting to have been delivered by a representative of a Participating Employer that has been duly identified to the Plan Administrator or Adopting Employer in a manner required or accepted by such Plan Administrator or Adopting Employer (“Designated Representative”). Each Participating Employer waives any and all claims of any nature it now has or may have against the Plan Administrator or Adopting Employer and its affiliates, and their respective directors, managers, officers, employees, agents, and other representatives, which arise, directly or indirectly, from any action that it takes in good faith in accordance with any certificate, notice, confirmation, or instruction from a Designated Representative of a Participating Employer. Each Participating Employer also hereby agrees to indemnify, defend, and hold the Plan Administrator or Adopting Employer, and any parent, subsidiary, related corporation, or affiliates of the Plan Administrator or Adopting Employer, including their respective directors, managers, officers, employees, agents, and other representatives, harmless from and against any and all loss, costs, damages, liability, expenses, or claims of any nature whatsoever, including but not limited to legal expenses, court costs, legal   fees, and costs of investigation, including appeals thereof, arising, directly or indirectly, out of any loss or diminution of the Fund resulting from changes in the market value of the Fund assets; reliance, or action taken in reliance, on instructions from a Participating Employer or its Designated Representative; any exercise or failure to exercise investment direction authority by a Participating Employer or by its Designated Representative; Plan Administrator’s or Adopting Employer’s refusal on advice of counsel to act in accordance with any investment direction by a Participating Employer or its Designated Representative; any other act or failure to act by a Participating Employer or its Designated Representative; any prohibited transaction or plan disqualification of a qualified plan due to any actions taken or not taken by the Plan Administrator or Adopting Employer, in reliance on instructions from a Participating Employer or its Designated Representative; or any other act the Plan Administrator or Adopting Employer, takes in good faith hereunder that arises under the Plan or the administration of the Fund.

The Plan Administrator or Adopting Employer will not be liable to a Participating Employer for any act, omission, or determination made in connection with the Plan except for its gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Plan Administrator or Adopting Employer will not be liable for any losses arising from its compliance with instructions from a Participating Employer or its Designated Representative; for executing, failing to execute, failing to timely execute, or for any mistake in the execution of any instructions, unless such action or inaction is by reason of the gross negligence or willful misconduct of the Plan Administrator or Adopting Employer.

The provisions of this Plan Section 7.26(D) will survive the termination or amendment of the Plan.

E.

Termination – A Participating Employer will have the right to cease participation in the Plan at any time by giving written notice to the Adopting Employer. The termination of participation will become effective thirty (30) days after receipt of such notice unless a different period is agreed upon by both the Adopting Employer and the Participating Employer. The Adopting Employer will have the power to terminate the participation in the Plan of any Participating Employer at any time by giving written notice to such Participating Employer. The termination will become effective thirty (30) days after receipt of such notice unless a different period is agreed upon by both the Adopting Employer and the Participating Employer. Upon termination of participation, Employees of the former Participating Employer will cease to accrue further benefits under the Plan pertaining to the former Participating Employer. Upon termination of participation of a Participating Employer, the Participating Employer must promptly contribute to the Plan such amounts as necessary to cover accrued but unfunded contributions related to its Participants under the Plan.

Upon termination of participation of a Participating Employer, the Adopting Employer has the right, but not the duty, to establish a new qualified retirement plan for the benefit of the Participants of such former Participating Employer and to initiate a non- elective transfer to the spin-off plan. The Adopting Employer may, in its sole discretion, appoint either itself or the former Participating Employer as the Adopting Employer and/or Plan Administrator of the spin-off plan. If a spin-off plan is not established, the former Participating Employer has the right, but not the duty, to initiate a non-elective transfer to another qualified retirement plan that the former Participating Employer either maintains or participates in. The former Participating Employer will bear all reasonable costs associated with ceasing participation in the Plan.

SECTION EIGHT: TRUSTEE AND CUSTODIAN

8.1	FINANCIAL ORGANIZATION AS CUSTODIAN

This Plan Section 8.01 applies when the Adopting Employer, by execution of the Adoption Agreement, appoints the entity named therein as Custodian for the Plan, and the entity accepts such appointment, all subject to the terms of the Basic Plan Document. The Adopting Employer represents and warrants to the entity that it has all requisite right, power, and authority and has taken all required actions necessary under the Plan and applicable law to designate the financial organization as Custodian of the Plan pursuant to the terms of the Basic Plan Document. The Employer, Plan Administrator, any Trustee, any other Investment Fiduciary, and the Custodian so appointed will be bound by all the terms of this Basic Plan Document and Adoption Agreement. Notwithstanding any provision hereof regarding the responsibilities of or granting powers to the Custodian, the Custodian will serve as a nondiscretionary, directed Custodian of the Fund, will have no discretionary authority with respect to the management or administration of the Plan or the Fund, and will act only as directed by the entity or individual who has such authority.

A.

Responsibilities of the Custodian – The Custodian’s responsibilities may be further limited by the Plan Trustee(s) and, notwithstanding any provision hereof to the contrary, may also be further limited by the terms of a separate agreement between the Custodian and the Adopting Employer. Subject to the previous sentence, the responsibilities of the Custodian will be limited to the following.

1.

To receive Plan contributions and to hold, invest and reinvest, and distribute the Fund as authorized by the Adopting Employer or its designee without distinction between principal and interest; provided, however, that nothing in this Plan will require the Custodian to maintain physical custody of stock certificates (or other indicia of ownership of any type of asset) representing assets within the Fund.

2.

To maintain accurate records of contributions, investments, earnings, receipts, disbursements, withdrawals, and other transactions with respect to the Fund, and all accounts, books, and records relating thereto will be open at all reasonable times to inspection and audit by any person designated by the Employer; provided, however, that the Custodian is given reasonable advance notice of such inspection by the Employer. On direction of the Adopting Employer or Plan Administrator, and if agreed to in writing by the Custodian, the Custodian may provide annual or interim accountings, valuations, or other reports concerning the assets of the custodial account subject to payment of all required additional fees for such reports. The Custodian’s accounting will be at the Custodial Account level rather than the Participant level, and the Custodian will not be responsible for Participant-level record-keeping, reporting, or communication unless it agrees to do so in a separate written agreement with the Adopting Employer or Plan Administrator. The Custodian will also furnish the Adopting Employer with such other information as the Custodian possesses and which is necessary for the Adopting Employer to comply with the reporting requirements of ERISA, as applicable. An accounting will be deemed to have been approved by the Adopting Employer unless the Adopting Employer or Plan Administrator objects to the contents of an accounting within sixty (60) days of its mailing or electronic transmission by the Custodian. Any objections must set forth the specific grounds on which they are based. Upon approval, the Custodian will be forever released from any and all liability with respect to the Account.

3.	To make disbursements from the Fund to Participants or Beneficiaries upon the proper authorization of the Plan Administrator.

4.

To furnish to the Plan Administrator an annual statement that reflects the value of the investments in the custody of the Custodian as of the end of the period and as of any other times as the Custodian and Plan Administrator may agree to in writing, including an agreement regarding the application of additional fees for such additional report.

B.

Powers of the Custodian – Except as otherwise provided in this Plan, and subject to receipt of instructions from the Adopting Employer, Plan Administrator, or Investment Fiduciary, as appropriate, the Custodian will have the power, but, in the absence of proper direction as provided in Plan Section 8.01(A) above, not the duty to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers.

1.

To invest all or a portion of the Fund (including idle cash balances) in time deposits, savings accounts, money market accounts, or similar investments bearing a reasonable rate of interest in the Custodian’s own savings department or the savings department of another financial organization;

2.

To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to pay any assessment or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

3.	To hold securities or other property of the Fund in its own name, in the name of its nominee (as allowed under Department of Labor Regulation section 2550.403a-1(b)), or in bearer form; and

4.

To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

8.2	TRUSTEE

This Plan Section 8.02 applies when either a financial organization has and/or one or more individuals have, indicated in the Adoption Agreement that it will serve as Trustee with respect to all or a portion of the assets of the Fund. The responsibilities and powers of the Trustee may not be expanded except with its prior written consent and, notwithstanding any provision hereof to the contrary, may be further limited by the terms of a separate agreement between the Trustee and the Adopting Employer. Notwithstanding any provision hereof regarding the responsibilities of or granting powers to the Trustee, a Directed Trustee will have no discretionary authority with respect to the management or administration of the Plan or the Fund, and is subject to the proper and lawful directions of the Plan Administrator, who has authority with respect to receipt of the Plan’s assets.

A.	Establishment of the Trust

1.

The Adopting Employer and the Trustee hereby agree to the establishment of a trust consisting of the Fund and the Trustee shall carry out the duties and responsibilities herein specified. The Adopting Employer acknowledges that the Adopting Employer is required to deposit contributions to the Fund that are attributable to Participant payroll deferrals (including loan repayments) as soon as such amounts can be reasonably segregated from the Adopting Employer’s general assets, but no later than the 15th business day of the month following the month in which Participant payroll deferrals were withheld from the employees’ paychecks.

2.

The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 8.02(G)(2), no assets of the Plan shall inure to the benefit of the Employer.

3.

The Trustee shall pay benefits and expenses from the Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

B.	Investment of the Fund

1.

The Investment Fiduciary shall have the exclusive authority and discretion to select the permissible investment funds (“Permissible Investment Funds”) available for investment under the Plan. In making such selections, the Investment Fiduciary shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Investment Fiduciary shall notify the Trustee in writing of the selection of the Permissible Investment Funds currently available for investment under the plan, and any changes thereto, in a form and manner acceptable to the Trustee.

2.

Unless otherwise designated by the Employer in the Adoption Agreement, each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Permissible Investment Funds. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investments of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Investment Fiduciary or by Participants in accordance with the Plan Administrator’s approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto.

3.

Notwithstanding Section 7.22(A) of the Plan, to the extent so designated by the Employer in the Adoption Agreement, the Trustee shall invest amounts allocated to the separate accounts of Participants under the Plan as directed by the Investment Fiduciary or other fiduciary of the Plan (including any investment manager as described in ERISA Section 3(38)) identified by the Employer. In making any investments of the assets of the Fund, the Trustee shall be fully entitled to rely on such direction properly furnished to it by the Investment Fiduciary or other appointed fiduciary and shall be under no duty to make any inquiry or investigation with respect thereto.

4.

The Plan or Investment Fiduciary may designate a default fund under the Plan in which the Trustee shall deposit contributions to the Fund on behalf of Participants who have been identified by the Plan Administrator as having not specified investment choices under the Plan. If the Trustee receives any asset that is not accompanied by instruction directing its investment, the Trustee shall immediately notify the Plan Administrator of that fact, and the Trustee may, in its discretion, return or hold all or a portion of the received asset outside of the Fund without liability for loss of income or appreciation pending receipt of proper investment directions. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Fund.

5.

Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside the jurisdiction of the district courts of the United States.

C.

Powers of the Trustee – Subject to other provisions of Plan Sections 8.02(B) above, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Fund as directed by the appropriate Plan fiduciary:

1.

to invest and reinvest all or a part of the Fund in accordance with Participant’s investment directions in any available Permissible Investment Funds selected by the Investment Fiduciary without restrictions to investments authorized for fiduciaries, including without limitation on the amount that may be invested therein, any common, collective or commingled trust fund. Any investment in and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts that meets the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Plan Section 8.02 and the trust created hereunder;

2.

to dispose of all or any part of the investments, securities, or other property that may from time to time or at any time constitute the Fund, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

3.

to hold that portion of the Fund as the Trustee may deem necessary for ordinary administration, the transfer of assets to another trust or fiduciary, pending investment instructions, and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits that bear no interest or a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or otherwise is a Fiduciary of the Plan, subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit);

4.

to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investments unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

5.	except as provided further in Plan Section 8.02(E) hereof with respect to shares of Qualifying Employer Securities that are held by the Fund, to

a.

vote in person or by proxy with respect to all mutual fund shares that are held by the Plan (except for mutual fund shares acquired by a Participant or Beneficiary through an individual brokerage account option that is an investment alternative under the Plan) solely in accordance with directions furnished to it by the Investment Fiduciary, and

b.

to vote in person or by proxy with respect to all other securities (including all investments held through an individual brokerage account option) credited to a Participant’s separate accounts under the Plan solely in accordance with directions furnished to it by the Participant;

6.

to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of his instrument;

7.

upon the written direction of the Plan Administrator; to make loans from the Fund to Participants in amounts, and on terms, approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Plan Administrator shall have the responsibility for collection of all loan repayments required to be made under the Plan and for furnishing the Trustee with copies all promissory notes evidencing such loans;

8.

to pay from the Fund all taxes imposed or levied with respect to the Fund on any part thereof under existing or future laws, and, if directed by the Plan Administrator, to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.

9.

to purchase or subscribe for securities or other property and to retain them in trust; to sell any such property at any time held by it for cash or other consideration at such time or times and on such terms and conditions as may be deemed appropriate; to exchange such property and to grant options for the purchase or exchange thereof, and to convey, partition, or otherwise dispose of, with or without covenants, including covenants of warranty of title, any securities or other property free of all trusts; to charge the trust for the cost of all securities purchased or received against a payment and to credit the trust with the proceeds received from the securities sold or delivered against payment. For any trades not settled immediately upon placement, the Trustee shall have the right to sell securities from the trust in a reasonably prudent fashion sufficient to recover any funds advanced;

10.

to oppose, or consent to and participate in, any plan of reorganization, consolidation, merger, combination, or other similar plan; to oppose or to consent to any contract, lease, mortgage, purchase, sale, or other action by any corporation pursuant to such plan, and to accept and retain any securities or other property issued under any such plan; to deposit any such property with any protective, reorganization or other similar Plan Administrator; to delegate discretionary power thereto and to pay and agree to pay part of its expenses and compensation and any assessments levied with respect to any such securities or other property so deposited;

11.	to exercise all conversion and subscription rights pertaining to any securities or other property;

12.	to collect and receive any and all moneys, securities, or other property of whatsoever kind or nature due or owing or belonging to the Fund and to give full discharge and acquittance therefore;

13.

to settle, compromise, or submit to arbitration, any claims, debts, or damages due or owing to or from the Fund; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Fund so requires, and to represent the Fund in all suits or legal proceedings in any court of law or equity or before any other body or tribunal and to charge against the Fund all reasonable expenses and attorney’s fees in connection therewith;

14.

to invest and reinvest all or a portion of the Fund pursuant to an agreement between the Adopting Employer and the Trustee establishing a special designated “pooled investment fund” primarily for the purpose of valuing certain trust assets held by the Trustee in a fiduciary capacity;

15.

to exercise or dispose of any right it may have as the holder of any security, to convert the same into another security, to acquire any additional security or securities, to make any payments, to exchange any security, or to do any other act with reference thereto;

16.	to exchange any property for other property upon such terms and conditions as the Trustee may deem proper, and to give or receive money to effect equality in price;

17.

to deposit any security with any protective or reorganization committee, to delegate to that committee such power and authority as the Trustee may deem proper, and to agree to pay out of the Fund that portion of the expenses and compensation of that committee as the Trustee may deem proper; and

18.

generally to do all such acts, execute all such instruments, initiate such proceedings, and exercise all such rights and privileges with relation to property constituting the Fund as if the Trustee were the absolute owner thereof, and, to the extent not inconsistent with the express provisions hereof, the enumeration of any power herein shall not be by way of limitation, but shall be cumulative and construed as full and complete power in favor of the Trustee. In addition to the authority specifically herein granted, the Trustee shall have such power to do all acts as may be deemed necessary for full and complete management of the Fund and appropriate to carry out the purposes of the Fund, and shall further have all powers and authorities conferred on trustees by the laws of the Trustee’s domiciliary state.

D.	Duties and Responsibilities of the Trustee

1.

This Trustee, the Employer, the Plan Administrator and the Investment Fiduciary shall each discharge their assigned duties and responsibilities under the Agreement and the Plan solely in the interest of Participants and their Beneficiaries in the following manner;

a.	for exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

b.

with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

c.	by diversifying the available investments under the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

d.	in accordance with the provisions of the Plan and this Plan Section 8.02 insofar as they are consistent with the provisions of ERISA.

2.

The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Plan Administrator and the Trustee. All such accounts, books and records containing Plan information shall be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

3.

Within 120 days after the end of each Plan year or within 120 days after its removal or resignation, the Trustee shall file with the Plan Administrator a written account of the administration of the Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Plan Administrator, neither the Employer nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator.

4.

The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

5.

The Trustee shall not be responsible for the collection of any Employer Contributions to the Plan. The Plan Administrator will be the fiduciary responsible for the collection and deposit of Employer Contributions except to the extent that the Adopting Employer has appointed another person to act as the fiduciary responsible for the collection of Employer Contributions and such other person has accepted such appointment.

6.

Unless resulting from the Trustee’s negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Plan or ERISA, the Employer shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney’s fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Plan Section 8.02. The provisions of this Plan section 8.02(D)(6) will survive termination or amendment of the Plan.

E.	Voting and Other Rights of Qualifying Employer Securities

1.

Each Participant and Beneficiary of a deceased Participant (solely for purposes of this Section 8.02 (E), each a “Participant” and collectively, the “Participants”) shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights that a shareholder of record has with respect to shares (and fractional shares) of Qualifying Employer Securities that have been allocated to the Participant’s separate account including, but not limited to, the right to sell or retain shares in a public or private tender offer.

2.

All shares (and fractional shares) of Qualifying Employer Securities for which the Trustee has not received timely Participant directions shall be voted or exercised by the Trustee in the same proportion as the shares (and fractional shares) of Qualifying Employer Securities for which the Trustee received timely Participant directions, except in the case where to so would be inconsistent with the provisions of Title I of ERISA. All reasonable efforts will be made to inform each Participant that shares of Employer Stock for which the Trustee does not receive Participant direction will be voted pro rata in proportion to the shares for which the Trustee has received timely Participant direction.

3.

Notwithstanding any other provision of this Plan to the contrary, in the event of a tender offer for Qualifying Employer Securities, the Trustee shall interpret a Participant’s failure to timely provide instructions as a direction not to tender the shares of Qualifying Employer Securities allocated to the Participant’s separate account and, therefore, the Trustee shall not tender any shares (or fractional shares) of Qualifying Employer Securities for which it does not receive timely directions to tender such shares (or fractional shares) from Participants, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. Furthermore, tender offer materials provided to Participants will inform Participants that the Trustee will interpret a Participant’s silence as a direction not to tender the Participant’s shares of Qualifying Employer Securities.

4.

Each Participant exercising his authority under this Article shall be considered a named fiduciary of the Plan within the meaning of ERISA Section 402(a)(2) with respect to the voting directions or response to an offer provided by the Participant (including in the case where a Participant’s silence is treated by the Trustee as a direction not to tender as provided under Plan Section 8.02(E)(3) hereof).

5.

Information relating to the purchase, holding and sale of securities and the exercise of voting, tender and other similar rights with respect to Qualifying Employer Securities by Participants shall be maintained in accordance with procedures that are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or State laws not preempted by ERISA. The Trustee shall be the fiduciary who is responsible for ensuring that such procedures are sufficient to safeguard the confidentiality of the information described above, and that such procedures are followed.

6.	Notwithstanding any provision contained in the Plan to the contrary, this Plan Section 8.02(E) shall govern the procedures to be followed in connection with the voting of Qualifying Employer Securities held by the Plan and the disposition of Qualifying Employer Securities pursuant to any tender or exchange offer thereof. In the event of any conflict or inconsistency between the provisions of the Plan Section 8.02(E) and any other provisions of the Plan, the provisions of this Section 8.02 (E) shall control.

F.	Appointment of Investment Managers

1.

Subject to Plan Section 7.22(D), the Investment Fiduciary may appoint one or more investment managers with respect to some or all of the assets of the Fund as contemplated by ERISA Section 402(c)(3). Any such investment manager shall acknowledge to the Investment Fiduciary in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Fund. The Investment Fiduciary shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Investment Fiduciary and the investment manager. By notifying the Trustee of the appointment of the investment manager, the Investment Fiduciary shall be deemed to certify that such investment manager meets the requirements of ERISA Section 3(38). The authority of the investment manager shall continue until the Investment Fiduciary terminates the appointment or the investment manager has resigned.

2.

The assets with respect to which the Investment Fiduciary has appointed a particular investment manager will be segregated in a separate account for the investment manager (the “Separate Account”) and the investment manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account, subject to Section 7.22(D). The investment manager will be the fiduciary responsible for selecting, negotiating, placing of all investments (including the execution of any instruments associated therewith, including subscription agreements and investment contracts). The investment manager shall value all investments held under the Separate Account on every business day and promptly inform the Trustee of such valuations, including, in the case of investment contracts and similar fixed principal investments, determining whether an such investment should be carried on the Fund’s books at a value other than contract value, and the Trustee is entitled to rely on all such valuations.

3.

The investment manager shall be responsible for making any proxy voting or tender offer decisions, and exercising any other rights, with respect to securities and other investments held in the Separate Account and the investment manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers.

4.

The Trustee shall not be liable for the acts or omissions of an investment manager and shall not have any liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment Manager, it being the intention of the parties that the Trustee shall have the full protection of ERISA Section 405(d). In addition, the Trustee will not be liable for any actions (including refraining to take actions) that it takes in accordance with the directions of a terminated or resigning investment manager before it has received written notice from the Investment Fiduciary of the termination or resignation of such investment manager and has had a reasonable time to act on such notice.

G.	Prohibition of Diversion

1.

Except as provided in Plan Section 8.02(G)(2), at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan may any part of the corpus or income of the Fund be used for, or diverted to, purposes other than of the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

2.	The provisions of Plan Section 8.02(G)(1) notwithstanding, contributions made by the Employer under the Plan may be returned to the Employer under the following conditions:

a.	If a contribution is made by mistake of fact, such contributions may be returned to the Employer within one year of the payment of such contribution;

b.

Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for such contribution, it may be returned to the Employer within one year after the disallowance of the deduction. Contributions that are not deductible in the taxable year in which made but that are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

c.

Contributions to the Plan are specifically conditioned on initial qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification may be returned to the Employer within one year after the date of denial of qualification, but only if the application for the qualification is made by the time prescribed by law for filing the employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

H.	Communication With Plan Administrator and Adopting Employer

1.

Whenever the Trustee is permitted or required to act upon the directions or instructions of the Plan Administrator, Investment Fiduciary, or other authorized person (for purposes of this Section 8.02(H), the “Directing Fiduciary”), the Trustee shall be entitled to act upon any written , or electronic communication (signed or unsigned) reasonably believed to be sent by any person or agent designated to act as or on behalf of the Directing Fiduciary. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Adopting Employer or Directing Fiduciary, and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person’s or agent’s instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

2.

The Adopting Employer shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Directing Fiduciary. After such notification, the Trustee shall be fully protected in action upon the directions of, or dealing with, any person designated to act as or on behalf of the Directing Fiduciary until it receives written notice to the contrary and has had a reasonable amount of time to act on such notice. The Trustee shall have no duty to inquire into the qualification of any person designated to act as or on behalf of a Directing Fiduciary.

I.	Trustee’s Compensation

1.

The Trustee is entitled to reasonable compensation for its services as may be agreed upon by the Trustee and the Adopting Employer. The Trustee shall also be entitled to reimbursement for all expenses properly and actually incurred on behalf of the Fund. Such compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Employer.

2.

The Trustee agrees that it is bound by and will observe and perform all obligations required of it under the fee disclosure rules contained in ERISA section 408(b)(2), and the regulations thereunder, as may be amended. Adopting Employer acknowledges that in advance of the execution of the Adoption Agreement for this Plan, a responsible Plan fiduciary has received and agrees to such disclosure information with respect to services and fees of the Trustee and its affiliates including, but not limited to, such disclosures regarding float income and trade processing and reconciliation.

J.	Resignation and Removal of Trustee

1.	The Trustee may resign at any time by written notice to the Adopting Employer, which resignation shall be effective 30 days after delivery unless prior thereto a successor trustee has been appointed.

2.	The Trustee may be removed by the Adopting Employer at any time upon 30 days’ written notice to the Trustee; such notice, however, may be waived by the Trustee.

3.

The appointment of a successor trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Adopting Employer appointing such successor trustee, and an acceptance in writing of the office of successor trustee hereunder executed by the successor so appointed. Any successor trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee so appointed with the same force and effect as if such successor trustee had been originally named herein as the Trustee hereunder. If within 30 days after notice of resignation has been given under the provisions of this Article, a successor trustee has not been appointed, the resigning Trustee or the Adopting Employer may apply to any court of competent jurisdiction for the appointment of a successor trustee.

4.

Upon the appointment of a successor trustee, the resigning or removed Trustee shall transfer and deliver the Fund to such successor trustee after reserving such reasonable amount as it deems necessary to provide for its expenses in the settlement of the account, the amount of any compensation due to it, and any sums chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee is entitled to reimbursement for any deficiency from the successor trustee and the Employer who shall be jointly and severally liable therefore.

K.	Amendment and Termination of the Trust and Plan

1.

The Adopting Employer may, by delivery to the Trustee of an instrument in writing, terminate or partially terminate this Agreement at any time. The Adopting Employer and the Trustee may amend this Agreement at any time. Any amendment must be in writing and signed by the authorized representatives of the Adopting Employer and the Trustee, and provided further that no amendment may divert any part of the Fund to any purpose other than providing benefits to Participants and their Beneficiaries or defraying reasonable expenses of administering the Plan.

2.

If the Plan is terminated, in whole or in part, or if the Employer permanently discontinues its contributions to the Plan, the Trustee shall distribute the Fund or any part thereof in such manner and at such times as the Plan Administrator shall direct in writing. In the absence of receipt of such written directions after the effective date of such termination, the Trustee may distribute the Fund in accordance with the provisions of the Plan.

8.3	NO OBLIGATION TO QUESTION DATA

The Employer shall furnish the Trustee (or Custodian, if applicable) and Plan Administrator the information that each party deems necessary for the administration of the Plan including, but not limited to, changes in a Participant’s status, eligibility, mailing addresses and other such data as may be required. The Trustee (or Custodian, if applicable) and Plan Administrator will be entitled to act on such information as is supplied to them and will have no duty or responsibility to further verify or question such information.

8.4	DEGREE OF CARE – LIMITATIONS OF LIABILITY

The Trustee (or Custodian, if applicable) will be under no duty to take any action other than its express responsibilities under this Plan. Any instructions hereunder may be delivered to the Trustee (or Custodian, if applicable) directly by the responsible party or by other mutually agreed upon parties. The Trustee (or Custodian, if applicable) will not be liable for any action taken or omitted by it in good faith in reliance upon any instructions received hereunder or any other notice, request, consent, certificate, or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. A Directed Trustee (or Custodian, if applicable) will have no duty to inquire into the purpose or propriety of any order, instruction, or other communication received hereunder and may conclusively presume that any such order, instruction, or other communication is accurate and complete. The Trustee (or Custodian, if applicable) will not be responsible for determining that all instructions provided to the Trustee (or Custodian, if applicable) are being given by the appropriate party and are in proper form under the provisions of the Plan and applicable law. The Trustee (or Custodian, if applicable) may conclusively presume that any instructions received have been duly authorized by the Employer, Investment Fiduciary, Plan Administrator, Trustee, or Participant, as applicable, pursuant to the terms of the Plan and applicable law.

The Trustee (or Custodian, if applicable) will not be responsible for the validity or effect or the qualification under the Code of the Plan or Fund. The Trustee (or Custodian, if applicable) will not be required to take any action upon receipt of any notice from the IRS or other taxing authority (unless such notice relates to the performance of the Trustee (or Custodian, if applicable) responsibilities in Plan Sections 8.01(A) or 8.02(A)) except to promptly forward a copy thereof to the Adopting Employer or Plan Administrator. Further, it is specifically understood that the Trustee (or Custodian, if applicable) will have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or Beneficiary will be entitled to receive hereunder or its date or method of payment, whether a distribution to Participant or Beneficiary is appropriate under the terms of the Plan, the size and type of any policy to be purchased from any insurer for any Participant or Beneficiary hereunder, or any other similar matters, it being understood that all such responsibilities under the Plan are vested in the Plan Administrator.

8.5	MISCELLANEOUS

A.

Governing Law – Plan Sections 8.01 and 8.02 will be construed and enforced, to the extent possible, according to the laws of the State in which the Custodian or Trustee maintains its principal place of business, without regard to its provisions concerning conflicts of law that would permit the application of the laws of another jurisdiction, to the extent not preempted by federal laws, regulations, or rules that may from time to time be applicable.

B.

Necessary Parties – To the extent permitted by law, only the Adopting Employer and the Trustee (or Custodian, if applicable) will be necessary parties in any application to the courts for an interpretation of Plan Sections 8.01 or 8.02 or for an accounting by the Trustee (or Custodian, if applicable), and no other Plan Fiduciary, Participant, Beneficiary, or other person having an interest in the Fund will be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding will, to the extent permitted by law, be conclusive upon all persons claiming in Plan Sections 8.01 or 8.02.

C.

Force Majeure – The Trustee (or Custodian, if applicable) will not be responsible or liable for the failure or delay in performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, such as an act of God or any mechanical, electronic, or communications failure.

D.	Agents - In performing its obligations under this Plan, the Trustee (or Custodian, if applicable) will be entitled to employ suitable agents, counsel, sub custodians, and other service providers.

SECTION NINE: ADOPTING EMPLOYER SIGNATURE

Adoption Agreement Section Nine must contain the signature of an authorized representative of the Adopting Employer evidencing the Employer’s agreement to be bound by the terms of the Basic Plan Document, Adoption Agreement, and, if applicable, separate trust or custodial agreement.